UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Great Plains Energy Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GREAT PLAINS ENERGY INCORPORATED
ONE KANSAS CITY PLACE
1200 MAIN STREET
KANSAS CITY, MISSOURI 64105
March 24, 2016
Dear Shareholder:
We are pleased to invite you to the Annual Meeting of Shareholders of Great Plains Energy Incorporated. The meeting will be held at 10:00 a.m. (Central Daylight Time) on Tuesday, May 3, 2016, at Great Plains Energy Incorporated, One Kansas City Place, 1200 Main Street, Kansas City, Missouri 64105.
At this meeting, you will be asked to:
1.    Elect the Company’s nine nominees named in the attached proxy statement as directors;

2.	Vote on an advisory resolution approving the 2015 compensation of our named executive officers as disclosed in the attached proxy statement;

3.	Approve our amended Long-Term Incentive Plan;

4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016; and

5.	Transact any other business as may properly come before the meeting or any adjournments or postponements thereof.
The attached Notice of Annual Meeting and proxy statement describe the business to be transacted at the meeting. Please review these materials and vote your shares.
We hope you will be able to attend the meeting. Registration and refreshments will be available starting at 9:00 a.m. Shareholders with special assistance needs should contact the Corporate Secretary, Great Plains Energy Incorporated, One Kansas City Place, 1200 Main Street, Kansas City, Missouri 64105, no later than Friday, April 22, 2016.
Your vote is important. I encourage you to complete, sign, date and return your proxy card or use telephone or internet voting prior to the annual meeting so that your shares will be represented and voted at the meeting even if you cannot attend.

Sincerely,

Terry Bassham Chairman of the Board, President and Chief Executive Officer

i

Great Plains Energy Incorporated

1200 Main Street
Kansas City, Missouri 64105

Baltimore
11th Street
Broadway
Baltimore
Main
Walnut
Grand
McGee
12th Street
One Kansas City Place
1200 Main
first floor lobby
N
13th Street
Sprint Center
14th Street

LEGEND

One-way East
One-way West
Two-way North & South

*Complimentary parking is available in the parking garage entering from Baltimore as indicated by the * on the map.*

ii

iii

GREAT PLAINS ENERGY INCORPORATED
One Kansas City Place
1200 Main Street
Kansas City, Missouri 64105
________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 3, 2016
Time:	10:00 a.m. (Central Daylight Time)
Place:	Great Plains Energy Incorporated One Kansas City Place 1200 Main Street Kansas City, Missouri 64105
PROXY STATEMENT
This proxy statement, accompanying proxy card and our 2015 Annual Report are being mailed, beginning on or about March 24, 2016, to holders of our common stock for the solicitation of proxies by our Board of Directors (“Board”) for the 2016 Annual Meeting of Shareholders (“Annual Meeting”). Shareholders of record at the close of business on February 23, 2016 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The Board encourages you to read this document carefully and take this opportunity to vote on the matters to be decided at the Annual Meeting.
In this proxy statement, we refer to Great Plains Energy Incorporated as “we,” “us,” “our,” “Company,” or “Great Plains Energy,” unless the context clearly indicates otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 3, 2016:
This proxy statement and our 2015 Annual Report are available at https://materials.proxyvote.com/391164

ABOUT THE MEETING
What is a proxy? What is a proxy statement?
A proxy is another person that you legally designate to vote your common stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. A proxy statement is a document that Securities and Exchange Commission (“SEC”) regulations require that we make available to you when we ask you to vote your stock at the Annual Meeting.
Why did you provide me this proxy statement?
We provided you this proxy statement because you were a holder of our common stock as of the close of business on February 23, 2016 (the “Record Date”), and our Board is soliciting your proxy to vote at the Annual Meeting. As permitted by SEC rules, we have mailed to many of our registered and beneficial shareholders a notice regarding the availability of proxy materials (the “Notice”) and elected to provide these shareholders access to this proxy statement and our 2015 Annual Report to Shareholders electronically via the internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail, unless you request a printed copy. The Notice explains how to access via the internet the proxy statement and 2015 Annual Report to Shareholders, and how to vote over the internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice. In the future, we may elect to expand electronic delivery and provide all shareholders a Notice rather than incurring the expense of printing and delivering copies of the materials to those who do not request them.
For information on how to receive electronic delivery of annual shareholder reports, proxy statements and proxy cards, please see “Can I elect electronic delivery of annual shareholder reports, proxy statements and proxy cards?” on page 7.
What will I be voting on?
At the Annual Meeting, you will be voting on:

•	The election of the nine nominees named in this proxy statement as directors;

•	An advisory (non-binding) resolution approving the 2015 compensation of our named executive officers as disclosed in the proxy statement (a “say on pay resolution”);

•	Approval of our amended Long-Term Incentive Plan (the “LTIP”); and

•	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for 2016.
How does the Board recommend that I vote on these matters?
The Board recommends that you vote FOR each director nominee, FOR the say on pay resolution, FOR the amended Long-Term Incentive Plan, and FOR the ratification of the appointment of Deloitte & Touche.
Who is entitled to vote on these matters?
You are entitled to vote if you owned our common stock as of the close of business on the Record Date. On that day, approximately 154,415,292 shares of our common stock were outstanding and eligible to be voted. Shares of stock held by the Company in its treasury account are not considered to be outstanding, and will not be considered present or voted at the Annual Meeting. At the Annual Meeting, you are entitled to one vote for each share of common stock owned by you at the close of business on the Record Date.

Business cannot be conducted at the Annual Meeting unless a quorum is present. In order to have a quorum, a majority of the shares of common stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If there are not sufficient votes represented at the Annual Meeting in person or by proxy to constitute a quorum for approval of any matters to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present.
Is cumulative voting allowed?
Cumulative voting is allowed only with respect to the election of our directors. This means that you have a total vote equal to the number of shares you own, multiplied by the number of directors to be elected. Your votes for directors may be divided equally among all of the director nominees, or you may vote for one or more of the nominees in equal or unequal amounts. You may also withhold your votes for one or more of the nominees. If you withhold your votes, these withheld votes will be distributed equally among the remaining director nominees. To exercise your cumulative voting rights, you must call 1-800-690-6903, or vote in person at the Annual Meeting.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s stock transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”
How many votes are needed to elect the director nominees?
The nine director nominees receiving the highest number of FOR votes will be elected. However, pursuant to our Corporate Governance Guidelines, in any uncontested director election, any director nominee who receives a greater number of withheld votes than “FOR” votes will be required to promptly tender his or her resignation for consideration by the Board. Within 90 days after certification of the election results, the Board will decide, through a process managed by the Governance Committee and excluding the nominee in question, whether to accept the resignation. Aside from this resignation requirement, withholding authority to vote for some or all of the director nominees will have no effect on the election of directors. Your broker is not permitted to vote your shares on this matter if no instructions are received from you. Please see “Will my shares held in street name be voted if I don’t provide instructions?” on page 7.
How many votes are needed to approve the say on pay resolution?
The say on pay resolution is advisory and is not binding on the Company, the Board or the Compensation and Development Committee. The Compensation and Development Committee will, however, consider the outcome of the vote on this resolution when making future executive compensation decisions. The affirmative vote of the holders of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve (on a non-binding advisory basis) the say on pay resolution. Abstentions will have the same effect as votes against the proposal. Your broker is not entitled to vote your shares on this matter if no instructions are received from you. Please see “Will my shares held in street name be voted if I don’t provide instructions?” on page 7.

How many votes are needed to approve the amendments to the LTIP?
The majority of outstanding shares must be voted on this proposal, and a majority of the shares voted must be FOR the proposal. Under New York Stock Exchange (“NYSE”) rules, for purposes of the approval of the amendments to the LTIP, abstentions are treated as votes cast. Therefore, abstentions will have the effect of a vote against this proposal. Your broker is not entitled to vote your shares on this matter if no instructions are received from you. Please see “Will my shares held in street name be voted if I don’t provide instructions?” on page 7.
How many votes are needed to ratify the appointment of Deloitte & Touche?
Ratification requires the affirmative vote of the holders of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as votes against ratification. Shareholder ratification of the appointment is not required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment, our Audit Committee will reconsider the appointment. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company. Your broker is entitled to vote your shares on this matter if no instructions are received from you. Please see “Will my shares held in street name be voted if I don’t provide instructions?” on page 7.
Who is allowed to attend the Annual Meeting?
If you own our shares as of the Record Date, you are welcome to attend our Annual Meeting. You will need to register when you arrive at the meeting. We may also verify your name against our shareholder list. To verify your identity, you will be required to present government-issued photo identification, such as a driver’s license, state identification card or passport. If you own shares in “street name” through a brokerage account or bank or other nominee, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own our shares, it is possible that you will not be admitted to the meeting.
May I ask questions at the Annual Meeting?
Yes. We expect that all of our directors, executive officers, and representatives of Deloitte & Touche will be present at the Annual Meeting. We will answer your questions of general interest at the end of the Annual Meeting. Representatives of Deloitte & Touche will have an opportunity to make a statement if they so desire and are expected to be available to respond to questions. We may impose certain procedural requirements, such as limiting repetitive or follow-up questions, so that more shareholders will have an opportunity to ask questions.
When will next year’s annual meeting be held?
Our current By-laws provide that the annual meeting of shareholders will be held on the first Tuesday of May, which would be on May 2, 2017, unless changed by a resolution of the Board.
Can I bring up matters at an annual meeting other than through the proxy statement?
If you intend to bring up a matter at an annual shareholder meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, our By-laws require you to give us notice at least 60 days, but no more than 90 days, prior to the date of the shareholder meeting. If we give shareholders less than 70 days’ notice of an annual shareholder meeting date, the shareholder’s notice must be received by the Corporate Secretary no later than the close of business on the tenth (10th) day following the earlier of the date of mailing of the notice of the meeting or the date on which public disclosure of the meeting date was made.
For example, as noted under “When will next year’s meeting be held?” above, our 2017 annual meeting is expected to be held on May 2, 2017. As a result, you must deliver notice of a proposal to us no earlier than February 1, 2017 and no later than March 3, 2017 in order to bring it up at the meeting. The notice must contain the information required by our By-laws.
How can I propose someone to be a nominee for election to the Board?
The Governance Committee of the Board will consider candidates for director suggested by shareholders, using the process in the “Director Nominating Process” section on page 8.
Our By-laws require shareholders seeking to make a director nomination to give notice at least 60 days, but not more than 90 days, prior to the date of an annual shareholder meeting. If we give shareholders less than 70 days’ notice of an annual shareholder meeting date, your notice must be received by the Corporate Secretary no later than the close of business on the tenth (10th) day following the earlier of the date of mailing of the notice of the meeting or the date on which public disclosure of the meeting date was made. Your notice must comply with the information requirements in our By-laws relating to shareholder nominations.
As noted under “When will next year’s meeting be held?” above, our 2017 annual meeting is expected to be held on May 2, 2017. As a result, you must deliver your director nomination to us no earlier than February 1, 2017 and no later than March 3, 2017 in order to present the director nominee at the meeting. The director nomination must contain the information required by our By-laws.
How can I submit a proposal to be included in next year’s proxy statement?
To be considered for inclusion in our proxy statement for the 2017 annual meeting, the Company must receive notice of the proposal on or before November 24, 2016. All proposals must comply with the SEC rules regarding eligibility and type of shareholder proposal. Shareholder proposals should be addressed to: Great Plains Energy Incorporated, 1200 Main Street, Kansas City, Missouri 64105, Attention: Corporate Secretary.
ABOUT PROXIES
How can I vote at the Annual Meeting?
You can vote your shares either by casting a ballot during the Annual Meeting or by proxy.
Is Great Plains Energy soliciting proxies for the Annual Meeting?
Yes, our Board is soliciting proxies. We will pay the costs of this solicitation. Proxies may be solicited in person, through the mail, by telephone, facsimile, e-mail or other electronic means by our directors, officers, and employees without additional compensation.
We have retained Morrow & Co. LLC, 470 West Avenue, Stamford, Connecticut 06902 to assist us in the phone solicitation of votes for a fee of $8,500, plus a charge of $6.50 per holder for telephone solicitations (estimated to be $12,000 in the aggregate) and reimbursement of out-of-pocket expenses. We will also reimburse brokers, nominees, and fiduciaries for their costs in sending proxy materials to holders of our shares.

How do I vote by proxy before the Annual Meeting?
We furnished the proxy materials, including the proxy card, to our registered and beneficial shareholders holding more than 500 shares and to shareholders who voted in the last annual meeting, unless the Company was previously notified not to mail proxy materials. These shareholders may also view the proxy materials online at www.proxyvote.com. They may vote their shares by mail, telephone or internet. To vote by mail, these shareholders should simply complete, sign and date the proxy card and return it in the postage-paid envelope provided. To vote by telephone or internet, 24 hours a day, 7 days a week, these shareholders should refer to the proxy card for voting instructions. Please note that shareholders wishing to exercise their right to cumulative voting in the election of Company directors must vote in person at the Annual Meeting or by telephone by calling 1-800-690-6903.
We mailed a Notice regarding the availability of proxy materials to our other shareholders. These shareholders may choose to view the proxy materials online at the www.proxyvote.com website, or receive a paper or e-mail copy. There is no charge for requesting a copy. These shareholders may vote their shares by internet through www.proxyvote.com, or by telephone after accessing this website, or by mail if they request a paper copy of the proxy materials.
This proxy statement and our 2015 Annual Report are publicly available at https://materials.proxyvote.com/391164.
If your shares are registered in the name of your broker or other nominee, you should vote your shares using the method directed by your broker or other nominee.
What if I don’t specify a choice for a matter when returning a proxy?
Properly signed proxies received by the Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy is returned without shareholder directions, the shares will be voted as recommended by the Board.
What shares are included on the proxy card?
The proxy card represents all the shares registered to you, including all shares held in your Great Plains Energy Dividend Reinvestment and Direct Stock Purchase Plan (“DRIP”) and Great Plains Energy 401(k) Savings Plan (the “401(k) Plan”) accounts, as of the close of business on the Record Date.
Can I change my vote or revoke my proxy?
You may revoke your proxy at any time before the close of voting by:

•	written notice to the Corporate Secretary;

•	submission of a proxy bearing a later date; or

•	casting a ballot at the Annual Meeting.
If your shares are held in street name, you must contact your broker or other nominee to revoke your proxy. If you would like to vote in person, and your shares are held in street name, you should contact your broker or other nominee to obtain a broker’s proxy card and bring it, together with proper identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.
I have Company shares registered in my name, and also have Company shares in a brokerage account or in street name. How do I vote these shares?
Any shares that you own in street name are not included in the total number of shares that are listed on your proxy card. Your broker or other nominee will send you directions on how to vote those shares.

Will my shares held in street name be voted if I don’t provide instructions?
The current NYSE rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of Deloitte & Touche, assuming that no contest arises, is considered a “routine” matter on which your broker can vote your shares without your instructions. The proposals relating to the election of directors, the say on pay resolution, and the amendments to the LTIP are not “routine” proposals; therefore, if you do not instruct your broker how to vote with respect to these proposals, your shares will not be voted on these proposals, which is referred to as “broker non-votes.” Broker non-votes will have no effect on the results of the vote on the election of directors, the say on pay resolution, or the amendments to the LTIP.
Is my vote confidential?
We have a policy of voting confidentiality. Your vote will not be disclosed to the Board or our management, except as may be required by law and in other limited circumstances.
ABOUT HOUSEHOLDING
Are you “householding” for your shareholders with the same address?
Yes. Shareholders who receive printed copies of proxy materials and share the same last name and household mailing address with multiple accounts will receive a single copy of our proxy materials (annual report and proxy statement or other information statement) that we send unless we are instructed otherwise. Each such registered shareholder will continue to receive a separate proxy card. Any shareholder who would like to receive separate copies of our proxy materials may call or write us at the address below, and we will promptly deliver them. If you received multiple copies of the shareholder documents and would like to receive combined mailings in the future, please call or write us at the address below. Shareholders who hold their shares in street name should contact their broker or other nominee regarding combined mailings.

Great Plains Energy Incorporated Investor Relations P.O. Box 418679 Kansas City, MO 64141-9679 1-800-245-5275
Can I elect electronic delivery of annual shareholder reports, proxy statements and proxy cards?
Yes. You can elect to receive future annual shareholder reports, proxy statements and proxy cards electronically via the internet. To sign up for electronic delivery, please follow the instructions on the proxy card or the Notice of Internet Availability to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
ELECTION OF DIRECTORS
Item 1 on the Proxy Card
The nine nominees named below have been recommended to the Board by the Governance Committee and nominated by the Board to serve as directors until the next annual meeting of shareholders and until their successors are elected and qualified. Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the director nominees should become unavailable to serve at the time of the Annual Meeting, shares represented by proxy may be voted for the election of a nominee to be designated by the Board. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors.

Proxies cannot be voted for more than nine nominees.
Nominees for Directors
The following persons are nominees for election to our Board:

Terry Bassham	Thomas D. Hyde
David L. Bodde	James A. Mitchell
Randall C. Ferguson, Jr.	Ann D. Murtlow
Gary D. Forsee	John J. Sherman
Scott D. Grimes
The Board of Directors unanimously recommends a vote FOR each of the nine listed nominees.
Director Nominating Process
The Governance Committee administers the process of identifying potential director nominees, and evaluates and recommends director nominees to the Board. The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated or otherwise arise, the Governance Committee considers various potential candidates for nomination to the Board.
The Governance Committee takes into account a number of factors when considering director nominees, as described in our Corporate Governance Guidelines. Director nominees identified by shareholders will be evaluated in the same way as nominees identified by the Governance Committee. Director nominees are selected based on their practical wisdom, mature judgment, the diversity of their backgrounds, their financial acumen and business experience, as well as such nominee’s ability to meet the independence requirements of the NYSE listing standards and the Corporate Governance Guidelines. Nominees should possess the highest levels of personal and professional ethics, integrity, and values and be committed to representing the interests of shareholders. Under our Corporate Governance Guidelines, the Governance Committee may also consider in its assessment the Board’s diversity in its broadest sense, reflecting geography, age, gender, and ethnicity, as well as other appropriate factors such as the competency categories described in the “Director Nominee Qualifications” section below. Although the Board has not established a formal diversity policy to be used to identify director nominees, the Governance Committee and the Board believe that a diverse group of directors is desirable to expand the Board’s collective knowledge and expertise, as well as to evaluate management and positively influence the Company’s performance. Shareholders who wish to identify director nominees for consideration by the Governance Committee should write to our Governance Committee at the address provided in “Board Policy Regarding Communications” on page 20. Shareholders may also nominate directors. See “How can I propose someone to be a nominee for election to the Board” on page 5. All submissions should comply with the information requirements set forth in our By-laws.
Annual Self-Evaluations
The Board conducts annual self-evaluations to determine whether the Board and its committees are functioning effectively. As part of this process, written Board and committee self-assessment surveys are completed by all Board and committee members. The Chair of the Governance Committee also solicits input from Board members regarding each individual Board member’s effectiveness. Each Board committee receives and discusses the results of its self-evaluation, and the Governance Committee receives and discusses the results of the Board and all committee self-evaluations. The results are also discussed with the full Board. The Board believes that the effectiveness of Board diversity is appropriately considered through the overall evaluation of Board and committee effectiveness.

Director Nominee Qualifications
The Board oversees the shareholders’ interests in the long-term health and success of the Company’s business, and directs, oversees and monitors the performance of management. The Board believes that its effectiveness in carrying out its responsibilities depends not only upon the particular experience, qualifications, attributes and skills that each director possesses, but also upon their ability to function well as a collegial body and to work collaboratively. The Board combines the unique expertise and diverse perspectives of its members so that the capability of the Board exceeds the sum of the capabilities of the individual members. The Board engages in “constructive dissent” with management in order to ensure that appropriate risk assessment and mitigation plans are in place and oversees the resolution of critical issues as they arise.
The Board’s objective is to have a well-rounded and diverse membership possessing in aggregate the skill sets and core competencies needed at the Board level for the Company to achieve long-term success. The core competencies listed below have been identified as those needed to deliver sustainable long-term shareholder and customer value.
In 2015, the Board, under the leadership of the Governance Committee, conducted a formal review of the set of competencies that the Board has used in recent years to evaluate and recommend director nominees. The Board concluded that the set of competencies continues to be appropriate and grouped the competencies into the following interrelated categories:

•
Strategy Development. The Company’s business is focused on its regulated electric utilities. The utility industry in general, and the Company in particular, are subject to extensive and dynamic regulation and operate in a complex and evolving technological environment. The Board monitors and oversees the effective development and execution of the Company’s strategy.

•
Federal and State Regulation and Compliance. The utility industry is subject to stringent compliance and regulatory requirements mandated by numerous federal and state agencies, which add significant complexity to strategy development and execution, risk management, compliance oversight and operations. The Board monitors and oversees the Company’s regulatory and compliance activities.

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Alignment of Company Culture and Compensation and Development. The Company is only as strong as its employees. To create long-term shareholder and customer value, the Company must attract, retain and develop a strong team of people. The Company’s culture and its compensation and development programs are fundamental to achieving this goal. The Board in general, and the Compensation and Development Committee in particular, oversee compensation, develop policies and practices for senior management, and monitor such policies and practices throughout the Company.

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Accounting, Finance and Investment Management. The Company is capital-intensive and access to the financial markets at reasonable cost is critical. The Board in general, and the Audit Committee in particular, monitor and oversee the Company’s investment decisions, liquidity needs, potential sources of capital, budgeting, internal and external auditing, financing plans and financial performance and reporting.

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Operational Oversight. Utility operations are technologically complex, and in many areas require very specialized skill sets. Utilities are increasingly installing integrated communications to support real-time control, information and data exchange as well as to optimize system reliability, asset utilization, and security. The Board monitors and oversees operations and infrastructure expansion projects to ensure safe, reliable and secure generation and delivery of electricity. The Board also focuses special oversight of strategic initiatives taken in response to rapidly changing market and technology opportunities.

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Marketing and End-use Technology Solutions. While the Company’s retail customers currently do not have numerous energy provider alternatives, the industry continues to change, and the ability to offer new value-added products or services will become increasingly challenging. The Board monitors and oversees the Company’s efforts to maintain a sustainable competitive advantage in providing energy products and programs that help customers better control their energy usage.

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Community and Political Relations. The Company’s retail customer service areas are fixed by the state utility commissions, and the health and growth potential of the Company are directly tied to the communities it serves. The Company also is subject to extensive regulatory requirements. The Board monitors and oversees the Company’s actions to strengthen local and regional economic development and to effectively respond to the regulatory and political processes.

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Personal Attributes. The success of the Company depends not only on the preceding expertise-based competencies, but equally on the qualities and attributes of the directors, both individually and as a group. These attributes and qualities include, among others: practical wisdom; mature judgment; the highest level of personal and professional ethics, integrity and values; commitment to representing the interests of shareholders, customers and their communities; critical analysis skills; and the courage to act constructively and independently when sound judgment dictates and/or circumstances require.

Each director nominee provided a self-evaluation against these core competencies, and the Board as a whole evaluated the contribution level of each director, using the categories of “exert thought leadership,” “contributor” and “interested questioner.” Each director was considered to “exert thought leadership” in the Personal Attributes category, as well as in several other categories noted in their individual sections below.
The following summarizes the recent business experience of each nominee for at least the last five years, and the specific experience, qualifications, attributes and skills that led the Board to the conclusion that each nominee should serve as a director in light of the Company’s business and structure. The Board believes that the items noted for each nominee demonstrate the superior leadership, high performance standards, mature judgment, strategic planning capabilities, and the ability to understand and oversee the Company’s strategies, operations and management of the complex issues facing the Company.

Terry Bassham	Director since 2011
Mr. Bassham, 55, is Chairman of the Board (since May 2013), President (since May 2011) and Chief Executive Officer (“CEO”) (since June 2012) of Great Plains Energy, Kansas City Power & Light Company (“KCP&L”) and KCP&L Greater Missouri Operations Company (“GMO”). He served as Chief Operating Officer of Great Plains Energy, KCP&L and GMO (2011-2012). He served as Executive Vice President-Utility Operations of KCP&L and GMO (2010-2011) and Executive Vice President-Finance and Strategic Development and Chief Financial Officer of Great Plains Energy (2005-2010) and of KCP&L and GMO (2009-2010). Mr. Bassham also currently serves on the board of Commerce Bancshares, Inc. (2013-present).

Mr. Bassham holds a Bachelor of Business Administration degree in accounting from the University of Texas-Arlington and a Juris Doctor degree from St. Mary’s University Law School in San Antonio, Texas. Mr. Bassham has extensive regulated public utility experience with over 25 years in the industry. As President and CEO of the Company and the former Chief Operating Officer, he also brings to the Board deep insight and knowledge about the operations and capabilities of the Company. He is considered to “exert thought leadership” in the Strategy Development, Federal and State Regulation and Compliance, Alignment of Company Culture and Compensation and Development, Accounting, Finance and Investment Management, Operational Oversight, and Community and Political Relations competency categories.

David L. Bodde	Director since 1994
Dr. Bodde, 73, is a Professor at Clemson University (since 2004). He previously held the Charles N. Kimball Chair in Technology and Innovation (1996-2004) at the University of Missouri-Kansas City. He is a trustee of Commerce Funds (1994-present). Prior to academic service, he was Vice President of the Midwest Research Institute and President of its subsidiary, MRI Ventures, Inc. Dr. Bodde serves as a member of the Company’s Audit and Compensation and Development Committees. Dr. Bodde is also a director of KCP&L (since 1994) and GMO (since 2008).

Dr. Bodde has Master of Science degrees in nuclear engineering and management from the Massachusetts Institute of Technology, and a Doctor of Business Administration degree from Harvard University. He has extensive experience in research, teaching, writing and consulting on energy policy, electric utility strategy and enterprise risk management, and technology assessment. His current work focuses on managing the risks of emerging energy technologies, especially related to electric utilities. His latest book, Chance and Intent, concerns managing the risks of innovation and entrepreneurship. His experience as a director provides valuable perspective and institutional knowledge to the Board’s discussions and actions. He is considered to “exert thought leadership” in the Strategy Development, Federal and State Regulation and Compliance, Operational Oversight, and Marketing and End-use Technology Solutions competency categories.

Randall C. Ferguson, Jr.	Director since 2002
Mr. Ferguson, 64, was the Senior Partner for Business Development for Tshibanda & Associates, LLC (2005-2007), a consulting and project management services firm committed to assisting clients to improve operations and achieve long-lasting, measurable results. He previously served as Senior Vice President Business Growth & Member Connections with the Greater Kansas City Chamber of Commerce (2003-2005). Mr. Ferguson serves as a member of the Company’s Audit and Compensation and Development Committees. Mr. Ferguson is also a director of KCP&L (since 2002) and GMO (since 2008).

Mr. Ferguson has extensive and varied senior management leadership experience and accomplishments gained through his 30-year career at IBM and at Tshibanda & Associates. He has broad strategic experience and insight into economic growth and policy through his prior leadership position at the Greater Kansas City Chamber of Commerce. Mr. Ferguson also brings a strong focus on the Company’s community service and diversity activities. He has been recognized for his leadership and community service on numerous occasions, including recognition by The Kansas City Globe as one of Kansas City’s most influential African Americans. He is considered to “exert thought leadership” in the Strategy Development, Federal and State Regulation and Compliance, Alignment of Company Culture and Compensation and Development, Marketing and End-use Technology Solutions, and Community and Political Relations competency categories.

Gary D. Forsee	Director since 2008
Mr. Forsee, 65, was President of the four-campus University of Missouri System (2008-2011). He previously served as Chairman of the Board (2006-2007) and Chief Executive Officer (2005-2007) of Sprint Nextel Corporation, and Chairman of the Board and Chief Executive Officer (2003-2005) of Sprint Corporation. He serves on the boards of Ingersoll-Rand Public Limited Company (2007-present) and DST Systems, Inc. (2015-present). Mr. Forsee serves as the Lead Director of the Board and as a member of the Company’s Audit, Compensation and Development, and Governance Committees. Mr. Forsee is also a director of KCP&L and GMO (since 2008).

Mr. Forsee has extensive and varied senior management leadership experience and accomplishments gained as President of the University of Missouri System and through his more than 35-year telecommunications career at Sprint Nextel, BellSouth Corporation, Global One, AT&T and Southwestern Bell. Mr. Forsee’s experience and insight acquired through managing large technologically complex and rapidly changing companies in dynamic regulatory environments is of particular value to the Company, which is facing similar challenges. He is considered to “exert thought leadership” in the Strategy Development, Alignment of Company Culture and Compensation and Development, Accounting, Finance and Investment Management, Operational Oversight, and Marketing and End-use Technology Solutions competency categories.

Scott D. Grimes	Director since 2014
Mr. Grimes, 53, is Chief Executive Officer and Founder of Cardlytics, Inc. (since 2008), an international technology company that has pioneered card-linked marketing. Mr. Grimes previously served as Senior Vice President and General Manager, Payments (2005-2008) and as Vice President, Strategy (2003-2005) of Capital One Financial Corporation and Principal (2001-2003) at Canaan Partners. Mr. Grimes serves as a member of the Company’s Audit and Governance Committees. Mr. Grimes is also a director of KCP&L and GMO (since 2014).

Mr. Grimes has extensive and varied senior management leadership experience and accomplishments gained as the Chief Executive Officer at Cardlytics, Inc. and a former executive at Capital One. As an entrepreneur and strategist, Mr. Grimes brings deep insight and entrepreneurial focus to the Company’s strategic planning. He is considered to “exert thought leadership” in the Strategy Development, Accounting, Finance and Investment Management, and Marketing and End-use Technology Solutions competency categories.

Thomas D. Hyde	Director since 2011
Mr. Hyde, 67, served as Executive Vice President, Legal, Compliance, Ethics and Corporate Secretary of Wal-Mart Stores, Inc. (“Wal-Mart”), an international retail store operator (2005-2010). Mr. Hyde previously served as Executive Vice President, Legal and Corporate Affairs and Corporate Secretary of Wal-Mart (2003-2005), and as Executive Vice President, Senior General Counsel of Wal-Mart (2001-2003). Mr. Hyde served on the board of Vail Resorts, Inc. (2006-2012). He serves as a Trustee of the University of Missouri-Kansas City (since 2010). Mr. Hyde serves as a member of the Company’s Audit and Governance Committees. Mr. Hyde is also a director of KCP&L and GMO (since 2011).

Mr. Hyde has extensive and varied senior management leadership experience and accomplishments gained through his career at Wal-Mart, and through such experience, he provides deep insight and understanding on corporate governance matters. Mr. Hyde graduated from the University of Kansas in 1970 with a degree in English. He received his Juris Doctor degree from the University of Missouri-Kansas City in 1975, and a Master of Business Administration degree in Finance from the University of Kansas in 1981. He is considered to “exert thought leadership” in the Strategy Development, Federal and State Regulation and Compliance, and Accounting, Finance and Investment Management competency categories.

James A. Mitchell	Director since 2002
Mr. Mitchell, 74, is the Executive Fellow-Leadership, Center for Ethical Business Cultures (since 1999), a non-profit organization assisting business leaders in creating ethical and profitable cultures. He retired as the Chairman and Chief Executive Officer of IDS Life Insurance Company, a subsidiary of the American Express Company, in 1999. He also served on the board of Capella Education Company (1999-2009). Mr. Mitchell serves as a member of the Company’s Compensation and Development and Governance Committees. Mr. Mitchell is also a director of KCP&L (since 2002) and GMO (since 2008).

Mr. Mitchell has extensive and varied senior management leadership experience and accomplishments gained through his 36-year career at IDS Life Insurance Company, American Express and CIGNA, which - like the Company - are highly regulated businesses. His nationally recognized business ethics leadership provides unique value and support to the Company’s commitment to ethical business conduct. Mr. Mitchell founded the James A. and Linda R. Mitchell/American College Forum on Ethical Leadership in Financial Services. In 2008, Mr. Mitchell was named one of the “100 Most Influential People in Business Ethics” by Ethisphere. He is considered to “exert thought leadership” in the Strategy Development, Federal and State Regulation and Compliance, Alignment of Company Culture and Compensation and Development, and Marketing and End-use Technology Solutions competency categories.

Ann D. Murtlow	Director since 2013
Ms. Murtlow, 55, is President and Chief Executive Officer of the United Way of Central Indiana (since 2013). Previously, she served as Principal of AM Consulting LLC (2011-2013). She served as Vice President and Group Manager of AES Corporation (1999-2011) and President, Chief Executive Officer and Director of Indianapolis Power & Light Company (“IPL”) and IPALCO Enterprises (2002-2011), which are wholly-owned subsidiaries of AES Corporation. Ms. Murtlow currently serves on the boards of First Internet Bancorp and its subsidiary, First Internet Bank (since 2013), and Wabash National Corporation (since 2013). She previously served on the boards of the Federal Reserve Bank of Chicago (2007-2012), Herff Jones (2009-2015) and AEGIS Insurance Services, Inc. (2009-2011). Ms. Murtlow serves as a member of the Company’s Audit and Governance Committees. Ms. Murtlow is also a director of KCP&L and GMO (since 2013).

Ms. Murtlow has extensive and varied senior management leadership experience and accomplishments gained through her career at AES Corporation and Bechtel Corporation. Her expertise acquired at IPL and IPALCO brings deep insight and knowledge about the operations and challenges of a vertically integrated, regulated electric utility. Ms. Murtlow has been named a Board Leadership Fellow by the National Association of Corporate Directors. She is considered to “exert thought leadership” in the Strategy Development, Federal and State Regulation and Compliance, Alignment of Company Culture and Compensation and Development, Accounting, Finance and Investment Management, Operational Oversight, and Community and Political Relations competency categories.

John J. Sherman	Director since 2009
Mr. Sherman, 60, is a director of Crestwood Equity GP LLC (formerly known as Inergy GP, LLC). He was a director of Crestwood Midstream GP LLC (formerly known as NRGM GP, LLC) prior to this entity merging with Crestwood Equity GP, LLC. He formerly served as the Chief Executive Officer, President and Director of NRGM GP, LLC, general partner of Inergy Midstream, L.P. (2011-2013). He also served as Founder, Chief Executive Officer and Director of Inergy GP, LLC (the general partner of Inergy, L.P.) (2001-2013) and served as President, Chief Executive Officer and a director of Inergy Holdings GP, LLC (2005-2010). Mr. Sherman serves as a member of the Company’s Audit and Compensation and Development Committees. Mr. Sherman is also a director of KCP&L and GMO (since 2009).

Mr. Sherman has extensive and varied senior management leadership experience, accomplishments and energy policy expertise gained through his career in the propane industry with Inergy, Dynegy, LPG Services Group (which he co-founded) and Ferrellgas. In addition to this expertise, Mr. Sherman brings a strong entrepreneurial focus to the Company’s strategic planning. He is considered to “exert thought leadership” in the Strategy Development, Alignment of Company Culture and Compensation and Development, Accounting, Finance and Investment Management, and Operational Oversight competency categories.

CORPORATE GOVERNANCE
We are committed to the principles of good corporate governance. Lawful and ethical business conduct is required at all times from our directors, officers and employees. Our business, property and affairs are managed under the direction of our Board, in accordance with Missouri General and Business Corporation Law and our Articles of Incorporation and By-laws. Although directors are not involved in the day-to-day operations of the Company, they are informed of our business through written reports, presentations and documents regularly provided to them. We have described below certain key corporate governance and ethics policies and practices that we have adopted to manage the Company. We believe these policies and practices are consistent with our commitments to good corporate governance, ethical business practices and the best interests of our shareholders.
Board Attendance at Annual Meeting. Although the Company does not have a written policy concerning Board attendance at the Annual Meetings, it is our expectation that all directors will attend the Annual Meeting and will attend all future annual meetings of the Company’s shareholders. All directors were present at the 2015 annual meeting.
Board Leadership Structure. The Board uses a Lead Director plus Chairman and CEO structure. The Board has delegated oversight, monitoring and other responsibilities to its standing committees, as described in the Company’s By-laws and in the applicable committee charters, subject to the Board’s continuing general oversight and monitoring. The chairs of the standing committees are independent members of the Board.
The Lead Director is an independent director elected annually by the independent members of the Board. The Lead Director is responsible for (i) presiding over all meetings at which the Chairman is not present, including executive sessions of the independent members of the Board; (ii) calling meetings of the independent directors and special meetings of the Board; (iii) serving as the principal liaison between the Chairman and the independent directors; (iv) approving Board meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items; (v) keeping abreast of key Company activities and advising the Chairman as to the quality and quantity of the flow of information from Company management; (vi) speaking on behalf of the Board in the Chairman’s absence to communicate to journalists, investors, analysts, investment advisors or third parties; (vii) being available for consultation and direct communications with shareholders; (viii) engaging or assisting in recommending consultants who work with and report directly to the Board; and (ix) other duties as the Board may delegate. The Lead Director is also available for discussion with individual directors regarding key issues, individual performance, or any other matters relating to enhanced Board effectiveness. Mr. Forsee serves as the Lead Director, and Mr. Bassham, President and CEO, serves as Chairman of the Board.
The Board believes that this structure has been and continues to be an appropriate corporate governance structure for the Company, given each role’s responsibilities and the leadership, experience and other qualities of the persons occupying these roles. As implemented by the Company, the combined Chairman of the Board and CEO role focuses on the accountability and responsibility of achieving the Company’s objectives, and the Lead Director role provides the independent members of the Board with effective Board leadership, oversight and monitoring of the Company and its management. The Board believes that the CEO is well-positioned to lead discussions regarding the Company’s strategy. Moreover, the CEO’s operating knowledge of the Company and regular interactions with management provide him with the ability to highlight significant issues for Board consideration.
Board Oversight of Risk Management. As described in our Corporate Governance Guidelines, the Board oversees the Company’s annual risk assessment and mitigation plans. The Board has delegated specific risk oversight responsibility to its committees, as summarized below and as described in those committees’ charters. The Governance Committee is charged with ensuring that the Board and its committees are effectively executing their respective risk governance roles. The chair of each committee reports on committee activities to the full Board following each committee meeting. Each independent member of the Board serves on at least two Board committees, and members may attend any committee meeting (except non-independent members cannot attend independent director executive sessions). This structure facilitates broad communication, monitoring and oversight of risks at the committee level.
The full Board receives updates on significant events and the status of, and changes in, the risks and mitigation plans. In addition to these Board and committee risk management oversight processes, management makes presentations focusing in-depth on one or more significant risk areas and the Company’s corresponding mitigation plans and activities at each regularly scheduled Board meeting.
Meetings of the Board. The Board held six meetings in 2015. Each of our directors attended at least 88 percent of the aggregate number of meetings of the Board and committees on which he or she serves. The independent members of the Board also held regularly scheduled executive sessions in 2015, presided over by the Lead Director, with no members of management present.
The following table identifies the current independent Board members and the committees on which they serve:

Name	Audit	Compensation and Development	Governance
David L. Bodde	X	X
Randall C. Ferguson, Jr.	X	X
Gary D. Forsee	X	X	X
Scott D. Grimes	X		X
Thomas D. Hyde	Chair		X
James A. Mitchell		X	Chair
Ann D. Murtlow	X		X
John J. Sherman	X	Chair
Linda H. Talbott		X	X
Number of Meetings Held in 2015	5	5	4

Dr. Talbott will not stand for re-election at the Annual Meeting due to the Board mandatory retirement age set forth in our Corporate Governance Guidelines.
Committees of the Board. The Board’s three standing committees are described below.
Audit Committee – oversees the auditing, accounting and financial reporting of the Company, including:

•	monitoring the integrity of the Company’s financial statements, including the reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm and the Audit Services department;

•	providing an avenue of communication among the independent registered public accounting firm, management, the Audit Services department and the Board; and

•	preparing all reports and other disclosures required of the Audit Committee by the SEC for inclusion in the Company’s proxy statement.
The committee’s current members are Messrs. Hyde (Chair), Ferguson, Forsee, Grimes and Sherman, Dr. Bodde and Ms. Murtlow. The Board has determined that all members of the committee are financially literate and that Messrs. Forsee, Grimes, Hyde, Sherman and Ms. Murtlow are “audit committee financial experts” as that term is defined by the SEC. The committee held five meetings in 2015.
Compensation and Development Committee – reviews and assists the Board in overseeing compensation and development matters including:

•	discharging the Board’s delegated responsibilities relating to compensation of the Company’s officers and directors;

•	establishing an overall compensation philosophy of the Company that aligns the interests of directors and officers with the interests of the Company’s shareholders;

•	evaluating and recommending for approval by the independent members of the Board all compensation of officers, including base salaries, incentives, and other compensation and benefit programs;

•	ensuring the development of existing and emerging executive talent within the organization;

•
reviewing and discussing preparation of the Compensation Discussion and Analysis (“CD&A”) with management and preparing the required committee report, monitoring disclosure regarding compensation matters in the Company’s SEC filings and recommending whether the CD&A should be included in the Company’s proxy statement or annual report on Form 10-K; and

•
reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and, determining and recommending the CEO’s compensation level based on this evaluation.

The committee’s current members are Messrs. Sherman (Chair), Ferguson, Forsee, Mitchell, and Drs. Bodde and Talbott. The committee held five meetings in 2015.
The processes and procedures for considering and determining executive compensation, including the committee’s authority and role in the process, its delegation of authority to others, and the roles of our executive officers and third-party executive compensation consultants are described in the “Compensation Discussion and Analysis” section starting on page 25.
Governance Committee – reviews and assists the Board with all corporate governance matters including:

•	ensuring the Board monitors the effectiveness of the corporate governance of the Company and its subsidiaries;

•	developing, recommending and monitoring a set of appropriate corporate governance principles applicable to the Company;

•	ensuring the identification and recommendation to the directors of the Board individuals qualified to become Board members;

•	proactively identifying and, as appropriate, adopting governance best practices relating to effective processes for Board and management evaluation; and

•	monitoring the effectiveness of the Company’s social responsibility program in meeting community and environmental stewardship needs in supporting the Company’s business goals and strategic intent.
The committee’s current members are Messrs. Mitchell (Chair), Forsee, Grimes, Hyde, Ms. Murtlow and Dr. Talbott. The committee held four meetings in 2015.

Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct. The Board has adopted written Corporate Governance Guidelines to assist the Board and its committees in carrying out their responsibilities. Each of the Audit, Compensation and Development, and Governance Committees has a written charter that describes its purposes, responsibilities, operations and reporting to the Board.
Lawful and ethical business conduct is required at all times. Our Board has adopted a Code of Ethical Business Conduct (the “Code”), which applies to our directors, officers and employees. Although the Code is designed to apply directly to our directors, officers and employees, we expect all parties who work on behalf of the Company to embrace the spirit of the Code. The Code is one part of our process to ensure lawful and ethical business conduct throughout the Company; other parts of the process include policies and procedures, compliance monitoring and reporting, and periodic training on various areas of the law and the Code. We have also established a ConcernsLine that can be accessed via a toll-free telephone number or through its website. The ConcernsLine is independently administered and is available 24 hours a day, every day, for the confidential and anonymous reporting of concerns and complaints by anyone inside or outside the Company. The ConcernsLine telephone number is listed in our Code.
Our Corporate Governance Guidelines, committee charters and the Code are available on the Company’s website at www.greatplainsenergy.com. These documents are also available in print to any shareholder upon request. Requests should be directed to Corporate Secretary, Great Plains Energy Incorporated, 1200 Main Street, Kansas City, MO 64105. The Company intends to disclose any change in the Code, or any waiver from a provision in the Code granted to a director or an executive officer, by posting such information on its website or by filing a Form 8-K. Information on, or that can be accessed through, the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the SEC.
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines require that a majority of our directors be independent as determined in accordance with the NYSE listing standards, as well as other independence standards that the Board may adopt. The NYSE listing standards provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted Director Qualification Standards, that are contained in the Company’s Corporate Governance Guidelines, to assist in making director independence determinations. Our Corporate Governance Guidelines are available on our website, www.greatplainsenergy.com. Our Director Qualification Standards conform to the NYSE objective independence standards.
The Governance Committee reviewed the applicable legal standards for Board and committee member independence and the Director Qualification Standards. The Governance Committee also reviewed an analysis of the information provided by each director in the annual questionnaire and a report of transactions between the Company and director-affiliated entities. The Governance Committee reported its independence determination recommendations to the full Board, and the Board made its independence determinations based on the Governance Committee’s report and the supporting information. In making its independence determinations, the Board considered ordinary course commercial, charitable, and other transactions. None of the identified transactions were considered “related party” or “related person” transactions required to be disclosed in this proxy statement under Item 404 of Regulation S-K or our Related Party Transaction Policy, respectively.

Based on this review, the Board affirmatively determined at its February 2016 meeting that the following directors (who are also nominees for directors at our Annual Meeting) are independent under the NYSE listing standards and the Director Qualification Standards:

David L. Bodde	Scott D. Grimes	Ann D. Murtlow
Randall C. Ferguson, Jr.	Thomas D. Hyde	John J. Sherman
Gary D. Forsee	James A. Mitchell
The Board has also affirmatively determined that Dr. Linda H. Talbott, who is not standing for re-election to the Board at the Annual Meeting, is independent.
Only independent directors are members of our Audit, Compensation and Development, and Governance Committees. All members of our Audit Committee and Compensation and Development Committee also meet the additional NYSE and SEC independence requirements.
The Board determined that Mr. Bassham is not independent under the NYSE listing standards and the Director Qualification Standards because he is an executive officer of the Company.
RELATED PARTY TRANSACTIONS
The Board has adopted a written policy governing the identification, review, approval, consideration or ratification of related party transactions. The policy applies to any transaction in which the Company (including any of its subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000 in the aggregate, and any related party had, has or will have a direct or indirect material interest, but excludes any transaction that meets the preapproval thresholds set forth in our related party transaction policy. There were no related party transactions in 2015. Related party transactions are to be submitted to the Governance Committee for consideration at the next Governance Committee meeting or, if it is not practicable or desirable for the Company to wait until the next Governance Committee meeting, to the Chair of the Governance Committee. The Governance Committee (or the Chair) intends to approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders. The Chair of the Governance Committee reports to the Governance Committee at its next meeting any approval under the related party transactions policy pursuant to delegated authority.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation and Development Committee is or was an officer or employee of Great Plains Energy or its subsidiaries. None of our executive officers served as a director or was a member of the compensation committee (or equivalent body) of any entity where a member of our Board or Compensation and Development Committee was also an executive officer.

BOARD POLICY REGARDING COMMUNICATIONS
The non-management directors have established a process for shareholders and other interested parties to communicate with the Board. Communications should be directed to:
Chair, Governance Committee
Great Plains Energy Incorporated
1200 Main Street
Kansas City, MO 64105
Attn: Corporate Secretary

All communications will be forwarded directly to the Chair of the Governance Committee to be handled on behalf of the Board. The Chair of the Governance Committee will relay appropriate communications on to the applicable committee or director.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND OFFICERS
The following tables show, as of February 12, 2016, beneficial ownership of Company common stock by (i) each named executive officer (“NEO”), (ii) each director, (iii) all directors and executive officers as a group and (iv) each shareholder who the Company knows is a beneficial owner of more than five percent of the outstanding shares of the Company’s common stock (based on SEC filings). The total of all shares owned by directors and executive officers represents less than one percent of our outstanding shares. Our management has no knowledge of any person (as defined by the SEC) who owns beneficially more than five percent of our common stock, except as described below. Except as noted below, the Company believes that the persons listed have sole voting and investment power with respect to the securities listed.

Security Ownership of Directors and Executive Officers

Name		Beneficially Owned Shares (#)		Share Equivalents to be Settled in Stock(1) (#)	Total Share Interest (#)	Percent Of Class (%)
Named Executive Officers
	Terry Bassham	188,602	(3)	—	188,602	*
	Scott H. Heidtbrink	68,729	(4)	—	68,729	*
	Kevin E. Bryant	30,372	(5)		30,372
	Heather A. Humphrey	27,997	(6)	—	27,997	*
	Michael L. Deggendorf	42,931	(7)	—	42,931	*
	James C. Shay(1)	24,997		—	24,997	*
Non-Management Directors
	David L. Bodde	20,075	(8)	25,056	45,131	*
	Randall C. Ferguson, Jr.	7,710	(9)	25,056	32,766	*
	Gary D. Forsee	5,572		22,525	28,097	*
	Scott D. Grimes	1,318		3,009	4,327	*
	Thomas D. Hyde	4,637		8,932	13,569	*
	James A. Mitchell	30,219		5,781	36,000	*
	Ann D. Murtlow	5,520		3,009	8,529	*
	John J. Sherman	51,102		—	51,102	*
	Linda H. Talbott	11,956		22,047	34,003	*
All Great Plains Energy Directors and Executive Officers as a Group (20 persons)					704,117	*
*less than one percent
(1)	Mr. Shay resigned effective September 1, 2015. Amounts reflect ownership as of February 12, 2016.
(2)
The shares listed are for Director Deferred Share Units (“DSUs”) through our Long-Term Incentive Plan (“LTIP”) that will be settled in stock on a 1-for-1 basis and distributed following termination of service on the Board pursuant to elections made by the director.

(3)	The amount shown includes 57,120 restricted stock shares.
(4)	The amount shown includes 27,144 restricted stock shares and 5,716 shares held in the 401(k) plan.
(5)	The amount shown includes 20,044 restricted stock shares.
(6)	The amount shown includes 12,559 restricted stock shares.
(7)	The amount shown includes 9,778 restricted stock shares and 3,028 shares held in the 401(k) plan.
(8)	All 20,075 shares are held in joint tenancy with Dr. Bodde’s spouse.
(9)	The amount shown includes 5,743 shares held in joint tenancy with Mr. Ferguson’s spouse.

Beneficial Ownership of 5 Percent or More

		Beneficial Ownership of Common Stock (Based on Schedule 13G/A Filing)	Percentage of Common Shares Outstanding(5)
	BlackRock Inc.(1) 55 East 52nd Street New York, NY 10055	13,557,482	8.8
	Lazard Asset Management LLC(2) 30 Rockefeller Plaza New York, NY 10112	13,532,638	8.8
	The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	10,822,334	7.0
	Hotchkis & Wiley Capital Management, LLC(4) 725 S. Figueroa Street, 39th Fl. Los Angeles, CA 90017	9,723,480	6.3

(1)
Based on information provided in Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) and its affiliated reporting persons on February 10, 2016. The BlackRock Schedule 13G/A states that as of December 31, 2015 the reporting persons collectively held sole voting power with respect to13,041,028 shares and sole dispositive power with respect to 13,557,482 shares.

(2)
Based on information provided in Schedule 13G/A filed by Lazard Asset Management LLC (“Lazard”) and its affiliated reporting persons on February 5, 2016. The Lazard Schedule 13G/A states that as of December 31, 2015 the reporting persons collectively held sole voting power with respect to 11,985,038 shares and sole dispositive power with respect to 13,532,638 shares.

(3)
Based on information provided in Schedule 13G/A filed by The Vanguard Group (“Vanguard”) and its affiliated reporting persons on February 10, 2016. The Vanguard Schedule 13G/A states that as of December 31, 2015, the reporting persons collectively held sole dispositive power with respect to 10,713,622 of such shares, shared dispositive power with respect to 108,712 shares and sole voting power with respect to 122,703 shares.

(4)
Based on information provided in Schedule 13G/A filed by Hotchkis & Wiley Capital Management, LLC (“Hotchkis & Wiley”) and its affiliated reporting persons on February 11, 2016. The Hotchkis & Wiley Schedule 13G/A states that as of December 31, 2015 the reporting persons collectively held sole voting power with respect to 8,816,380 shares and sole dispositive power with respect to 9,723,480 shares.

(5)	The percentage is based on approximately 154,415,292 shares of our common stock outstanding as of February 23, 2016.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons owning more than 10 percent of our common stock to file reports of holdings and transactions in our common stock with the SEC. Based upon our records, we believe that all required reports for 2015 have been timely filed, except that one Form 4 to report the sale of shares held in the 401(k) Plan of Kevin E. Bryant, our Senior Vice President - Finance and Strategy and Chief Financial Officer, was inadvertently filed late.

DIRECTOR COMPENSATION
We compensate our non-employee directors as summarized below. Mr. Bassham is an officer of the Company and does not receive compensation for his service on the Board. Non-employee directors receive an annual retainer which is paid quarterly. For the first quarter of 2015, non-employee directors were paid $30,000, representing one-fourth of the $120,000 annual retainer. Of this retainer amount, $12,500 was paid in cash, and $17,500 was paid in common stock (valued on the grant date and rounded to the next highest whole share) through our Long-Term Incentive Plan (“LTIP”). Non-employee director compensation also included $1,500 for each Board and committee meeting attended in the first quarter of 2015. Beginning in the second quarter of 2015, after consultation with Mercer and review of benchmarking data, the components of the non-employee directors’ compensation were changed. For the second, third and fourth quarters, non-employee directors were paid $60,000 as a cash retainer and $60,000 as an equity retainer; no meeting fees were paid. As part of the new compensation design, non-employee directors would receive $1,500 for each Board and committee meeting attended in excess of six meetings per year and $1,500 for special committee meetings in excess of two meetings per year. No additional Board or committee meeting fees were paid in 2015. Consistent with 2014, the Lead Director received an additional annual cash fee of $20,000. In 2015, the annual fees to the Board’s Audit, Compensation and Development, and Governance Committee Chairs remained $12,500, $10,000 and $7,500, respectively. The Advising Director on Social Responsibility continued to receive a fee of $3,000. Under the Corporate Governance Guidelines, directors are expected to hold Company stock at a level of at least five times their annual cash retainer.
Directors may defer the receipt of all or part of the cash retainer or meeting fees through our non-qualified deferred compensation plan (“DCP”) or all or part of the equity retainer through issuance of Deferred Share Units (“DSU”) under the LTIP. Directors must make their deferral elections prior to the year in which such compensation would be paid. The number of DSUs granted is equal to the number of shares of common stock that otherwise would have been payable to the director. As of the date any dividend is paid to common stock shareholders, each DSU account is credited with additional DSUs equal to the number of shares of common stock that could have been purchased (at the closing price of our common stock on that date) with the amount which would have been paid as dividends on the number of shares equal to the number of DSUs. DSUs will be converted into an equal amount of shares of common stock on the first January 31 following the date the director’s service on the Board terminates or such other January 31 selected by the director. The number of whole shares of common stock will be distributed to the director, with any fractional share paid in cash (using the closing price of our common stock as of the preceding business day).
We offer life and medical insurance coverage to only the current non-employee directors who were first appointed before May 1, 2006, and their families. The aggregate premium paid by us for this coverage in 2015 was $39,611. We pay or reimburse directors for travel, lodging and related expenses that they incur in attending Board and committee meetings. From time to time, we have also paid the expenses incurred by directors’ spouses in accompanying the directors to one Board meeting, and we may continue to do so in future years. We also match up to $10,000 per year of charitable donations made by each director to 501(c)(3) organizations that meet our strategic giving priorities and are located in our service territories.
The following table outlines all compensation paid to our non-employee directors in 2015. We have omitted the columns titled “Option Awards” and “Non-Equity Incentive Plan Compensation” because our non-employee directors did not receive such compensation in 2015.

Director Compensation

Name		Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
	Dr. Bodde	78,500	77,550	106,421	15,816	278,287
	Mr. Ferguson	80,000	77,550	—	44,276	201,826
	Mr. Forsee	104,500	77,550	29,547	10,000	221,597
	Mr. Grimes	78,500	77,550	—	—	156,050
	Mr. Hyde	92,500	77,550	16,375	10,000	196,425
	Mr. Mitchell	87,500	77,550	6,029	76	171,155
	Ms. Murtlow	81,500	77,550	—	—	159,050
	Mr. Sherman	93,000	77,550	—	10,000	180,550
	Dr. Talbott	83,000	77,550	429	15,185	176,164

(1)
The amounts shown include cash retainers of $12,500 for all non-employee directors, attendance fees of $1,500 for each Board and committee meeting attended in the first quarter of 2015. Beginning in the second quarter of 2015, non-employee directors received a quarterly cash retainer of $20,000 and quarterly equity compensation of $20,000 including up to six board and committee meetings each annually. Additional cash fees were paid for Mr. Forsee ($20,000) as Lead Director, and Messrs. Hyde ($12,500), Sherman ($10,000) and Mitchell ($7,500) as Committee Chairs, and Dr. Talbott ($3,000) as Advising Director for Corporate Social Responsibility.

(2)
The amounts shown in this column are the aggregate grant date fair values of Director Shares and DSUs granted during 2015 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The DSUs are not subject to any service-based vesting conditions. As of December 31, 2015, Mr. Ferguson and Dr. Bodde each held an aggregate of 25,056 DSUs; Mr. Forsee held an aggregate of 22,525 DSUs; Mr. Grimes and Ms. Murtlow each held an aggregate of 3,009 DSUs; Mr. Hyde held an aggregate of 8,932 DSUs; Mr. Mitchell held an aggregate of 5,781 DSUs; and Dr. Talbott held an aggregate of 22,047 DSUs.

(3)	The amounts shown represent the above-market earnings during 2015 on nonqualified deferred compensation.
(4)
The amounts shown consist of, as applicable for each director, matched charitable contributions, spousal travel, and premiums for life insurance and health insurance. The matched charitable contributions reported in this column are: Mr. Ferguson, $10,000; Mr. Forsee, $10,000; Mr. Hyde, $10,000; Mr. Sherman, $10,000; and Dr. Talbott, $10,000. The matched charitable contributions for Dr. Bodde are $15,000, and represent 2015 donations of $10,000 and a year-end 2014 donation of $5,000 matched by the Company in 2015. The Company also paid the following amounts for life and health insurance during 2015: Mr. Ferguson, $34,276; and Dr. Talbott, $5,185.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
We are a public utility holding company, and our financial performance is driven by the performance of our two electric utility subsidiaries, KCP&L and GMO. Both subsidiaries are integrated electric utilities; that is, they generate, transmit and distribute electricity to their customers. KCP&L serves retail and wholesale customers in parts of Missouri and Kansas; GMO serves retail and wholesale customers in parts of Missouri.
Our compensation philosophy and decisions, which we explain below, are directly tied to our utility business. Our business is capital-intensive and subject to extensive and dynamic utility and environmental regulation. We operate in a technological environment that is complex and evolving. Our retail customer service areas and rates are fixed by the Missouri and Kansas utility commissions, which means that our financial health and growth potential are, in large part, directly tied to the communities we serve and the decisions of our regulatory commissions.
This CD&A provides a comprehensive explanation of the compensation awarded to, earned by, or paid to the following individuals listed below, who are our NEOs for 2015:

•	Terry Bassham, Chairman of the Board, President and Chief Executive Officer of Great Plains Energy, KCP&L and GMO;

•	Scott H. Heidtbrink, Executive Vice President and Chief Operating Officer of KCP&L and GMO;

•
Kevin E. Bryant, Senior Vice President-Finance and Strategy and Chief Financial Officer of Great Plains Energy, KCP&L and GMO and former Vice President-Strategic Planning of Great Plains Energy, KCP&L and GMO;

•
Heather A. Humphrey, Senior Vice President-Corporate Services and General Counsel of Great Plains Energy, KCP&L and GMO and former Senior Vice President-Human Resources and General Counsel of Great Plains Energy, KCP&L and GMO;

•	Michael L. Deggendorf, Senior Vice President of KCP&L and GMO and former Senior Vice President-Corporate Services of KCP&L and GMO; and

•	James C. Shay, Senior Vice President-Finance and Chief Financial Officer of Great Plains Energy, KCP&L and GMO.
Mr. Shay resigned from his positions effective September 1, 2015. Mr. Bryant was promoted to Senior Vice President - Finance and Strategy and Chief Financial Officer effective September 2, 2015.
Opportunity for Shareholder Feedback
Shareholders have the opportunity to approve, on a non-binding and advisory basis, the compensation of our NEOs as disclosed in this proxy statement. Item 2 of this proxy statement seeks your advisory vote on a resolution approving the 2015 compensation of our NEOs. You should read this CD&A section, and the compensation tables, related footnotes and narrative discussion of the proxy statement in conjunction with the section titled “Advisory Vote on Executive Compensation,” starting on page 60, because it contains information that is relevant to your vote on Item 2.
Committee Consideration of the Company’s 2015 Shareholder Vote on Executive Compensation
At our May 2015 annual meeting, approximately 95 percent of our shareholders voting on the matter approved our 2014 executive compensation program. The Committee believes this affirms the shareholders’

support of the Company’s approach to executive compensation, including our emphasis on pay for performance. The Committee decided that no significant changes to our executive compensation program were necessary for 2015. The Committee continues to emphasize pay for performance alignment and will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions.
Executive Summary of 2015 Compensation Decisions
2015 Performance Achievements
Our 2015 compensation decisions continued to be focused on pay for performance – the achievement of interrelated short-term and long-term objectives that are critical to our operations, financial health and growth. We believe a majority of each NEO’s target compensation should be performance-based, or “at risk.” Therefore, each NEO’s compensation is tied to our total shareholder return and the achievement of other company-wide objectives for designated performance periods. In order to align the interests of our NEOs with long-term shareholder and customer interests, our compensation programs provide more potential value to the NEOs through performance-based incentives than it does through base salary.
We believe that our pay for performance policies helped motivate our executives throughout 2015. Through management’s efforts, we achieved the following highlights, among others:

•	Increasing quarterly dividend and total shareholder return
We increased our dividend for the fifth consecutive year. These five consecutive increases resulted in a 4.81 percent compound annual increase over the past five years. Additionally, our total shareholder return was 50.3 percent for the three-year period ended December 31, 2015.

•	Investing to continue to meet the generation needs of our region in an environmentally conscientious manner
Federal and state agencies require us to comply with environmental and renewable energy mandates, and we have proactively responded to ensure that we continue to meet the generation needs of our region. To comply with these requirements, in 2015, we completed construction of state-of-the-art environmental control equipment at our La Cygne generating station. This environmental upgrade is one of the Company’s largest construction projects and an example of our ability to successfully manage large projects. With the completion of La Cygne, approximately 75 percent of our coal fleet has emission reducing scrubbers installed.
In 2015, we also announced that, during the 2016-2021 time period, certain units at three of our smaller, older power plants will cease burning coal totaling 700 megawatts of coal-fired generation. These actions further our commitment to a sustainable energy future and balanced generation portfolio.

•	Receiving constructive rate case outcomes in Kansas and Missouri
KCP&L, our wholly-owned subsidiary, successfully completed rate cases in Kansas and Missouri. The Kansas Corporation Commission ordered an increase in annual revenues of $48.7 million, a return on equity of 9.3 percent and a rate-making equity ratio of 50.48 percent. The Kansas rates took effect on October 1, 2015. Similarly, the Missouri Public Service Commission (“MPSC”) ordered an increase in annual revenues of $89.7 million, a return on equity of 9.5 percent and a rate-making equity ratio of approximately 50.09 percent. The MPSC also approved KCP&L’s request to implement a fuel adjustment clause. The Missouri rates took effect on September 29, 2015.

•	Receiving first competitive transmission project through Transource
Transource, our joint venture with American Electric Power Company, Inc., was selected by PJM Interconnection LLC to develop the competitive portions of the Thorofare Area Project in West Virginia. Construction on the $60 million, 138-kV line is expected to begin in 2017 and to be in service in 2019.  This selection reinforces our belief that Transource is well-positioned to successfully compete and deliver innovative solutions.
2015 Compensation Decisions
The Compensation and Development Committee (the “Committee”) and Board considered the achievements described above and made the following key compensation decisions:

•
Balanced Mix of Compensation Elements. As in prior years, the Committee and Board established a mix of short-term and long-term compensation elements that reflected financial and operational goals and encouraged overall balanced performance to support sustainable shareholder value. The chart below shows the target pay mix of the 2015 direct compensation elements (base salary, annual incentive awards and long-term equity compensation awards) set out in the Summary Compensation Table on page 45 for each of our NEOs, except Mr. Shay who resigned in September 2015.

The compensation of each NEO also includes retirement benefits, generally available employee benefits, deferred compensation benefits and perquisites, as well as post-termination compensation.

•
Annual and Long-Term Performance Awards Tied to Achievement of Critical Objectives. To align compensation with shareholder and customer interests, a significant portion of our NEO compensation is tied to our short-term and long-term financial and operational performance.

As further described below, our 2015 annual performance achievement was as follows:

2015 Annual Performance Objectives	Achievement (Percent of Target)
Earnings Per Share	0.0
Days Away, Restricted or Transferred (DART)	0.0
System Average Interruption Duration Index (SAIDI) (minutes)	85.0
Equivalent Availability (Coal Units, Winter and Summer Peak Months)	0.0
Equivalent Availability (Nuclear Only)	110.7
Despite the achievements noted above, the Company did not achieve a number of the annual performance objectives under the 2015 Annual Incentive Plan. Payouts for each NEO were significantly lower than in prior years. A detailed summary of the 2015 Annual Incentive Plan and performance objectives starts on page 35.
Based on this overall performance, the following 2015 annual performance cash awards were paid to our NEOs:

Name		2015 Annual Performance Award At Target (Percent of Annual Base Salary)	2015 Actual Award Paid (Percent of Annual Base Salary)	2015 Actual Award Paid (Dollars)
	Mr. Bassham	100	14.0	95,900
	Mr. Heidtbrink	70	9.8	49,294
	Mr. Bryant(1)	60	6.8	21,411
	Ms. Humphrey	50	7.0	24,990
	Mr. Deggendorf	50	7.0	21,980
	Mr. Shay(2)	—	—	—

(1)
On September 2, 2015, Mr Bryant became our Senior Vice President - Finance and Strategy and Chief Financial Officer. Effective with his appointment, he received increases in his base salary and target percentage. The actual award paid represents a proration for the year.

(2)	Mr. Shay forfeited his 2015 annual incentive award in connection with his resignation.

Despite the fact that the Company did not achieve many of its performance objectives under the 2015 Annual Incentive Plan, the Company had solid performance for the 2013-2015 performance period under the Long-Term Incentive Plan. For the 2013-2015 performance period that ended on December 31, 2015, there were two equally-weighted performance share objectives: (i) a credit objective (three-year average Funds from Operations (“FFO”) to Total Adjusted Debt) and (ii) a total shareholder return objective (Total Shareholder Return (“TSR”) versus Edison Electric Institute Index of Electric Utilities (“EEI Index”)). For this period, the Company obtained a superior rating for the credit objective and a target rating for the TSR objective. A summary of the performance objectives and actual results for the 2013-2015 performance period follows:

2013-2015 Performance Share Objectives		Weighting (Percent)	Threshold (50%)	Target (100%)	Stretch (150%)	Superior (200%)	Actual Results	Payout Percentage
	Three-year (2013-2015) Average FFO to Total Adjusted Debt(1)	50	14.5%	15.0%	15.5%	16.0%	16.0%	100.0%
	TSR versus EEI Index(2)	50	See below				58.7 percentile	50.0%
		100	Weighted Achievement %					150.0%

(1)
For the 2013-2015 performance period, the FFO to Total Adjusted Debt was calculated using Standard & Poor’s methodology as of the time of grant. FFO to Total Adjusted Debt is a measure that is not calculated in accordance with generally accepted accounting principles. See page 49 for an explanation of this measure using Standard & Poor’s methodology.

(2)
TSR was compared to an industry peer group of the EEI Index of electric companies during the three-year measurement period 2013-2015. At the end of the three-year measurement period, we assessed our total shareholder return compared to the EEI Index. The executives received a percentage of the performance share grants according to the following table:

Percentile Rank	Payout Amount (Percent of Target)
75th and above	200
60th to 74th	150
40th to 59th	100
25th to 39th	50
24th and below	0
Based upon the results above, each NEO received payouts that are more fully described beginning on page 37.
In 2015, we awarded a mix of performance shares (75 percent) and time-based restricted stock (25 percent) to retain and incentivize officers. The performance share objective is:

2015-2017 Long-Term Performance Award Objective	Weighting (Percent)
TSR versus EEI Index	100
A detailed summary of the 2015 long-term awards to each officer starts on page 40. The restricted stock awards will vest in 2018, and any performance shares received will be based on the level of achievement of the objective listed above.
Additionally, on February 10, 2016 the independent members of the Board, upon the recommendation of the Compensation and Development Committee, approved one-time discretionary awards to Messrs. Bassham, Heidtbrink, Bryant and Deggendorf and Ms. Humphrey. These special awards are consistent with the Company’s pay for performance philosophy and are due to solid total shareholder return performance, improving cash flows, tightly controlling operations and maintenance expense, solid fleet performance, exceptional storm response, and execution of the Company’s rate cases with constructive rate case outcomes in Kansas and Missouri including the receipt of a fuel adjustment clause in Missouri. As a result of these achievements, the Board made the following discretionary stock awards: Mr. Bassham, $250,000, Mr. Heidtbrink, $226,000, Mr. Bryant, $78,000, and Ms. Humphrey, $75,000. The awards will be granted on March 15, 2016 and will vest one year from the date of grant. Mr. Deggendorf received a one-time discretionary cash award of $42,000 payable on March 15, 2016.
Compensation Governance Practices
The Committee is committed to high standards of corporate governance, as it works to establish an overall compensation program that aligns the interests of officers with the Company’s shareholders. The following key compensation governance practices highlight this commitment:

•
Committee Structure. The Committee is solely comprised of independent directors, and the Committee directly retains an independent compensation consultant, Mercer, to regularly review and evaluate our compensation program.

•
Stock Ownership Guidelines. We have significant stock ownership and holding guidelines for all of our executive officers. Our Chief Executive Officer is expected to hold a level of at least five times base salary. Other executive officers, including the NEOs, are expected to hold either two or three times their respective base salaries.

•
Clawback Policy. We have a clawback policy that allows the Company to recover cash incentive compensation and equity awards from senior executives in the event of a restatement of or other inaccuracy in the Company’s financial statements for a period of up to three years.

•	Risk Assessment of Compensation Plans. We annually conduct a risk assessment to evaluate whether our compensation program creates any risks that may have a material adverse effect on the Company.

•
Change in Control Benefit Triggers. Our Change in Control Severance Agreements have a “double trigger” and require both a change in control and termination of employment prior to the payment of severance benefits, if any.

•	Anti-Hedging Policy. Our insider trading policy prohibits all employees, including all executive officers, from hedging their ownership interests in our securities.

•	No Employment Contracts. We do not have employment contracts with any of our executive officers, including the NEOs.

•	No Dividend Payments for Unvested Performance Shares. Dividends are not paid on unvested performance shares, unless and until such shares vest.

•	Modest Perquisites. We provide modest perquisites that we believe provide a sound benefit to the Company.

•
Alignment with Shareholder Interests. A significant portion of each executive officer’s compensation is in the form of equity in an effort to align the economic interests of our executive officers with our shareholders.

Compensation Philosophy and Objectives
We seek to attract and retain highly qualified executives and establish a strong link between executive compensation and Company performance based on the achievement of goals. The primary objectives of our compensation program are to:

•
Attract and Retain Qualified Executives. Attract and retain highly qualified executive officers using a competitive pay package, with base salaries around the median level of comparable companies and opportunities for higher levels of compensation through time-based and performance-based incentives.

•
Pay for Performance. Motivate executive officers to deliver a consistently high level of performance in the markets in which the Company operates, using incentives based on both short-term and long-term financial and operating results.

•
Reward Long-Term Growth and Sustained Profitability. Align the economic interests of executive officers with those of our shareholders, by delivering a significant portion of total compensation in the form of time-based and performance-based equity awards based on incentive goals that, if achieved, are expected to increase total shareholder return over the long term and contribute to the long-term success of the Company.

•
Encourage Teamwork and Close Collaboration. Reward performance that encourages teamwork and close collaboration among executives which drives efficiencies for the benefit of customers and shareholders.

•
Encourage Integrity and Ethics. Reward performance that supports the Company’s Guiding Principles and Code of Ethical Business Conduct by promoting, instilling and striving to attain the highest standards in terms of a culture of integrity, business ethics and community service.

The Committee’s Use of an Independent Compensation Consultant
The Committee retains an independent compensation consultant to advise on executive and director compensation matters, assess the overall compensation program levels and elements, and evaluate competitive compensation trends. The Committee retained Mercer to act as its independent compensation consultant in 2015. Mr. Michael Halloran, a Senior Partner at Mercer with more than 25 years of executive compensation experience, is the lead consultant who works with the Committee. While the Committee retains the sole authority to select, retain, direct, or dismiss the executive compensation consultant, our Corporate Secretary works directly with the compensation consultant to provide information, coordination and support. To assure independence, the Committee also pre-approves all other work unrelated to executive compensation proposed to be provided by Mercer if the fees would be expected to exceed $10,000. In February 2015, the Committee assessed the independence of Mercer and concluded that no conflict of interest exists that would prevent Mercer from independently representing the Committee.
Mercer provides the Committee with a comprehensive review of the Company’s executive compensation and benefit programs, including plan design. Mercer performs a competitive review and analysis of base salary and variable components of pay, relative to survey market data and the Company’s identified peer group. Mercer advises the Committee on the Company’s peer group, the structure of plans, and the market data for comparisons for base salaries and incentive targets. Mercer provides detailed information on base salaries, annual incentives, long-term incentives, and other specific aspects of executive compensation for each NEO, as well as Mercer’s overall findings and recommendations. Comparisons of executive compensation are made to energy industry data, general industry data, and peer group proxy data, as appropriate. However, Mercer neither determines, nor recommends, the amount of an executive’s compensation.
Role of Peer Group
Mercer recommends for Committee consideration peer group candidates with a size and business mix similar to ours. Potential peer group companies are assessed using three criteria: annual revenues, market value and percentage of total revenues from regulated electric operations. Listed below were the peer companies for our 2015 compensation decisions; however for 2016, UNS Energy and Wisconsin Energy will no longer be included in the peer group and NiSource will be added.

Ameren	IdaCorp, Inc.	SCANA Corporation
Alliant Energy Corporation	OGE Energy Corporation	TECO Energy Inc.
Avista Corporation	Pinnacle West Capital Corporation	UNS Energy
Black Hills Corporation	PNM Resources, Inc.	Westar Energy, Inc.
Cleco Corporation	Portland General Electric Company	Wisconsin Energy

When other surveys are used, Mercer conducts, where possible, regression analyses to adjust the compensation data for differences in the companies’ revenues, allowing the Committee to compare compensation levels to similarly-sized companies.
The Compensation Review Process
Each year, the Chief Executive Officer provides to the Committee for consideration and review his performance self-assessment and development plan. This assessment is reviewed by the Committee and the Board and the Board provides feedback to the Chief Executive Officer. The Chief Executive Officer also provides compensation recommendations for all other executive officers. Such recommendations are based on a review and assessment of the (i) proxy data from the companies in our peer group, (ii) survey data and (iii) factors previously identified by the Committee, such as individual performance, time in position, scope of responsibility and experience.
The Committee also annually reviews a tally sheet for each NEO that shows each element of compensation and the total compensation paid to each NEO for the past two years. The tally sheets show the equity awards granted and realized, and the amounts that would be payable to each NEO in the event of termination without cause and termination in connection with a change in control of the Company. This information provides the Committee with a clear picture of (i) how its decisions with respect to each element of compensation affect the total compensation package, (ii) how current compensation relates to compensation in the previous year and (iii) the total amount each NEO would receive, including the value of equity awards, under various termination scenarios. The Committee also reviews the total value of each NEO’s proposed salary, target bonus and grant date value of equity awards for the year compared to the median total compensation of individuals in similar positions as described above. Total compensation for each NEO is generally targeted near the median of the market data for similar positions, while considering the factors above.
As a part of this review, the Committee also considers internal pay equity, both in terms of the total compensation of each executive officer compared to the CEO and within the officer group as compared to each other, considering individual responsibilities and experience levels. The Committee also evaluates the financial implications of compensation to mitigate financial inefficiencies to the greatest extent possible.
The Committee reviews these recommendations and corresponding information and makes final recommendations for Board approval.
Role of Executive Officers
While the Chief Executive Officer routinely attends meetings of the Committee, he is not a member and does not vote on Committee matters. In addition, there are portions of Committee meetings when the Chief Executive Officer is not present, such as when the Committee is in closed independent executive session or discusses the Chief Executive Officer’s performance or individual compensation. The Chief Executive Officer’s compensation levels and performance goals are recommended by the Committee for approval by the independent members of the Board. The Chief Executive Officer and other executive officers play a role in the early stages of design and evaluation of the Company’s compensation programs and policies. Because of their extensive familiarity with the Company, these executives are in a position to suggest programs to the Committee and the compensation consultant that provide effective incentives to produce value. Notwithstanding this limited involvement of executive officers, all compensation decisions are ultimately recommended by the Committee and approved by the independent members of the Board.
Summary and Analysis of Executive Compensation
Consistent with prior years, the material elements of executive compensation were: (1) cash compensation in the form of base salaries, annual incentives and discretionary cash awards; (2) equity compensation under our LTIP; (3) deferred compensation; (4) retirement benefits; (5) post-termination compensation; and (6) modest perquisites and generally available employee benefits.

Compensation Component	Description		Objective
Cash Compensation
Base Salary	•	Fixed compensation that is reviewed annually taking into consideration peer compensation information, as well as individual performance.	•	Provide a fixed level of compensation that fairly considers job responsibilities, level of experience, internal and external comparisons and individual performance evaluations.
			•	Attract and retain talent.
	•	Generally targeted at (± 15 percent of) median market salary.
Annual Incentives under Annual Incentive Plan	•	Variable compensation earned based on performance of pre-established annual objectives and targets.	•	Reward the achievement of annual financial and operating objectives that ultimately contribute to long-term value for shareholders and customers.
Discretionary Cash Awards	•	Discretionary cash awards for significant achievements.	•	Reward individual performance and/or aid in retention.
			•	Attract and retain talent.
Equity Compensation
Performance Shares and Restricted Stock Grants under the LTIP	•	Performance shares that are paid based on achievement of three-year performance objectives.	•	Motivate performance that creates long-term value to shareholders and customers.
			•	Align the economic interests of participants with shareholders and customers by rewarding executives for financial and operational improvement.
	•	Time-based restricted stock, generally vesting over three years.
			•	Build stock ownership.
			•	Provide a competitive total package to attract and retain executives.
Discretionary Stock Awards	•	Discretionary stock awards for significant achievements.	•	Reward individual performance and/or aid in retention.
			•	Attract and retain talent.
Deferred Compensation
Benefits	•	A non-qualified and unfunded plan that allows officers, including NEOs, to defer the receipt of up to 50 percent of base salary and 100 percent of awards under the Annual Incentive Plan.	•	Provide compensation deferrals in a tax-efficient manner.

Compensation Component	Description		Objective
Retirement Benefits
Pension Plan	•
Funded, tax-qualified, noncontributory defined benefit plan for all employees, including NEOs. This plan is not available to any non-union employee, including any officer hired after December 31, 2013.
			•	Provide a competitive total package to retain executives and other employees.
			•	Provide some retirement income security in a tax efficient manner.

Supplemental Executive Retirement Plan	•	An unfunded plan that provides additional retirement income to all executives, including NEOs. This plan is not available to any executive hired after December 31, 2013.	•	Provide a competitive total package to retain executives. Provide additional supplemental retirement income.
401(k) Plan	•	Tax-qualified retirement savings plan provided to all employees, including NEOs.	•	Provide retirement savings in a tax efficient manner.
			•	Provide a competitive total package to attract and retain executives and other employees.
Other Post-termination Compensation
Change in Control Severance Agreements	•	Payments and other benefits in the event of (i) change in control and (ii) termination of employment.	•	Encourage executives to act in the best interests of shareholders and customers in times of fundamental change and uncertainty.
			•	Aid in recruitment and retention.
Perquisites and Generally Available Employee Benefits
Benefits	•	Limited perquisites that are consistent with peer companies. Benefits include financial planning and tax services and executive health physicals.	•	Provide a competitive total package to attract and retain key talent.
	•	General employee benefits, such as medical benefits, life insurance, and disability benefits.
Cash Compensation
Cash compensation to our NEOs includes both a market-competitive base salary, performance-driven annual incentives, and a one-time discretionary award for one NEO. The Committee believes total compensation to be delivered in cash or cash opportunities should vary based on each NEO’s position and circumstance, and that, in general, the level of cash opportunity should decrease in proportion to equity compensation as officers move to higher levels of responsibility.

Base Salary
Base salaries are reviewed annually. The Committee considers performance evaluations and base salary recommendations submitted by the Chief Executive Officer for the NEOs other than himself. The Chief Executive Officer’s performance evaluation is reviewed by the Committee and reviewed and approved by the Board. Salary recommendations are not determined by formula, but instead take into consideration job responsibilities, level of experience, internal comparisons, comparisons to the salaries of executives in similar positions at similar companies obtained from market surveys, and other competitive data and input provided by Mercer, and individual performance evaluations. Individual performance evaluations include major accomplishments during the performance period, as well as qualitative factors, including personal leadership, engagement of employees, disciplined performance management, accountability for results, and community involvement.
Effective January 1, 2015 and January 1, 2016, all of our NEOs received salary increases in recognition of their performance and for retention purposes to ensure that each NEO’s salary was targeted within 15 percent above or below the median salary of individuals in comparable positions in companies of similar size within the industry. The 2015 and 2016 base salaries of the NEOs are as follows:

	Name	2015 Base Salary		2016 Base Salary
	Mr. Bassham	$685,000		$800,000
	Mr. Heidtbrink	$503,000		$543,000
	Mr. Bryant(1)	$316,957	(1)	$402,000
	Ms. Humphrey	$357,000		$393,000
	Mr. Deggendorf	$314,000		$314,000
	Mr. Shay(2)	$445,000		—

(1)
On September 2, 2015, Mr. Bryant became our Senior Vice President-Finance and Strategy and Chief Financial Officer. Effective with his appointment, Mr. Bryant’s salary was increased to $390,000 on a prorated basis.

(2)	Mr. Shay resigned from the Company effective September 1, 2015.
Annual Incentives
The Company’s Annual Incentive Plan for all executive officers is based upon a mix of Company-wide financial and operational metrics. For 2015, the individual component was removed. The Committee believes that our Annual Incentive Plan continues to focus our entire organization on delivering key financial results and strategic business outcomes, and is clearly understood. The Committee reviews management’s recommendations of objectives and targets including a discussion of associated risks, determines revisions, and then recommends the final objectives and targets to the independent members of the Board for its approval. In establishing final objectives and targets, the Committee seeks to ensure that:

•	incentives are aligned with the strategic goals set by the Board;

•	targets are sufficiently ambitious so as to provide a meaningful improvement in performance, but strike an acceptable balance between risk and reward; and

•	incentive payments, assuming target levels are met, will be consistent with the overall compensation program established by the Committee.
The Committee developed, with input from Mercer and management, a structure for the 2015 Annual Incentive Plan that provides a financial objective weighted at 70 percent and key business objectives weighted at 30 percent.
The Committee established target incentives for each NEO as a percentage of base pay, using survey data provided by Mercer for comparable positions and markets, as well as comparisons for internal equity.

The basic structure of the Annual Incentive Plan provides for 100 percent payout for target performance for each objective. Fifty percent is payable at the threshold level of objective performance and 200 percent is payable at the maximum level of objective performance. Objective performance is interpolated between performance levels. Objective performance achievement that is less than threshold achievement will result in a zero payment for that objective.
The 2015 Annual Incentive Plan results are shown in the following table:

	Weighting (Percent)	Threshold 50%	Target 100%	Stretch 150%	Superior 200%	Actual Performance Result	Payout Percentage
Earnings Per Share	70	$1.46	$1.50	$1.54	$1.60	$1.37	0.0%
Days Away, Restricted or Transferred (DART)	10	1.01	0.61	0.48	0.34	1.65	0.0%
System Average Interruption Duration Index (SAIDI) (minutes)	10	88.63	85.96	83.29	80.63	86.76	8.5%
Equivalent Availability (Coal Units, Winter and Summer Peak Months)	5	83.0%	85.8%	87.6%	89.4%	82.3%	0.0%
Equivalent Availability (Nuclear Only)	5	78.0%	81.8%	83.2%	84.5%	82.1%	5.5%
	100	Weighted Achievement %					14.0%
Individual targets and awards earned by each of the NEOs are shown below and in the Summary Compensation Table on page 45.

Name		2015 Annual Performance Award at Target (Percent of Annual Base Salary)	2015 Actual Award Paid (Percent of Annual Base Salary)	2015 Actual Award Paid (Dollars)
	Mr. Bassham	100	14.0	95,900
	Mr. Heidtbrink	70	9.8	49,294
	Mr. Bryant(1)	60	6.8	21,411
	Ms. Humphrey	50	7.0	24,990
	Mr. Deggendorf	50	7.0	21,980
	Mr. Shay(2)	—	—	—

(1)
On September 2, 2015, Mr Bryant became our Senior Vice President - Finance and Strategy and Chief Financial Officer. Effective with his appointment, he received increases in his base salary and target percentage. The actual award paid represents a proration for the year.

(2)	Mr. Shay resigned from the Company effective September 1, 2015. Accordingly, he forfeited any payment under the plan.
Discretionary Cash or Stock Awards
From time to time, the Committee may grant a discretionary cash or stock award to a NEO or other officer for special accomplishments or achievements. See page 29 for a discussion of discretionary awards received by each NEO for 2015 performance and achievements.

Equity Compensation
We believe that a significant portion of NEO compensation should be in the form of equity in order to best align executive compensation with the interests of our shareholders. Equity awards, which are made under our shareholder approved LTIP, are generally targeted near the median range of officers in companies of similar size in the industry.
The Committee uses a mix of time-based restricted stock and performance shares that are paid solely on the basis of the attainment of performance goals. Pursuant to the objectives set for each performance period, performance shares can be earned at the end of the performance period from 0 percent to 200 percent of the target amount, depending on actual performance. Payment for performance shares shall generally be made in shares. However, the Committee, in its sole discretion, may authorize payment in such combination of cash and shares, or all cash as it deems appropriate. Performance results for a goal that are less than threshold will result in a zero payment for that goal.
Dividend equivalents on the number of performance shares actually earned are paid in cash at the same time as the vesting of the earned performance shares. Dividends accrued on all restricted stock awards are reinvested during the period under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan, and are subject to the same restrictions as the associated restricted stock.
While our directors, officers and employees are eligible for equity awards under the LTIP, none of them have any right to be granted awards. The Committee, in its discretion, may approve equity awards for officers and employees, including NEOs.
The performance share metrics discussed below have been established for compensation purposes only. They do not constitute any guidance, projection or estimate of these measures, and should not be relied upon for any purpose other than understanding our compensation program.
2013-2015 Performance Period
There were two equally-weighted performance share objectives for the 2013-2015 performance period that ended December 31, 2015: (i) a credit objective (three-year average FFO to Total Adjusted Debt) and (ii) a total shareholder return objective (TSR versus EEI Index). However, to further encourage payment for performance, the Committee modified the distribution between performance shares and restricted stock to 75 percent/25 percent, respectively, instead of the 50 percent/50 percent distribution that was used in prior years. Additionally, for the 2013-2015 performance period, the FFO to Total Adjusted Debt calculation was based upon a three-year average rather than the third year (2015) of the performance period.
Consistent with prior years, performance share and restricted stock awards for the 2013-2015 performance period were based on percentages of 2013 base salary. The percentages of 2013 base salary (reflecting the target amount of awards) are as follows: Mr. Bassham, 270 percent; Mr. Heidtbrink, 175 percent; Mr. Bryant, 60 percent; Ms. Humphrey, 100 percent; Mr. Deggendorf, 100 percent, and Mr. Shay, 100 percent.
Below is a summary of the performance objectives and actual results for the 2013-2015 performance period.

The 2013-2015 performance period objectives and criteria were as follows:

2013-2015 Performance Share Objectives		Weighting (Percent)	Threshold (50%)	Target (100%)	Stretch (150%)	Superior (200%)	Actual Results	Percentage Achievement
	Three-year (2013-2015) Average FFO to Total Adjusted Debt(1)	50	14.5%	15.0%	15.5%	16.0%	16.0%	100.0%
	TSR versus EEI Index(2)	50	See below				58.7 percentile	50.0%
		100	Weighted Achievement %					150.0%

(1)
For the 2013-2015 performance period, the FFO to Total Adjusted Debt was calculated using Standard & Poor’s methodology as of the time of grant. FFO to Total Adjusted Debt is a measure that is not calculated in accordance with generally accepted accounting principles. See page 49 for an explanation of this measure using Standard & Poor’s methodology.

(2)
TSR was compared to an industry peer group of the EEI Index of electric companies during the three-year measurement period 2013-2015. At the end of the three-year measurement period, we assessed our total shareholder return compared to the EEI Index. The executives received a percentage of the performance share grants according to the following table:

Percentile Rank	Payout Amount (Percent of Target)
75th and above	200
60th to 74th	150
40th to 59th	100
25th to 39th	50
24th and below	0
Based upon the results above, performance share awards for the 2013-2015 performance period for each NEO are shown below:

Name		Actual Award Paid ($)(1)
	Mr. Bassham	2,511,036
	Mr. Heidtbrink	1,200,821
	Mr. Bryant(2)	216,907
	Ms. Humphrey	494,419
	Mr. Deggendorf	432,620
	Mr. Shay(3)	—

(1)
The total number of shares awarded were determined based on the weighted achievement. In addition, cash dividend equivalents were paid after the end of the performance period, as follows: Mr. Bassham ($236,882), Mr. Heidtbrink ($113,281), Mr. Bryant ($20,462), Ms. Humphrey ($46,642), and Mr. Deggendorf ($40,812).

(2)	On September 2, 2015, Mr. Bryant became the Senior Vice President-Finance and Strategy and Chief Financial Officer. His target did not increase for this performance period.
(3)	Mr. Shay resigned from the Company effective September 1, 2015. Accordingly, he forfeited any unvested payments under the plan.

2014-2016 Performance Period
The performance objectives for the three-year performance period ending December 31, 2016, are substantially the same as the performance objectives for the 2013-2015 performance period. There are two equally-weighted performance share objectives: (i) a credit objective (three-year average FFO to Total Adjusted Debt) and (ii) a total shareholder return objective (TSR versus EEI Index). To continue to focus on performance, the Committee determined the distribution between performance shares and restricted stock at 75 percent/25 percent, respectively.

Consistent with prior years, performance share and restricted stock awards for the 2014-2016 performance period are based on percentages of 2014 base salary. For the 2014-2016 performance period, the Board increased the base salary target percentage used for the LTIP awards for Mr. Shay and Ms. Humphrey. Mr. Shay’s percentage was increased to better align his target to the median LTIP target range of Chief Financial Officers in companies of similar size within the industry. Ms. Humphrey’s target percentage was increased to reflect more accurately her combined responsibilities as Senior Vice President-Human Resources and General Counsel.
The percentages of 2014 base salary (reflecting the target amount of awards) are as follows: Mr. Bassham, 270 percent; Mr. Heidtbrink, 175 percent; Mr. Bryant, 75 percent; Ms. Humphrey, 120 percent; Mr. Deggendorf, 100 percent, and Mr. Shay, 120 percent. This resulted in the following long-term incentive grants in 2014 of time-based restricted stock and performance shares, which may be paid after the end of the period depending on performance:

Name		Restricted Stock(1)	Performance Shares (at target)(1)
	Mr. Bassham	17,204	51,610
	Mr. Heidtbrink	8,104	24,310
	Mr. Bryant(2)	1,982	5,944
	Ms. Humphrey	4,028	12,083
	Mr. Deggendorf	2,946	8,838
	Mr. Shay(3)	—	—

(1)
The restricted stock grants vest on March 3, 2017; the cash and common stock payments related to the performance shares, if any, will also occur on March 3, 2017. Actual performance shares may be between 0 percent and 200 percent of the target number of shares.

(2)	On September 2, 2015, Mr. Bryant became the Senior Vice President - Finance and Strategy and Chief Financial Officer. His target did not increase for this performance period.
(3)	Mr. Shay resigned from the Company effective September 1, 2015. Accordingly, he forfeited any unvested payment under the plan.

The 2014-2016 performance period objectives and criteria are as follows:

2014-2016 Performance Share Objectives		Weighting (Percent)	Threshold (50%)	Target (100%)	Stretch (150%)	Superior (200%)
	Three-year (2014-2016) Average FFO to Total Adjusted Debt(1)	50	14.5%	15.0%	15.5%	16.0%
	TSR versus EEI Index(2)	50	See below

(1)
For the 2014-2016 performance period, the FFO to Total Adjusted Debt will be calculated using Standard & Poor’s methodology at the time of grant. FFO to Total Adjusted Debt is a measure that is not calculated in accordance with generally accepted accounting principles. See page 49 for an explanation of this measure using Standard & Poor’s methodology.

(2)
TSR is compared to an industry peer group of the EEI Index of electric companies during the three-year measurement period 2014-2016. At the end of the three-year measurement period, we will assess our total shareholder return compared to the EEI Index. Depending on how we rank, the executives will receive a percentage of the performance share grants according to the following table:

Percentile Rank	Payout Amount (Percent of Target)
75th and above	200
60th to 74th	150
40th to 59th	100
25th to 39th	50
24th and below	0

2015-2017 Performance Period
For the three-year performance period ending December 31, 2017, the Board modified the performance objectives under the LTIP. Previously, the Board utilized two equally-weighted performance share objectives (i) a credit objective (three-year average FFO to Total Adjusted Debt) and (ii) a total shareholder return objective (TSR versus EEI Index). However, for the 2015-2017 performance period, there is one performance objective, total shareholder return (TSR versus EEI Index). The Committee believes that this change better aligns each officer’s performance with the interests of shareholders and focuses the Company’s leadership team on our strategic initiatives to increase stock price and dividend growth. Consistent with the 2013-2015 and 2014-2016 performance periods, the Committee determined the distribution between performance shares and restricted stock at 75 percent/25 percent, respectively.
Additionally, to better align with market and industry practices, specific performance targets were set within the performance range, with interpolation between the targets. Potential payouts will be capped at target or 100 percent if TSR performance is negative.
Consistent with prior years, performance share and restricted stock awards for the 2015-2017 performance period are based on percentages of 2015 base salary. The percentages of 2015 base salary (reflecting the target amount of awards) are as follows: Mr. Bassham, 270 percent; Mr. Heidtbrink, 175 percent; Mr. Bryant, 120 percent; Ms. Humphrey, 120 percent; Mr. Deggendorf, 100 percent; and Mr. Shay, 120 percent. This resulted in the following long-term incentive grants in 2015 of time-based restricted stock and performance shares, which may be paid after the end of the period depending on performance:

Name		Restricted Stock(1)	Performance Shares (at target)(1)
	Mr. Bassham	17,535	52,603
	Mr. Heidtbrink	8,346	25,036
	Mr. Bryant(2)	3,596	10,784
	Ms. Humphrey	4,062	12,185
	Mr. Deggendorf	2,977	8,931
	Mr. Shay(3)	—	—

(1)
The restricted stock grants vest on March 2, 2018; the cash and common stock payments related to the performance shares, if any, will also occur on March 2, 2018. Actual performance shares may be between 0 percent and 200 percent of the target number of shares.

(2)	On September 2, 2015, Mr. Bryant became the Senior Vice President-Finance and Strategy and Chief Financial Officer. Mr. Bryant’s target was increased to 120 percent on a prorated basis.
(3)	Mr. Shay resigned from the Company effective September 1, 2015. Accordingly, he forfeited any unvested payment under the plan.

    The 2015-2017 performance period objective and criteria are as follows:

2015-2017 Performance Share Objective		Weighting (Percent)	Threshold (50%)	Target (100%)	Stretch (150%)	Superior (200%)
	Total Shareholder Return (TSR) versus EEI Index(1)	100%	30th Percentile	50th Percentile	70th Percentile	90th Percentile

(1)
TSR is compared to an industry peer group of the EEI Index of electric companies during the three-year measurement period 2015-2017. At the end of the three-year measurement period, we will assess our total shareholder return compared to the EEI Index. Depending on how we rank, the executives will receive a percentage of the performance share grants. If actual TSR performance is negative, payout would be capped at Target (100%).

Discretionary Grants of Restricted Stock
From time to time, the Committee may make a discretionary grant of restricted stock to a NEO or other officer under the LTIP. In connection with his appointment as Senior Vice President-Finance and Strategy and Chief Financial Officer, Mr. Bryant was awarded a special one-time retention grant of 12,346 shares on September 2, 2015. Thirty-four percent of these shares vest on September 2, 2016, 33 percent of these shares vest on September 5, 2017 and 33 percent vest on September 4, 2018.
2015 Equity Vesting, Payments and Special Grants
The restricted stock and performance share awards under the 2012-2014 LTIP performance period for the NEOs vested in 2015. In connection with his appointment as Chief Executive Officer in June 2012, Mr. Bassham was awarded a special one-time award of restricted stock and performance shares that vested in 2015. Mr. Shay previously received a special restricted stock award that vested in 2015. The following table summarizes these grant vestings and payments:

Name		2015 Vesting of Restricted Stock (# shares)(1)	2012-2014 Performance Share Payments (# shares)(2)
	Mr. Bassham(3)	40,591	9,080
	Mr. Heidtbrink	17,505	3,926
	Mr. Bryant	3,746	837
	Ms. Humphrey	9,080	2,028
	Mr. Deggendorf	7,945	1,774
	Mr. Shay(4)	17,900	2,534

(1)	The amounts shown for restricted stock vestings include reinvested dividends that vested at the same time as the underlying restricted stock grants.
(2)
The shares shown in this column are the earned amounts of performance shares for the 2012-2014 performance period, which were paid in 2015. Dividend equivalents over the performance period were paid in cash at the time of payment of the underlying performance shares. As permitted by our LTIP, the earned performance shares were paid in a combination of cash for the cash dividend equivalents, (which was used to satisfy withholding tax obligations) and common stock.

(3)	Amounts for Mr. Bassham include a special one-time award of restricted stock and performance shares that vested in 2015.
(4)	Sixty percent of a special one-time restricted stock inducement grant to Mr. Shay vested in 2013, and an additional 20 percent vested in each of 2014 and 2015.
Deferred Compensation
The Company’s DCP allows all officers, including NEOs, to defer the receipt of up to 50 percent of base salary and 100 percent of any cash incentive award. The earnings rate on deferral amounts is annually determined by the Committee and based on the Company’s weighted average cost of capital. A detailed discussion of the DCP begins on page 56.
Retirement Benefits
Pension Plan and Supplemental Executive Retirement Plan
The Company maintains a funded, tax-qualified, noncontributory defined benefit plan (the “Pension Plan”) for all non-union employees hired or rehired on or before December 31, 2013, including NEOs. Benefits under the Pension Plan are based on each employee’s years of service and the average annual base salary over a specified period.
The Company also has an unfunded Supplemental Executive Retirement Plan (“SERP”) for its executives, including all NEOs. This unfunded plan provides the difference between the amount that would have been payable under the Pension Plan in the absence of Internal Revenue Service tax code limitations and the amount actually payable under the Pension Plan. It also provides a slightly higher benefit accrual rate than the Pension Plan. All executives hired or rehired on or before December 31, 2013, including NEOs, are eligible to participate in the SERP.
In 2007, non-union employees of Great Plains Energy and KCP&L, including the NEOs, were given a one-time election to remain in their existing Pension Plan and 401(k) Plan (“Old Retirement Plan”), or choose a new retirement program that includes a slightly reduced benefit accrual formula under the Pension Plan paired with an enhanced benefit under the 401(k) Plan (“Current Retirement Plan”). Mr. Deggendorf elected to remain in the Old Retirement Plan, and Messrs. Bassham and Bryant and Ms. Humphrey elected to participate in the Current Retirement Plan. Messrs. Heidtbrink and Shay joined the Company subsequent to 2007 and participate in the Current Retirement Plan.
401(k) Plan
Our 401(k) Plan is offered to all employees as a tax-qualified retirement savings plan.

•
Employees in the Old Retirement Program can contribute up to 40 percent of base pay. After one year of employment, the Company matches 50 percent of the first 6 percent of base pay that is contributed. Employees are fully vested in the Company matching contribution and associated earnings after six (6) years.

•
Employees in the Current Retirement Program can contribute up to 75 percent of base pay, bonus incentive, and overtime pay. The Company matches 100 percent of the first 6 percent of total pay that is contributed. Company contributions vest immediately.

•
Employees hired on or after January 1, 2014 are eligible to participate in the new Retirement Program Plus. In this program, employees can contribute up to 75 percent of base pay, bonus incentive, and overtime pay. The Company matches 100 percent of the first 6 percent of total pay that is contributed and contributes an annual non-elective amount equal to 4 percent of employee base pay. The Company matching contribution vests immediately and the annual non-elective contribution and associated earnings vest after three years of service.

•	Contributions are limited by the tax code.
Other Post-termination Compensation
The Company has entered into change in control agreements with its executive officers, including NEOs, to encourage their continued employment and dedication when an executive may have concerns about their continued employment. The Company believes these agreements and benefits are important recruitment and retention devices. The Company has historically authorized certain agreements with retiring officers to ensure a smooth transition.
Change in Control Severance Agreements
We have change in control agreements with all of our executive officers, including the NEOs, to ensure their continued service, dedication, and objectivity in the event of a transaction that would change the control of the Company. These agreements support the objective assessment and execution of potential changes in the Company’s strategy and enhance retention by reducing concerns about employment continuity. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the agreements. All the agreements require a double trigger so that both a change in control and a termination (actual or constructive) of the executive’s employment must occur. Generally, the Committee and Board determined the eligibility for potential payments upon change in control, based on comparable practices in the market.

Additional information, including a quantification of benefits that would have been received by NEOs had termination occurred on December 31, 2015, is found under the heading “Potential Payments Upon Termination or Change in Control” starting on page 57.
Other Agreements
None of the Company’s executive officers, including the NEOs, have a written employment agreement. The Board from time to time has authorized certain agreements with retiring or resigning officers to provide for a smooth transition.
Perquisites and Generally Available Employee Benefits
Our NEOs are eligible to receive minimal perquisites provided by or paid for by the Company. These perquisites are generally consistent with those offered to executives at comparable organizations with which the Company competes for executive talent and are important for retention and recruitment. The NEOs are also eligible for employment benefits that are generally available to all employees, such as vacation and medical and life insurance.
As shown in the Summary Compensation Table on page 45, all NEOs are eligible for participation in comprehensive financial planning services and executive health physicals. On occasion, the Company may also provide for spousal travel and accommodations when accompanying the executive on out-of-town trips. The Company withholds income taxes on the amounts as required.
Committee Consideration of Compensation Program Risk
At the request of the Committee, an analysis of the risks associated with the Company’s compensation programs, including those for executive officers, was performed by management, including the participation of the Vice President, Chief Compliance Officer and Corporate Secretary. The conclusions of this analysis, with which the Committee concurred, were that the risks associated with the Company’s compensation programs are not likely to have a material adverse effect on the Company and instead encourage overall balanced performance that supports sustainable shareholder value. Among the items the Committee considered were:

•	The annual incentive plans for all employees (including officers) contain a diverse array of measures that focus on the fundamental aspects of our business.

•	The performance measures for all incentive compensation programs are directly tied to the Company’s annual and long-term financial results and/or business plans.

•	The maximum amount payable to non-officer employees under our annual incentive plan ranges from approximately nine percent at the lowest level to 30 percent of base salary for senior non-officers.

•	The officer compensation program design provides a balanced mix of cash and equity, annual and long-term incentives and diverse performance objectives.

•	The Company currently does not grant stock options.

•	The Company (for non-officers) and the Committee (for officers) have downward discretion over both cash and equity incentive program payouts.

•	The Company has “clawback” provisions for its officer annual incentive compensation and LTIP performance share awards.

•	Officers are subject to share ownership and retention guidelines.

•
The Board oversees the Company’s enterprise risk management and mitigation programs, including the possible impacts of variables on the earnings and credit position of the Company, which are important aspects of the Company’s incentive compensation plans.

•
The officers’ annual incentive plan and LTIP performance share grants have a “stretch” performance level to flatten the steepness of the performance payout curve and further reinforce the appropriate behavioral incentives.

•	Under the LTIP, any payout is capped at target or 100 percent, if TSR performance is negative even if a greater award is prescribed by the performance share objectives.
Tax and Accounting Implications
Section 162(m) of the Internal Revenue Code generally disallows deduction by publicly held corporations for compensation in excess of $1,000,000 paid to certain of its executives. This limit, however, does not apply to “qualified performance-based compensation” so long as certain requirements are met. Although the Committee considers tax deductibility in making compensation decisions, the Committee does not believe that compensation decisions should be determined solely by how much compensation is deductible for federal income tax purposes. As a result, the Committee retains the discretion to authorize payments that may not be deductible if it believes that they are in the best interests of the Company and its shareholders. The unrealized tax benefit in 2015, as a result of lost deductions, was $147,328.
COMPENSATION COMMITTEE REPORT
The Compensation and Development Committee of the Board reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on these reviews and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation and Development Committee

John J. Sherman, Chair David L. Bodde Randall C. Ferguson, Jr. Gary D. Forsee James A. Mitchell Linda H. Talbott

EXECUTIVE COMPENSATION
Executive compensation is more fully explained in the section titled “Compensation Discussion and Analysis,” starting on page 25. The following table shows the total salary and other compensation awarded to and earned by our NEOs for services rendered in all capacities to Great Plains Energy, our two public utility subsidiaries, KCP&L and GMO, and all other Great Plains Energy subsidiaries. Unless otherwise indicated, the listed individuals held the same position at Great Plains Energy, KCP&L and GMO.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Mr. Bassham Chairman, President and Chief Executive Officer	2015	685,000		250,000	1,724,694		95,900	204,840	93,024	3,053,458
	2014	658,560		—	1,927,995		301,620	348,416	91,932	3,328,523
	2013	627,200		—	1,769,394		853,120	99,960	100,280	3,449,954
Mr. Heidtbrink Executive Vice President and Chief Operating Officer- KCP&L and GMO	2015	503,000		226,000	820,864		49,294	107,944	54,816	1,761,918
	2014	478,590		—	908,158		166,836	323,502	56,364	1,933,450
	2013	464,650		—	846,163		440,616	35,095	57,721	1,844,245
Mr. Bryant Senior Vice President - Finance and Strategy and Chief Financial Officer	2015	316,957	(6)	78,000	641,599		21,411	32,510	48,914	1,139,391

Ms. Humphrey Senior Vice President- Corporate Services and General Counsel	2015	357,000		75,000	399,514		24,990	40,432	41,741	938,677
	2014	346,904		—	451,389		82,910	123,496	52,454	1,057,153
	2013	334,023	(7)	—	348,391		220,173	34,052	47,394	984,033
Mr. Deggendorf Senior Vice President- KCP&L and GMO	2015	314,000		42,000	292,818		21,980	73,095	48,856	792,749
	2014	304,468		—	330,159		66,678	263,763	46,925	1,011,993
	2013	295,600		—	304,842		189,767	7,275	50,335	847,819
Mr. Shay Former Senior Vice President- Finance and Chief Financial Officer	2015	346,853	(8)	—	497,972	(9)	—	30,285	57,394	932,504
	2014	431,776		—	561,806		103,108	116,671	84,617	1,297,978
	2013	419,200		—	435,488		335,203	44,781	79,431	1,314,103

(1)	See page 29 for a discussion of the discretionary awards that are included in this column.

(2)
The amounts shown in this column are the aggregate grant date fair values of restricted stock and performance shares granted under our LTIP during each year, computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for a discussion of the relevant assumptions used in calculating these amounts. The amounts shown exclude the effect of estimated forfeitures, as required by SEC rules.

The amounts shown in this column reflect the value at the grant date of performance share awards based upon achieving the target level of performance, which was considered the probable outcome as of the grant date. The payout of performance share awards can range from 0 percent to 200 percent of the target amount, depending upon performance. The following table shows the aggregate grant date fair value of performance shares for each year for both target and maximum levels of performance.

	Grant date fair value of 2013 performance share awards ($)		Grant date fair value of 2014 performance share awards ($)		Grant date fair value of 2015 performance share awards ($)
Name	Target	Maximum	Target	Maximum	Target	Maximum
Mr. Bassham	1,352,010	2,704,020	1,485,336	2,970,672	1,265,628	2,531,256
Mr. Heidtbrink	646,555	1,293,110	699,642	1,399,284	602,366	1,204,732
Mr. Bryant	116,789	233,578	171,068	342,136	251,801	503,602
Ms. Humphrey	266,209	532,417	347,749	695,497	293,171	586,342
Mr. Deggendorf	232,927	465,853	254,358	508,715	214,880	429,760
Mr. Shay	332,749	665,497	432,822	865,645	365,423	730,846
For further information on these awards, see the Grants of Plan-Based Awards table on page 47 and Outstanding Equity Awards at Fiscal Year-End table on page 50.
(3)    The amounts shown in this column are cash awards earned under our Annual Incentive Plans.
(4)    The amounts shown in this column include the aggregate of the increase in actuarial values of each of the officer’s benefits under our pension plan, SERP and the above-market earnings on compensation that is deferred on a non-tax qualified basis. Following are the amounts of these items attributable to each NEO for 2015:

	Change in Pension Value ($)	Change in SERP ($)	Above-Market Earnings on Deferred Compensation ($)
Mr. Bassham	28,597	146,748	29,495
Mr. Heidtbrink	34,392	73,552	—
Mr. Bryant	14,170	18,340	—
Ms. Humphrey	14,957	15,499	9,976
Mr. Deggendorf	46,503	21,062	5,530
Mr. Shay	23,614	(10,223)	16,894
(5)    These amounts include the value of perquisites and personal benefits that are not available on a non-discriminatory basis to all employees, as well as other compensation items discussed in this footnote. The amounts in this column consist of, as applicable for each NEO: (A) employer match of employee contributions to our 401(k) plan; (B) employer match of compensation deferred under our DCP (see an explanation of this item beginning on page 56); (C) health savings account and health and welfare plan benefits; (D) executive financial planning services; (E) parking; (F) spouse travel; (G) matched charitable donations; and (H) executive health physicals. All amounts shown are in dollars.

Name	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	Total
Mr. Bassham	15,900	34,100	21,262	16,216	1,260	742	2,000	1,544	93,024
Mr. Heidtbrink	15,900	—	19,780	15,859	1,260	—	2,017	—	54,816
Mr. Bryant	15,900	—	20,801	10,682	1,260	271	—	—	48,914
Ms. Humphrey	15,900	10,495	14,086	—	1,260	—	—	—	41,741
Mr. Deggendorf	7,176	2,250	19,494	16,271	1,260	—	—	2,405	48,856
Mr. Shay	15,900	9,985	14,599	16,070	840	—	—	—	57,394

(6)	See footnote (1) on page 35 regarding Mr. Bryant’s salary changes related to his new appointment.

(7)	Ms. Humphrey’s 2013 annual base salary, as set by the independent members of the Board, was $336,800. However, Ms. Humphrey took unpaid leave, thus reducing her base salary paid in 2013 to $334,023.

(8)	Amount reflects salary paid through Mr. Shay’s resignation on September 1, 2015.

(9)	Mr. Shay forfeited his 2015 equity awards upon his resignation.

The following table provides additional information with respect to awards under both the non-equity and equity incentive plans. We have omitted from the table the columns titled “All Other Option Awards: Number of Securities Underlying Options” and “Exercise or Base Price of Option Awards,” because no options were granted in 2015.
GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Bassham	February 10, 2015(1)	342,500	685,000	1,370,000
	March 2, 2015(2)				26,302	52,603	105,206		1,265,628
	March 2, 2015(3)							17,535	459,066
Mr. Heidtbrink	February 10, 2015(1)	176,050	352,100	704,200
	March 2, 2015(2)				12,518	25,036	50,072		602,366
	March 2, 2015(3)							8,346	218,498
Mr. Bryant	February 10, 2015(4)	76,467	152,933	305,866
	March 2, 2015(2)				2,998	5,995	11,990		144,240
	March 2, 2015(3)							1,999	52,334
	September 2, 2015(5)				2,395	4,789	9,578		107,561
	September 2, 2015(6)							1,597	38,599
	September 2, 2015(7)							12,346	298,865
Ms. Humphrey	February 10, 2015(1)	89,250	178,500	357,000
	March 2, 2015(2)				6,093	12,185	24,370		293,171
	March 2, 2015(3)							4,062	106,343
Mr. Deggendorf	February 10, 2015(1)	78,500	157,000	314,000
	March 2, 2015(2)				4,466	8,931	17,862		214,880
	March 2, 2015(3)							2,977	77,938
Mr. Shay(8)	February 10, 2015(1)	133,500	267,000	534,000
	March 2, 2015(2)				7,594	15,188	30,376		365,423
	March 2, 2015(3)							5,063	132,549

(1)
Reflects potential payments under our 2015 annual incentive plans, measured at the grant date. The actual amounts earned in 2015 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 45.

(2)
Consists of performance share awards under our LTIP, for the 2015-2017 performance period that vest on March 2, 2018. Performance shares are payable in common stock, cash, or a combination of stock and cash after the end of the performance period. Actual payments depend on the three-year total shareholder return compared to the EEI Index. The awards can range from 0 percent to 200 percent of the target amount. Dividend equivalents will be paid in cash after the end of the period on the number of shares earned. The grant date fair value, calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $24.06 per share and reflects the target number of shares.

(3)
Consists of time-based restricted stock awards under the LTIP that vest on March 2, 2018. The grant date fair value, calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $26.18 per share.

(4)
On September 2, 2015, Mr. Bryant became our Senior Vice President - Finance and Strategy and Chief Financial Officer. Effective with his appointment his annual salary increased to $390,000 on a prorated basis and his annual incentive award target increased to 60 percent on a prorated basis. Amounts reflect the prorated potential payments under the 2015 annual incentive plan. The actual amount earned in 2015 is reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 45.

(5)
See footnote (2) on page 40 regarding Mr. Bryant’s LTIP target increases. To effectuate the prorated increases for the 2015-2017 performance period, an additional performance share award was granted on September 2, 2015 to vest on March 2, 2018. The grant date fair value, calculated in accordance with ASC Topic 718 (excluding the effect of estimated for forfeitures) is $22.46 per share and reflects the target number of shares.

(6)
See footnote (2) on page 40 regarding Mr. Bryant’s LTIP target increases. To effectuate the prorated increases, an additional restricted stock award was granted on September 2, 2015 to vest on March 2, 2018. The grant date fair value, calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $24.17 per share and reflects the target number of shares.

(7)
See “Discretionary Grants of Restricted Stock” on page 41 regarding Mr. Bryant’s special one-time restricted stock award granted on September 2, 2015 and vesting on September 2, 2016, September 5, 2017 and September 4, 2018. The grant date fair values calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) are $24.28, $24.22 and $24.12 respectively.

(8)	These awards were forfeited upon the September 2015 resignation of Mr. Shay.
NARRATIVE ANALYSIS OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS TABLE
Severance Agreements
All of our NEOs have Change in Control Severance Agreements. Please see “Potential Payments Upon Termination or Change in Control,” starting on page 57 for a description of these agreements.
Salary and Other Non-equity Compensation
Base salaries for our NEOs are set by the independent members of our Board, upon the recommendations of our Compensation and Development Committee. The 2015 annual base salary of each NEO is provided on page 35. Our NEOs also participate in our health, welfare and benefit plans, our annual and long-term incentive plans, our pension and SERP plans, and our non-qualified deferred compensation plan, and receive certain other perquisites and personal benefits, such as executive financial planning services, subsidized parking, spousal travel, executive physicals, and matched charitable donations.
Discretionary Cash or Stock Awards
From time to time, the Committee may grant a discretionary cash or stock award to a NEO or other officer for special accomplishments or achievements. See page 29 for a discussion of discretionary awards received by each NEO for 2015 performance and achievements.
Restricted Stock Awards
In February 2015, our Board made an award of time-based restricted stock to each of our NEOs as a component of the equity incentive compensation. These restricted stock awards, dated March 2, 2015, will vest on March 2, 2018. These awards were as follows: Mr. Bassham, 17,535 shares; Mr. Heidtbrink, 8,346 shares; Mr. Bryant, 1,999 shares; Ms. Humphrey, 4,062 shares; Mr. Deggendorf, 2,977 shares, and Mr. Shay, 5,063 shares. Mr. Shay resigned from the Company effective September 1, 2015. As noted above, Mr. Shay’s awards were forfeited upon his resignation.
In September 2015, the Board granted 1,597 shares of restricted stock to Mr. Bryant as a component of the equity compensation for the 2015-2018 performance period. Dividends paid on the restricted stock are reinvested in stock through our DRIP and carry the same time-based restrictions as the underlying awards.
Performance Shares
Performance shares are payable in common stock, cash or a combination of common stock and cash (as determined by the Committee) after the end of the performance period, depending on the achievement of specified measures. The one measure for the 2015-2017 performance share grants is the three-year TSR compared to the EEI Index.
Fifty percent of the target number of performance shares allocated to each measure is payable at the threshold level of performance and 200 percent of the target number is payable at the maximum level of performance. There is no payout of performance shares for performance below the threshold. Dividend equivalents will be paid in cash at the end of the period on the number of shares earned.

As discussed in the section titled “Compensation Discussion and Analysis” starting on page 25, one of the performance share measures is three-year average “FFO to Total Adjusted Debt” for the 2013-2015 and 2014-2016 performance periods. This is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”). This measure is based on Standard & Poor’s methodology of calculating FFO to Total Adjusted Debt. FFO is calculated by adjusting cash flow from operations (a GAAP measure) to remove all or a portion of the effects of: capitalized interest; changes in receivables, payables, fuel inventories, materials and supplies, accrued taxes and interest, and nuclear decommissioning trust fund investments; a portion of preferred dividends; operating lease payments; post-retirement benefit obligations; purchase capacity payments; asset retirement obligations; and equity-linked debt interest. These adjustments to cash flow from operations resulted in an FFO of $749.0 million, $702.2 million, and $774.0 million for 2013, 2014, and 2015, respectively. Total Adjusted Debt is comprised of the ending balance of short-term debt, long-term debt (excluding equity-linked debt), accrued interest expense, operating lease commitments, a portion of purchase capacity commitments, post-retirement benefit and asset retirement obligations, and a portion of preferred stock. Total Adjusted Debt, as calculated, was approximately $4.4 billion, $4.7 billion and $4.8 billion for 2013, 2014, and 2015, respectively.
Performance against the 2013-2015 performance share measures is discussed starting on page 37.
Annual Incentive Plan
Under the Annual Incentive Plan for 2015, our NEOs were eligible to receive up to 200 percent of a target amount set as a percentage of their respective base salaries. Refer to page 35 of the section titled “Compensation Discussion and Analysis” for a discussion of the 2015 Annual Incentive Plan and performance.
Salary and Bonus in Proportion to Total Compensation
Please see the section titled “Compensation Discussion and Analysis” starting on page 25 for an explanation of the amount of salary, bonus and other compensation elements in proportion to total compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2015. There are no outstanding options.

		Stock Awards
Name		Number of Shares of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)(4)
	Mr. Bassham	140,730	3,843,336	104,213	2,846,057
	Mr. Heidtbrink	67,385	1,840,284	49,346	1,347,639
	Mr. Bryant	27,311	745,863	16,728	456,842
	Ms. Humphrey	29,127	795,458	24,268	662,759
	Mr. Deggendorf	24,274	662,923	17,769	485,271
	Mr. Shay(5)	—	—	—	—

(1)	Includes reinvested dividends on restricted stock that carry the same restrictions.

(2)
Reflects the time-based restricted stock grants that were not vested as of December 31, 2015. The following table provides the grant and vesting dates and number of unvested shares (including reinvested dividend shares) for each of the outstanding grants as of December 31, 2015. Also included are the 2013-2015 performance share awards, which, as of December 31, 2015, were earned, but had not yet vested.

Name		Grant Date	Vesting Date	Number of Shares That Have Not Vested
	Mr. Bassham	March 5, 2013(a)	March 7, 2016	84,150
		March 5, 2013	March 7, 2016	20,716
		March 3, 2014	March 3, 2017	18,356
		March 2, 2015	March 2, 2018	18,048
	Mr. Heidtbrink	March 5, 2013(a)	March 7, 2016	40,242
		March 5, 2013	March 7, 2016	9,907
		March 3, 2014	March 3, 2017	8,646
		March 2, 2015	March 2, 2018	8,590
	Mr. Bryant	March 5, 2013(a)	March 7, 2016	7,269
		March 5, 2013	March 7, 2016	1,790
		March 3, 2014	March 3, 2017	2,115
		March 2, 2015	March 2, 2018	2,057
		September 2, 2015	March 2, 2018	1,613
		September 2, 2015	September 2, 2016	4,239
		September 2, 2015	September 5, 2017	4,114
		September 2, 2015	September 4, 2018	4,114
	Ms. Humphrey	March 5, 2013(a)	March 7, 2016	16,569
		March 5, 2013	March 7, 2016	4,079
		March 3, 2014	March 3, 2017	4,298
		March 2, 2015	March 2, 2018	4,181
	Mr. Deggendorf	March 5, 2013(a)	March 7, 2016	14,498
		March 5, 2013	March 7, 2016	3,569
		March 3, 2014	March 3, 2017	3,143
		March 2, 2015	March 2, 2018	3,064
	Mr. Shay(5)	March 5, 2013(a)	March 7, 2016	—
		March 5, 2013	March 7, 2016	—
		March 3, 2014	March 3, 2017	—
		March 2, 2015	March 2, 2018	—

(a)	Represents the 2013-2015 performance share awards, which, as of December 31, 2015, were earned, but had not yet vested.
(3)    The value of the shares is calculated by multiplying the number of shares by the closing market price ($27.31) as of December 31, 2015.

(4)
Reflects the performance share awards, at target, that were outstanding as of December 31, 2015. The value of the shares is calculated by multiplying the number of shares by the closing market price ($27.31) as of December 31, 2015. The following table provides, by performance period for each NEO, the number of performance shares for each of the outstanding grants as of December 31, 2015.

Name		Performance Period	Number of Shares(a)
	Mr. Bassham	2014-2016	51,610
		2015-2017	52,603
	Mr. Heidtbrink	2014-2016	24,310
		2015-2017	25,036
	Mr. Bryant	2014-2016	5,944
		2015-2017	5,995
		2015-2017	4,789
	Ms. Humphrey	2014-2016	12,083
		2015-2017	12,185
	Mr. Deggendorf	2014-2016	8,838
		2015-2017	8,931
	Mr. Shay(5)	2014-2016	—
		2015-2017	—

(a)	The number of shares actually earned for each applicable performance period is determined shortly following the end of the performance period based on achievement of the performance objectives.
(5)    Mr. Shay resigned from the Company effective September 1, 2015. Accordingly, he forfeited any outstanding equity awards.
OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the vesting of stock awards held by each of the NEOs during 2015. We have omitted the “Option Awards” columns from the following table, because none of our NEOs have options.

Name		Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
	Mr. Bassham	49,671	1,327,039
	Mr. Heidtbrink	21,431	573,005
	Mr. Bryant	4,583	122,530
	Ms. Humphrey	11,108	296,977
	Mr. Deggendorf	9,719	259,841
	Mr. Shay	20,434	549,697

(1)
Awards of time-based restricted stock, plus reinvested dividends, vested on March 3, 2015, June 1, 2015 and August 18, 2015. Shares earned on reinvested dividends on time-based restricted stock that had previously vested, vested on March 20, 2015 and June 19, 2015. Common stock was paid on March 3, 2015, on performance shares earned for the 2012-2014 performance period. The following table provides detail for each of these vesting and payment events.

		Vesting or Payment Date	Restricted Stock Vesting	Reinvested Dividends Vesting	Stock Paid on Performance Shares	Value on Vesting or Payment Date(2)($)
	Mr. Bassham	March 3, 2015	25,089	2,748		729,886
		March 3, 2015	6,210	611		178,847
		March 3, 2015			9,080	263,706
		March 20, 2015		255		6,831
		March 20, 2015		62		1,661
		June 1, 2015	5,018	544		144,946
		June 19, 2015		54		1,362
	Mr. Heidtbrink	March 3, 2015	8,617	944		250,689
		March 3, 2015	7,088	698		204,149
		March 3, 2015			3,926	114,021
		March 20, 2015		87		2,331
		March 20, 2015		71		1,902
	Mr. Bryant	March 3, 2015	3,346	366		97,329
		March 3, 2015			837	24,309
		March 20, 2015		34		911
	Ms. Humphrey	March 3, 2015	8,110	888		235,928
		March 3, 2015			2,028	58,898
		March 20, 2015		82		2,197
	Mr. Deggendorf	March 3, 2015	7,096	777		206,430
		March 3, 2015			1,774	51,521
		March 20, 2015		72		1,929
	Mr. Shay	March 3, 2015	10,137	1,110		294,896
		March 3, 2015			2,534	73,594
		March 20, 2015		103		2,759
		August 18, 2015	5,385	1,165		178,488

(2)
For restricted stock, the value on vesting or payment is the number of shares vested or paid multiplied by the average of the high and low stock prices on the applicable vesting or payment date. For performance shares, the value on vesting or payment is the number of shares vested or paid multiplied by the closing stock price of the business day immediately preceding the date of payment. At the time of vesting or payment, dividend equivalents were paid in cash to Mr. Bassham ($24,266), Mr. Heidtbrink ($10,492), Mr. Bryant ($2,237), Ms. Humphrey ($5,420), Mr. Deggendorf ($4,741) and Mr. Shay ($6,772). The following table provides the applicable stock price.

Vesting or Payment Date	Stock Price ($)
March 2, 2015	26.37
March 3, 2015	26.22
March 20, 2015	26.79
June 1, 2015	26.06
June 19, 2015	25.22
August 18, 2015	27.25

PENSION BENEFITS
In the table below, the present value of the accumulated benefits under the Pension Plan and SERP with respect to each of the NEOs is based on the following assumptions: retirement at the later of the age of such officer as of December 31, 2015, or age 62 (for Old Retirement Plan participants, the earlier of age 62 or when the sum of age and years of service equal 85); full vesting of accumulated benefits; a discount rate of 4.55 percent; and use of the Pension Protection Act mortality and lump sum interest rate tables.

Name		Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
	Mr. Bassham	Management Pension Plan	10.0	353,974	—
		Supplemental Executive Retirement Plan	10.0	702,639	—
	Mr. Heidtbrink(1)	Management Pension Plan	7.0	855,945	—
		Supplemental Executive Retirement Plan	7.0	314,280	—
	Mr. Bryant	Management Pension Plan	12.0	205,397	—
		Supplemental Executive Retirement Plan	12.0	83,103	—
	Ms. Humphrey	Management Pension Plan	8.9	196,548	—
		Supplemental Executive Retirement Plan	8.9	128,163	—
	Mr. Deggendorf(2)	Management Pension Plan	13.5	655,141	—
		Supplemental Executive Retirement Plan	13.5	349,106	—
	Mr. Shay	Management Pension Plan	5.0	140,049	—
		Supplemental Executive Retirement Plan	5.0	116,920	—

(1)
Mr. Heidtbrink was a GMO employee prior to its acquisition by Great Plains Energy in 2008. Mr. Heidtbrink ceased accruing benefits under the GMO pension plan as of the acquisition date, and started accruing benefits under the Pension Plan and SERP. The years of credited service shown for him reflect service under these latter plans; however, the present value of accumulated benefits shown for the management pension plan reflects both his frozen GMO pension plan benefit and his Pension Plan benefit.

(2)
Mr. Deggendorf was previously a GMO employee, but had left its employ prior to its acquisition by Great Plains Energy in 2008. Mr. Deggendorf ceased accruing benefits under the GMO pension plan as of his separation from GMO, and once he became an officer of Great Plains Energy, began accruing benefits under the management Pension Plan and SERP. The years of credited service shown for him reflect service under these latter plans; however, the present value of accumulated benefits shown for the management Pension Plan reflects both his frozen GMO pension plan benefit and his Great Plains Energy management Pension Plan benefit.

Our NEOs participate in the Pension Plan and the SERP. In 2007, our non-union employees were given a one-time election to remain under the existing terms of the Pension Plan (the “Old Retirement Plan”), or to elect a new retirement program (the “Current Retirement Plan”) that included a slightly reduced benefit accrual formula under the Pension Plan (as well as a correspondingly reduced benefit accrual formula under the SERP for employees who participate in the SERP). Mr. Deggendorf elected to remain under the Old Retirement Plan; Messrs. Bassham and Bryant and Ms.Humphrey elected the Current Retirement Plan. Messrs. Heidtbrink and Shay joined the Company subsequent to 2007, and were automatically enrolled in the Current Retirement Plan. We note the differences between the Old Retirement Plan and the Current Retirement Plan below.
Pension Plan
The Pension Plan is a funded, tax-qualified, noncontributory defined benefit pension plan for non-union employees hired or rehired on or before December 31, 2013. Benefits under the Pension Plan are based on the employee’s years of service and the average annual base salary over a specified period. Employees who elected to remain in the Old Retirement Plan and retire after they reach 65, or whose age and years of service at or after age 52 add up to 85 (the “Rule of 85”), are entitled under the Pension Plan to a total monthly annuity for the rest of their life (a “single life” annuity) equal to 50 percent of their average base monthly salary for the period of 36 consecutive months in which their earnings were highest. This reflects an accrual rate of 1.67 percent per year, capped at 30 years of service. The 50 percent single life annuity will be proportionately reduced if years of credited service are less than 30. Employees may also elect to retire and receive an unreduced benefit at age 62 with at least 5 years of credited service, in which case the benefit is based on their average base monthly salary for the period of 48 consecutive months in which their earnings were highest. Employees may also elect early retirement benefits if they retire between the ages of 55 and 62; in such a case the benefit is reduced by 3 percent for each year that commencement precedes age 62. Employees may elect other annuity options, such as joint and survivor annuities or annuities with payments guaranteed for a period of time. The present value of each annuity option is the same; however, the monthly amounts payable under these options are less than the amount payable under the single life annuity option. Employees also may elect to receive their retirement benefits in a lump sum equal to the actuarial equivalent of a single life pension under the Pension Plan.
Employees, such as Messrs. Bassham and Bryant and Ms. Humphrey, who elected the Current Retirement Plan, retained the benefit they accrued as of December 31, 2007, under the old formula with the old early retirement reductions. Messrs. Heidtbrink and Shay have benefits only under the Current Retirement Plan. Participants in the Current Retirement Plan earn a benefit equal to 1.25 percent of their final average base earnings (averaged over 48 consecutive months), multiplied by the years of credited service earned after 2007. There is no cap on the years of credited service that can be earned. Employees under the Current Retirement Plan may begin receiving their retirement benefit at age 55, but with a 5 percent per year reduction for each year before age 62. There is no Rule of 85 for post-2007 accrued benefits; however, participants may receive post-2007 accrued benefits (subject to the 5 percent per year reduction if they retire at or after age 55 and before age 62) when they start receiving pre-2008 accrued benefits. Participants in the Current Retirement Plan may receive only their pre-2008 accrued benefits in a lump sum; post-2007 benefits must be taken in the form of one of the annuities described in the preceding paragraph.
SERP
The SERP is unfunded and provides out of general assets an amount substantially equal to the difference between the amount that would have been payable under the Pension Plan in the absence of tax laws limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Pension Plan. For participants under the Old Retirement Plan, it adds an additional one-third percent of highest average annual base salary for each year of credited service when the executive was eligible for supplemental benefits, up to a maximum of 30 years, and also makes up the difference (if any) between using a 36-month earnings averaging period and the averaging period used for the participant’s benefits under the Pension Plan. Participants under the Current Retirement Plan receive this same benefit; however, there is no cap on the years of credited service for benefits accrued after 2007. Participants may elect the timing of the receipt of their benefits, as well as the form of their benefits (a lump sum payment or a variety of annuity options, all of which have the same present value). All of our NEOs have elected to receive their benefits in a lump sum upon separation from service. For participants, such as our NEOs, who are “specified employees” under Internal Revenue Code Section 409A and who elect payment on separation of service, payment of benefits accrued prior to 2005 will be made, or commence, when they separate from service; payment of benefits accrued after 2004 will be made, or commence, on the first business day of the seventh calendar month following their separation from service.

NONQUALIFIED DEFERRED COMPENSATION

Name		Executive Contribution in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate withdrawals/ distributions ($)	Aggregate Balance at Last FYE(4) ($)
	Mr. Bassham	50,000	34,100	50,681	—	739,988
	Mr. Heidtbrink	—	—	—	—	—
	Mr. Bryant	—	—	—	—	—
	Ms. Humphrey	45,839	10,495	17,149	—	268,822
	Mr. Deggendorf	94,194	2,250	9,514	50,793	190,652
	Mr. Shay	48,000	9,985	29,039	—	431,347

(1)
The entire amount shown for each NEO is included in the 2015 salary and non-equity incentive plan compensation information shown for such person in the Summary Compensation Table on page 45. To provide consistency with the Summary Compensation Table, this table shows deferrals of compensation earned in 2015 (whether paid in 2015 or 2016). The amounts of 2015 salary deferred are: Mr. Bassham, $50,000; Ms. Humphrey, $42,840; Mr. Deggendorf, $75,000, and Mr. Shay, 48,000. The amounts of 2015 deferred non-equity incentive award compensation are: Ms. Humphrey, $2,999, and Mr. Deggendorf, $19,194.

(2)	The entire amount shown in this column for each NEO is included in the amount shown for each NEO in the “All Other Compensation” column in the Summary Compensation Table.
(3)
Only the above-market earnings are reported in the Summary Compensation Table. The above-market earnings were: Mr. Bassham, $29,495; Ms. Humphrey, $9,976; Mr. Deggendorf, $5,530, and Mr. Shay, $16,894.

(4)
The following amounts reported in this column were reported as compensation to the NEOs in the Summary Compensation Tables for previous years: Mr. Bassham, $105,050 (2014) and $108,670 (2013); Ms. Humphrey, $79,275 (2014) and $104,444 (2013); Mr. Deggendorf, $85,651(2014) and $127,323 (2013); and Mr. Shay, $120,224 (2014) and $84,146 (2013).

Our DCP is a nonqualified and unfunded plan. It allows officers, including our NEOs, to defer the receipt of compensation. There are different deferral provisions for those participants, such as Mr. Deggendorf, who is under the Old Retirement Plan, and for those participants, such as Messrs. Bassham and Shay and Ms. Humphrey, who are under the Current Retirement Plan. Old Retirement Plan participants may defer up to 50 percent of base salary and 100 percent of awards under cash incentive plans. The DCP provides for a matching contribution in an amount equal to 50 percent of the first 6 percent of the base salary deferred by Old Retirement Plan participants, reduced by the amount of the matching contribution made for the year to the participant’s account under our 401(k) Plan, as described in the section titled “Compensation Discussion and Analysis” starting on page 25. For Current Retirement Plan participants, the DCP provides for a matching contribution in an amount equal to 100 percent of the first 6 percent of the base salary, bonus and incentive pay deferred, reduced by the amount of the matching contribution made for the year to the participant’s account under the 401(k) Plan. An earnings rate is applied to the deferral amounts. This rate is determined annually by the Committee and is based on the Company’s weighted average cost of capital. The rate was set at 7.6 percent for 2015. Interest is compounded monthly on deferred amounts. Participants may elect prior to rendering services for which the compensation relates when deferred amounts are to be paid to them: either at a specified date or upon separation from service. For participants, such as our NEOs, who are “specified employees” under Internal Revenue Code Section 409A and who elect payment on separation of service, payment will be made, or commence, on the first business day of the seventh calendar month following their separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Our NEOs are eligible to receive payments in connection with termination of their employment, as explained in this section.
Payments under Change in Control Severance Agreements
We have Change in Control Severance Agreements (“Change in Control Agreements”) with each of our NEOs, specifying the benefits payable in the event their employment is terminated within two years of a “Change in Control” or within a “protected period.” Generally, a “Change in Control” occurs if:

•	any person (as defined by SEC regulations) becomes the beneficial owner of at least 35 percent of our outstanding shares of common stock or of the combined voting power of our outstanding securities;

•	a change occurs in the majority of our Board;

•	a merger, consolidation, reorganization or similar transaction is consummated (unless our shareholders continue to hold at least 60 percent of the voting power of the surviving entity); or

•
a complete liquidation, complete dissolution or an agreement for the sale or disposition of substantially all of our assets occurs or is approved by our shareholders (unless our shareholders continue to hold at least 60 percent of the voting power after such disposition or sale).

A “protected period” starts when:

•	we enter into an agreement that, if consummated, would result in a Change in Control;

•	we, or another person, publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

•	any person (as defined by SEC regulations) becomes the beneficial owner of 10 percent or more of our outstanding voting securities; or

•	our Board, or our shareholders, adopt a resolution approving any of the foregoing matters or approving a Change in Control.
The protected period ends when the Change in Control transaction is consummated, abandoned or terminated.
The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. We believe these change in control arrangements effectively create incentives for our executive team to build shareholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards which are a significant component of each executive’s compensation. These agreements are designed to encourage our NEOs to remain employed with the Company during an important time when their prospects for continued employment following the transaction could be uncertain. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change in control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.
Our change in control arrangements are “double trigger,” meaning that acceleration of vesting is not awarded upon a change in control, unless the NEO’s employment is terminated by the Company involuntarily (other than for cause) or by such NEO for good reason (generally explained below) within two years of a

Change in Control or protected period. We believe this structure provides a balance between the incentives and the executive hiring and retention considerations described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn the remainder of their equity awards.
The benefits under the Change in Control Agreements depend on the circumstances of termination. The benefits are greater if the employee is not terminated for “Cause,” or if the employee terminates employment for “Good Reason.” “Cause” includes:

•	a material misappropriation of any funds, confidential information or property;

•	the conviction of, or the entering of, a guilty plea or plea of no contest with respect to a felony (or equivalent);

•	willful damage, willful misrepresentation, willful dishonesty or other willful conduct that can reasonably be expected to have a material adverse effect on the Company; or

•	gross negligence or willful misconduct in performance of the employee’s duties (after written notice and a reasonable period to remedy the occurrence).
An employee has “Good Reason” to terminate employment if:

•
there is any material and adverse reduction or diminution in position, authority, duties or responsibilities below the level provided at any time during the 90-day period before the “protected period”;

•	there is any reduction in annual base salary after the start of the “protected period” (unless such reduction is in connection with a company-wide reduction);

•	there is any reduction in benefits below the level provided at any time during the 90-day period prior to the “protected period”;

•	the employee is required to be based at any office or location that is more than 70 miles from where the employee was based immediately before the start of the “protected period”; or

•	the Company fails to require any successor to all or substantially all of the Company’s business or assets to assume expressly and agree to perform under the Change in Control Agreements.
Our Change in Control Agreements also have covenants prohibiting the disclosure of confidential information and preventing the employee from participating or engaging in any business that, during the employee’s employment, and six months after, is in direct competition with the business of the Company or its affiliates within the United States (without prior written consent which, in the case of termination, will not be unreasonably withheld).
Change in Control with Termination of Employment
The following table sets forth our payment obligations under the Change in Control Agreements, existing awards of restricted stock and performance shares, SERP and DCP under the circumstances specified upon a termination of employment for our NEOs.The amounts shown in the table for each NEO are based on the following assumptions: (i) that the termination took place on December 31, 2015 and (ii) that the NEO was paid for all salary earned through the date of termination. Please refer to the “Pension Benefits” section for information regarding benefits available under the Pension Plan.

Benefit	Mr. Bassham ($)	Mr. Heidtbrink ($)	Mr. Bryant ($)	Ms. Humphrey ($)	Mr. Deggendorf ($)
Two Times Salary(1)	1,370,000	1,006,000	780,000	714,000	628,000
Two Times Bonus(2)	915,716	507,414	183,568	273,224	280,802
Annual Bonus(3)	457,858	253,707	91,784	136,612	140,401
DCP payment(4)	767,634	—	—	209,156	22,057
SERP payment(5)	897,037	391,201	53,409	86,324	431,763
Additional Retirement Benefits(6)	511,208	422,305	289,478	331,120	300,135
Performance Share Awards Vesting(7)	4,688,277	2,227,785	625,071	1,031,024	802,418
Restricted Stock Vesting(8)	1,559,947	741,276	547,319	342,959	266,983
Health and Welfare(9)	61,986	55,911	61,094	42,017	55,340
Accrued Vacation Payout	52,692	48,365	30,000	27,462	24,154
Tax Gross-Up(10)	2,892,609	1,735,044	876,494	1,064,142	—
Total	14,174,964	7,389,008	3,538,217	4,258,040	2,952,053

(1)	The NEOs receive two times their highest annual base salary, during the twelve-month period prior to the date of termination.

(2)	The NEOs receive two times their average annualized annual incentive compensation awards.

(3)
The Change in Control Agreements provide for a bonus at least equal to the average annualized incentive awards paid to the NEO during the last five fiscal years of the Company (or the number of years the NEO worked for the Company) immediately before the fiscal year in which the Change in Control occurs, prorated for the number of days employed in the year in which the Change in Control occurred.

(4)
Because the NEOs are “specified employees” under Internal Revenue Code Section 409A, payments triggered by a separation from service are delayed to the first business day of the seventh month after the month in which separation from service occurs. Thus, the amounts shown for them reflect their DCP account balances as of December 31, 2015, plus interest on the balances to the July 1, 2016 payment date for those portions to be paid as of the date of separation from service. Messrs. Bryant and Heidtbrink had no deferred compensation as of December 31, 2015.

(5)
All of our NEOs included in this table have elected to have their SERP benefits paid in a lump sum upon separation from service. The amounts shown on this line reflect the benefits payable under the SERP as of a July 1, 2016 payment date, reflecting the required Section 409A delay; the additional benefit arising from additional years of service credited upon a Change in Control is provided on the next line.

(6)
The amounts reflect the present value of the benefit arising from additional years of service credited upon a Change in Control. The NEOs are credited for two additional years of service. These benefits are paid through our SERP.

(7)
In the event of a “change in control” (which is consistent with the definition of a Change in Control in the Change in Control Agreements) and termination of employment without Cause or for Good Reason, our LTIP provides that all performance share grants are deemed to have been fully earned. The amounts shown for each person reflect the aggregate target number of performance shares, valued at the $27.31 closing price of our stock on December 31, 2015, plus accrued cash dividends.

(8)
In the event of a Change in Control and termination of employment without Cause or for Good Reason, our LTIP provides that all restrictions on restricted stock grants are removed. The amounts shown for each person reflect the aggregate number of restricted stock grants outstanding as of December 31, 2015, plus reinvested dividends carrying the same restrictions, valued at the $27.31 closing price of our stock on December 31, 2015.

(9)
The amounts include medical, accident, disability and life insurance for two years following termination and are estimated based on our current COBRA premiums for medical coverage and indicative premiums for private insurance coverage for the individuals, as well as $13,000 for Ms. Humphrey and $15,645 for other NEOs payable for financial services for one year.

(10)
Because these officers’ Change in Control Agreements were entered into before August 2013, they provide for an additional payment to cover excise taxes imposed by Section 4999 of the Internal Revenue Code (“Section 280G gross-up payments”). We have calculated these payments based on the estimated payments discussed above. In calculating these payments, we did not make any reductions for the value of reasonable compensation for pre-Change in Control period and post-Change in Control period service, such as the value attributed to non-compete provisions. In the event that payments are due under Change in Control Agreements, we would perform evaluations to determine the reductions attributable to these services.

Retirement
Upon retirement, each NEO would receive a lump sum cash payment of all earned and unpaid salary, accrued but unused vacation, and the SERP and DCP benefits discussed above, among other benefits. Please refer to the “Pension Benefits” section starting on page 54 for information regarding benefits available under the Pension Plan.
Performance share and restricted stock awards are forfeited upon retirement, unless the Board took other action in its sole discretion. Retirees are eligible for a prorated portion of annual incentive plan awards. There would have been no proration for a December 31, 2015 retirement, and the amounts of the 2015 awards are set out in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 45.
Death or Disability
In the event of death or disability, the NEO would receive a lump sum cash payment of all accrued and unpaid salary, vacation and benefits, and the SERP and DCP benefits discussed above. Please refer to the “Pension Benefits” section starting on page 54 for information regarding benefits available under the Pension Plan. In addition, the outstanding performance share, restricted stock and annual incentive plan awards would have been payable as described in the “Retirement” section above. We also currently provide a survivor benefit to the beneficiaries of all active and retired employees, payable upon the employee’s death. The survivor benefit is $10,000 for active employees and $5,000 for retired employees.
Resignation or Termination
In the event of resignation or termination, the NEO would receive a lump sum cash payment of all accrued and unpaid salary, vacation and benefits, and the SERP and DCP benefits discussed above. Please refer to the “Pension Benefits” section for information regarding benefits available under the Pension Plan. The NEO would also be entitled to continue health insurance benefits, at his or her own cost, as mandated by COBRA, or to elect retiree medical coverage if eligible to do so. All outstanding equity and annual incentive awards would have terminated, unless the Board took other action in its sole discretion.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Item 2 on the Proxy Card
The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investors’ views of the Company’s executive compensation program. As a result, and in accordance with SEC rules, we annually provide shareholders with the opportunity to cast an advisory vote on the compensation of our NEOs, as described in the “Executive Compensation” section starting on page 45 of this proxy statement. Although the vote is advisory and non-binding on the Company, we value the opinions of our shareholders and the Committee intends to consider this vote when making future compensation decisions.
As discussed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which we urge you to review carefully, our compensation principles and programs are designed to attract, motivate and retain key executives, who are crucial to achieving the Company’s business objectives and maximizing shareholder value. Based on last year’s say-on-pay proposal, which was approved by approximately 95 percent of the shareholders voting on the matter, we believe that our shareholders agree that the Company’s compensation programs are reasonable and appropriate.
We believe our 2015 executive compensation decisions demonstrate our commitment to paying for performance and are supplemented by sound compensation policies and practices, including:

•
Committee Structure. The Committee is solely comprised of independent directors, and the Committee retains an independent compensation consultant, Mercer, to regularly review and evaluate our compensation program.

•
Stock Ownership Guidelines. We have significant stock ownership and holding guidelines for all of our executive officers. Our Chief Executive Officer is expected to hold a level of at least five times base salary. Other executive officers, including the NEOs, are expected to hold either two or three times their respective base salaries.

•
Clawback Policy. We have a clawback policy that allows the Company to recover cash incentive compensation and equity awards from senior executives in the event of a restatement of or other inaccuracy in the Company’s financial statements for a period of up to three years.

•	Risk Assessment of Compensation Plans. We annually conduct a risk assessment to evaluate whether our compensation program creates any risks that may have a material adverse effect on the Company.

•
Change in Control Benefit Triggers. Our Change in Control Severance Agreements have a “double trigger” and require both a change in control and termination of employment prior to the payment of severance benefits, if any.

•	Anti-Hedging Policy. Our insider trading policy prohibits all employees, including all executive officers, from hedging their ownership interests in our securities.

•	No Employment Contracts. We do not have employment contracts with any of our executive officers, including the NEOs.

•	No Dividend Payments for Unvested Performance Shares. Dividends are not paid on unvested performance shares, unless and until such shares vest.

•	Modest Perquisites. We provide modest perquisites that we believe provide a sound benefit to the Company.

•
Alignment with Shareholder Interests. A significant portion of each executive’s compensation is in the form of equity in an effort to align the economic interests of our executive officers with our shareholders.

The Board strongly endorses our compensation program and recommends that our shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section and the Executive Compensation section of this proxy statement.”
The Board of Directors unanimously recommends a vote FOR this proposal.
The Company currently holds non-binding advisory votes to approve the compensation of the Company’s NEOs annually; therefore, the Company intends to hold the next non-binding advisory vote to approve the compensation of the Company’s NEOs at the Company’s 2017 Annual Meeting of Shareholders.
APPROVAL OF THE AMENDED LONG-TERM INCENTIVE PLAN
Item 3 on the Proxy Card
A summary of the principal features of the LTIP, as amended, is provided below. This summary does not discuss every aspect of the LTIP. We urge you to read the full text of the Amended LTIP contained in Appendix I of this Proxy Statement. We will provide without charge a copy of the LTIP (as proposed to be amended or as in its current form) to any shareholder who requests a copy.

Overview
Our shareholders initially approved our LTIP in 1992, and approved amendments in 2002, 2007 and 2011. The LTIP’s purposes are to encourage directors, officers and certain other employees of the Company to acquire and increase an equity interest in the growth and performance of the Company, to provide an incentive to enhance the value of the Company for the benefit of its shareholders and customers, and to aid in attraction and retention. The Board believes that the LTIP has been successful, but that it should be amended to extend the term, provide for the issuance of substitute awards and other stock-based awards, expand the different types of business measures upon which performance-based awards may be based and to make other changes as described below to reflect current practices in equity plan design and other changes the Board believes will be beneficial with respect to ongoing administration of the LTIP. The Board approved the amended LTIP in February 2016 (the “Amended LTIP”), and directed that it be submitted to our shareholders for approval. If approved, the Amended LTIP will be effective as of May 3, 2016, and will expire on May 3, 2026. If not approved, the existing LTIP will continue in its current form.
Internal Revenue Code Section 162(m) (“Code Section 162(m)”) limits the deductibility of compensation paid to certain executive officers to $1.0 million in a tax year unless, among other exemptions, the compensation qualifies as “performance-based compensation” under Code Section 162(m). In order for certain types of compensation under the LTIP to qualify as “performance-based compensation” under Code Section 162(m), certain material terms must be disclosed to and reapproved by our shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the material terms. For purposes of Code Section 162(m), the material terms of the performance goals for awards granted under the Amended LTIP include: (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement during a specified period. The LTIP’s material terms were last approved by our shareholders in 2011. Accordingly, in addition to being asked to approve the Amended LTIP, shareholders will be requested to approve the material terms of the performance goals contained in the Amended LTIP, as discussed under “Eligibility,” “Annual Limitations on LTIP Awards” and “Performance Criteria” below. Each of these aspects is discussed in this Item 3, and shareholder approval of this Item 3 constitutes approval of these aspects for purposes of the Code Section 162(m) shareholder approval requirements.
Principal Changes to the LTIP
The principal changes that the amendments will make to the current LTIP are:

•
Strengthening of Language Prohibiting Repricings. The Amended LTIP includes more robust Option and Stock Appreciation Right (“SAR”) repricing prohibition language, including an express prohibition of exchanges of underwater stock options or SARs for other types of LTIP awards unless approved by shareholders.

•
Addition of Clawback Right. The Amended LTIP provides that LTIP awards are subject to such deductions and clawback as required by law, regulation, stock exchange listing requirement or any policy adopted by the Company pursuant to any of the foregoing.

•
Modification of Types of Permitted LTIP Awards. The Amended LTIP eliminates the ability to make awards of “Limited Stock Appreciation Rights” but expressly adds the ability to grant “other stock-based awards” and “substitute awards”.

a.
An “other stock-based award” is an award of our shares or payment of cash that is valued in whole or in part by reference to, or is otherwise based on, our shares, other property, or achievement of performance metrics or measures but that is not a LTIP award of restricted stock, Restricted Stock Units (“RSUs”), options, SARs, bonus shares, performance shares, performance awards, director shares or director deferred share units.

b.
A “substitute award” is an award granted in substitution for stock or stock-based awards held by a current or former employee or a non-employee director of another entity acquired by the Company in a purchase transaction or merger. Shares issued pursuant to substitute awards do not count against the overall share limit.

•	Extension of Term of LTIP. The Amended LTIP extends the period pursuant to which LTIP awards may be granted from May 1, 2021 to May 3, 2026.

•
Clarification of Impact of Change in Control on Vesting of Certain LTIP Awards. The Amended LTIP clarifies that, generally, if a participant's employment with the Company is terminated during the two-year period following a change in control (which has a special definition under the Amended LTIP and is discussed below under “Summary of the Amended LTIP”) restrictions or exercise conditions on all outstanding types of LTIP awards lapse upon the participant's termination of employment.

•
Clarification and Expansion of Code Section 162(m) Goals. The Amended LTIP clarifies and expands the eligible business criteria pursuant to which “performance-based compensation” under Code Section 162(m) may be based.

•
Modification of Special Committee Powers. The Amended LTIP provides the Committee (as defined below) with the authority to accelerate a LTIP award under special circumstances determined by the Committee at the time of grant or anytime thereafter. This change expands the Committee's ability to accelerate a LTIP award from the currently enumerated scenarios such as a participant's death, disability, retirement, change in control or termination of employment following a change in control.

•
Allowance for Greater Flexibility in Determining “Fair Market Value”. Under the LTIP, “fair market value” has historically been the closing market price on the applicable measuring date. As proposed to be amended, the definition of “fair market value” would allow the Committee to establish fair market value based on the closing market price on the applicable measuring date but also based on (i) the first sale of a share on the applicable measuring date, (ii) the closing market price on the trading day before the applicable measuring date, (iii) the arithmetic mean of the high and low prices on the trading day before or the trading day of the applicable measuring date or (iv) any other reasonable method using actual transactions as reported in such shares of stock by such market.

•
Reduction of Minimum Restricted/Exercise Period with respect to Restricted Stock, RSUs and SARs. The Amended LTIP reduces from three years to one year the minimum restricted period imposed on shares of time-vesting Restricted Stock, RSUs or SARs (with a few exceptions).

The Board of Directors unanimously recommends a vote FOR approval of the proposal.
A summary of the principal features of the Amended LTIP is provided below. Where the current LTIP differs from the Amended LTIP, the change is described. This summary does not discuss every aspect of the Amended LTIP. We urge you to read the full text of the Amended LTIP contained in Appendix I of this proxy statement.

Summary of the Amended LTIP
Available Shares
The LTIP currently provides for a maximum of 8,000,000 shares of our common stock to be issued. No increase in this share limit is being proposed at this time. On March 10, 2016, there were approximately 4.2 million shares of our common stock available to be issued under the LTIP. On March 10, 2016, the closing price of our common stock was $30.87.
Eligibility
Any director, officer or any person employed on a regularly scheduled basis by, Great Plains Energy or any of our Subsidiaries is eligible to receive LTIP awards. We currently employ approximately 2,900 persons.
Granting of LTIP Awards
Under the Amended LTIP, awards may be granted by the “Committee,” which includes the Compensation and Development Committee or the independent members of the Board, composed in each case of not less than two directors, each of whom is both a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an “outside director” within the meaning of Code Section 162(m), or any other committee of the Board to whom the Board has delegated its authority under the Amended LTIP. In addition, a committee (comprised of two or more directors who need not be non-employee directors) may make LTIP awards to individuals who are not subject to Section 16(a) of the Exchange Act, or are not, and not expected to become during the LTIP award period an employee subject to the deduction limits under Code Section 162(m). In no event may the Committee reprice outstanding Options or SARs (including underwater stock options or SARS) unless such a repricing is approved by the Company's shareholders or would not be deemed to be a repricing under New York Stock Exchange rules.
Administration of the Amended LTIP
The Amended LTIP is administered by the Committee on behalf of the Board. Currently, the Committee has all of the powers (other than amending or terminating the Amended LTIP) respecting the Amended LTIP. The Amended LTIP expands the Committee's ability to accelerate a LTIP award from the current enumerated scenarios such as a participant's death, disability, retirement or a change in control of the Company or termination of employment following a change in control.
Annual Limitations on Awards
The Amended LTIP limits the maximum number of shares with respect to which a LTIP award or awards (other than a substitute award) may be granted to any participant in any single calendar year. This limit is 500,000 shares. This limit would automatically and proportionately increase or decrease in the event of a stock split or stock dividend and as provided in the Amended LTIP. This same 500,000 annual share limitation is also applicable with respect to options (including Incentive Stock Options) and SARs. This limit has not been changed from the current LTIP to the Amended LTIP.
Performance Criteria
Under the current LTIP, performance-based awards may be subject to the achievement of one or more of the following performance goals, which shall be calculated on a GAAP or non-GAAP basis and based on the attainment of one or any combination of the following metrics, which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units, and which may be measured in the aggregate or on a per share basis:

1.	Earnings measures, including net earnings on either a last in, first out (“LIFO”), first in, first out (“FIFO”) or other basis;

2.
Operating measures, including operating income, operating earnings, operating margin, funds from operations and operating measures determined on an absolute basis or relative to another performance measure such as total adjusted debt;

3.	Income or loss measures, including net income or net loss;

4.	Cash flow measures, including cash flow or free cash flow and measures based on all operations or a designated segment of operations;

5.	Revenue measures;

6.	Measures based on reductions in expense levels, including measures determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units;

7.	Operating and maintenance cost management and employee productivity measures including measures based on an Equivalent Availability Factor (EAF) for coal and nuclear divisions;

8.
Return measures, including shareholder return, return on assets, investments, equity, or sales, and whether determined on an absolute basis or relative to another performance measure or industry peer group (e.g., EEI Index);

9.	Growth or rate of growth in any of listed performance measures;

10.
Share price (including attainment of a specified per-share price during the award period; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);

11.
Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, and cost targets;

12.	Accomplishment of, or goals related to, mergers, acquisitions, divestitures, dispositions, public offerings or similar extraordinary business transactions;

13.	Achievement of business or operational goals such as market share and/or business development and/or customer objectives; and/or

14.	Achievement of credit ratings or certain credit quality levels.
The Amended LTIP clarifies that the performance criteria include:

•
Achievement of goals based on or related to safety, including safety training, safety audits, Days Away, Restricted or Transferred (“DART”), and Occupational Safety and Health Administration (“OSHA”) incident ratings; and/or

•	Achievement of goals based on or related to customer satisfaction results, indices or surveys.
Additionally, the Amended LTIP would replace performance criteria 6 and 7 above with the following:

•
Measures based on expense levels, including measures such as non-fuel operation and maintenance determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units; and

•
Operating and maintenance cost management and productivity measures including System Average Interruption Duration Index (“SAIDI”), System Average Interruption Frequency Index (“SAIFI”) and measures based on an Equivalent Availability Factor (“EAF”) for coal and nuclear divisions.

Applicable incentive goals may be applied on a pre-tax or post-tax basis. The Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, mark-to-market gains and losses from energy contracts, and any unusual, nonrecurring gain or loss. The incentive goals may also include GAAP and non-GAAP financial measures.
Types of LTIP Awards
Types of awards available under the Amended LTIP are Restricted Stock, RSUs, Options, SARs, Bonus Shares, Performance Shares, Director Shares and Director Deferred Share Units. Dividend equivalents are also permitted to be granted in connection with LTIP awards other than for Options or SARs. Except as described below, LTIP awards are paid in shares of our common stock. Shares may be newly-issued, issued out of treasury shares or purchased by the Company in open-market transactions.
The Committee has broad powers and discretion with respect to all types of LTIP awards. For example, except as noted below under the various types of LTIP awards, the Committee determines the vesting, exercise and payment conditions or restrictions on LTIP awards and generally has the discretion to accelerate the vesting, exercisability or payment of a LTIP award. For Restricted Stock and RSU awards the restriction period and performance-based requirements (if any) are set at the discretion of the Committee, and the restriction period can be between 1 and 10 years.
Restricted Stock. Restricted Stock are shares of our common stock that cannot be sold, transferred, pledged or hypothecated until the service-based or performance-based requirements are met. The holders of the restricted stock may vote the shares, and any dividends paid on the Restricted Stock are subject to the same restrictions.
Under the current LTIP, any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) must remain in effect, in whole or in part, at least until the third anniversary of the date of grant, other than as may be provided in an award agreement for accelerated vesting in the event of death, disability, retirement, change in control or a termination of employment following a change in control. However, under the Amended LTIP any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) must only remain in effect, in whole or in part, at least until the first anniversary of the date of grant, other than in the above-described events applicable under the current LTIP (e.g., death, disability etc.) plus under circumstances determined appropriate by the Committee.
RSUs. RSUs are rights to receive shares of our common stock (or cash, at the Committee's discretion) at some future date upon satisfaction of certain service-based or performance-based requirements. RSUs represent an unfunded, unsecured obligation of the Company. Holders of RSUs have no voting rights with respect to the underlying common stock unless and until the common stock is paid. Unless otherwise provided in an award agreement, dividend equivalents are credited either in the form of additional RSUs or deferred cash, and will be paid at the same time as the RSUs are paid.
Under the current LTIP, any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) must remain in effect, in whole or in part, at least until the third anniversary of the date of grant, other than as may be provided in an award agreement for accelerated vesting in the event of death, disability, retirement, change in control or a termination of employment following a change in control. However, under the Amended LTIP any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) must only remain in effect, in whole or in part, at least until the first anniversary of the date of grant, other than in the above-described events applicable under the current LTIP (e.g., death, disability etc.) plus under circumstances determined appropriate by the Committee.
Options. Options give the holder the right to purchase shares of our common stock, which may include provisions for the Options to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. The per share Option exercise price is set by the Committee, and must be at least 100 percent of the fair market value of a share of our common stock on the date of grant. Each Option shall become exercisable within the Option Period set by the Committee, not to exceed 10 years from its date of grant. At the time of exercise, the Option Price is payable in any manner allowed under applicable law and as permitted by the Committee, which may include, among other methods, the payment of cash or check or Company stock, or through a “net exercise” arrangement under which the Company will reduce the number of shares issued upon exercise by the largest number of whole shares that has a fair market value on the exercise date that does not exceed the aggregate Option Price, with the remainder of the Option Price paid in cash. Any proceeds we receive from the exercise of Options will be used for general corporate purposes. The Options are exercisable either in full or in part, with a partial exercise not affecting the exercisability of the balance of the Options. The Options are not transferable by the holder other than by will, the laws of descent or pursuant to a proper domestic relations order.
An Option lapses upon the first occurrence of one of the following circumstances: (i) 10 years from the date of grant; (ii) three months following the holder's retirement; (iii) at the time of the holder's termination of employment (other than a retirement or termination due to disability); (iv) at the expiration of the Option period set by the grant; or (v) 12 months from the holder's date of disability. If, however, the holder dies within the Option period and prior to the lapse of the Option, the Option will lapse unless it is exercised within the Option period or 12 months from the date of the holder's death, whichever is earlier, by the holder's legal representative or representatives or by the person or persons entitled to do so under the holder's will or, if the holder shall fail to make the disposition of such Option or dies intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution. A participant or a transferee of a participant has no rights as a shareholder with respect to any shares of common stock covered by an Option, until the date the Option is exercised.
Under the current LTIP, Options cease to be exercisable at the earliest of (i) the holder's purchase of the common stock to which the Option relates, (ii) the exercise of a related Limited Stock Appreciation Right (if any is granted) or (iii) the lapse of the Option. However, because under the Amended LTIP Limited Stock Appreciation Rights have been eliminated as a type of an award, Options cease to be exercisable at the earliest of (i) the holder's purchase of the common stock to which the Option relates or (ii) the lapse of the Option.
Stock Appreciation Rights. SARs give the holder the right to receive, as of a specified date, an amount equal to the number of shares with respect to which the SAR is exercised, multiplied by the excess of the fair market value of one share of stock on the exercise date over the strike price. In no event may the compensation payable under a SAR be greater than the excess of the fair market value of a share of our stock on the SAR's exercise date over the fair market value of a share of our stock on the date of grant of the SAR. SARs do not include any feature for compensation deferral, other than deferral of income recognition until the SAR is exercised.
Under the current LTIP, any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) must remain in effect, in whole or in part, at least until the third anniversary of the SAR's date of grant, other than as may be provided in an award agreement for accelerated vesting in the event of death, disability, retirement, change in control or a termination of employment following a change in control. However, under the Amended LTIP any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) must only remain in effect, in whole or in part, at least until the first anniversary of the date of grant, other than in the above-described events applicable under the current LTIP (e.g., death, disability etc.) plus under circumstances determined appropriate by the Committee. In addition, under the Amended LTIP, Limited SARs are no longer permitted to be granted.
Bonus Shares. Bonus Shares are shares that are awarded without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan or otherwise) or as an incentive to become an employee, as permitted by applicable law. The Amended LTIP did not make any material modifications specifically to Bonus Shares.
Performance Shares. A Performance Share is the right to receive a payment subject to satisfaction of the terms and conditions established by the Committee. Payments will normally be made in shares of common stock; however, the Committee has the discretion to authorize payment in cash or a combination of cash and common stock.
The Committee may also grant dividend equivalents related to the Performance Shares, which are payable when and to the extent payment is made on the underlying Performance Shares. Unless otherwise provided in a Performance Share award agreement, if the award agreement provides for the payment of dividend equivalents, the dividend equivalents will be equal to the dividends paid during the entire award period for which the Performance Shares relate and not just that period of time after the Performance Shares were granted. Payment of dividend equivalents may be made in cash or shares of stock.
The performance goals to be achieved for each award period and the amount of the award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. When the Committee determines whether a performance goal has been satisfied for any award period, the Committee, where the Committee deems appropriate, may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under GAAP, and the Committee may determine whether a performance goal has been satisfied for any award period taking into account the alternative which the Committee deems appropriate under the circumstances. Except in the event of a change in control, no payment of Performance Shares will be made before the end of the performance period. However, the Committee has the discretion to either accelerate payment, or to make or prorate payment at the end of the performance period, where the holder retired, became disabled or died during the performance period, or in other special circumstances. The Amended LTIP did not make any material modifications specifically to Performance Shares.
Director Shares and Director Deferred Share Units. We may pay compensation to our non-employee directors in the form of shares of common stock. The directors have the ability to receive this compensation on a current basis, or may elect to defer the receipt through Director Deferred Share Units. Any such election must be made prior to the calendar year in which services related to the compensation are to be performed. Dividends paid on our common stock will be converted into additional Director Deferred Share Units. On the January 31 following the non-employee director's termination of service on our Board, all of his or her Director Deferred Share Units will be converted into an equal number of shares of common stock and distributed to the person. The Amended LTIP did not make any material modifications specifically to Director Shares or Director Deferred Share Units.
Other Award Types and Award Features
Performance Awards. The Amended LTIP provides that all of the types of LTIP awards discussed above may be issued, granted, become vested or payable, as the case may be, upon the achievement of certain performance goals such that the performance awards would satisfy the requirements of Code Section

162(m). These are referred to under the LTIP as “Performance Awards.” The objective performance goals established by the Amended LTIP are listed under “Performance Criteria”.
If the Committee elects to grant Performance Awards that are intended to satisfy the Code Section 162(m) performance-based compensation exception, the Committee will not adjust upwards the amount payable under a Performance Award, and may not waive the achievement of the applicable performance goals except in the case of death or disability of a holder. The Committee may, however, at the time it establishes the performance goals and grants the Performance Awards, elect to reserve such discretion to adjust the amounts payable under Performance Awards or waive the achievement of the applicable performance goals. All Performance Awards will be subject to the limitation, discussed above, that the maximum number of shares that can be subject to Performance Awards granted to any individual during any calendar year is 500,000 shares. The Amended LTIP did not make any material modifications specifically to Performance Awards other than the changes discussed above relating to Performance Criteria applicable to Performance Awards.
Substitute Awards. The Amended LTIP would provide that Substitute Awards may be granted by the Committee in replacement of stock and stock-based awards held by current and former employees or non-employee directors of, another business that is, or whose stock is, acquired by the Company or a Subsidiary of the Company, in order to partially or fully preserve the economic value of all or a portion of the replaced award, on such terms and conditions (including price) as the Committee determines. The Amended LTIP further provides that shares issued pursuant to a Substitute Award will not count against the overall share limit of the Amended LTIP. The current LTIP does not expressly provide for the granting of Substitute Awards.
Other Stock-Based Awards. The Amended LTIP would allow for grants of “other stock-based awards” which would be awards of our shares or payments of cash that are valued in whole or in part by reference to, or are otherwise based on, our shares, other property, or achievement of performance metrics or measures but not specifically one of the other types of delineated awards under the Amended LTIP. At this time, the Committee has no plans to grant a LTIP award other than those described above under “Summary of the Amended LTIP-Type of Award” but, if the Amended LTIP is approved, will have the ability to do so in the future.
Dividend Equivalents. The Committee has the ability to grant a participant rights to receive dividend equivalents with respect to certain types of LTIP awards other than an Option or SAR. The dividend equivalents may be granted currently or on a deferred basis. The Committee may provide that the dividend equivalents (if any) shall be deemed to have been reinvested in additional shares of stock or otherwise reinvested and may provide that the dividend equivalents are subject to the same vesting or performance conditions as the underlying LTIP award. Dividend equivalents credited in connection with a LTIP award must be subject to restrictions and risk of forfeiture to the same extent as the LTIP award with respect to which the dividend equivalents have been credited.
Fractional Shares. No fractional shares will be issued or delivered under the Amended LTIP or any LTIP award. The Committee will determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated. The Committee may determine, in its discretion, whether any fractional Share shall be eliminated by rounding up or down.
Other Important Features of the LTIP
Change in Control. The Amended LTIP provides eligible LTIP award holders with certain benefits following a change in control. Within two years of a change in control of the Company (as defined under the Amended LTIP and as described below), if a participant's employment is terminated other than for “Cause” or if a participant voluntarily resigns for “Good Reason” (as those terms are defined in the Amended LTIP), then (i) all stock options and SARs then outstanding shall become fully exercisable; (ii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock, RSU and Other Stock-Based Awards then outstanding shall be deemed satisfied as of the date of the change in control; and (iii) all Performance Share Awards shall be deemed to have been fully earned at target as of the date of the change in control, subject to the limitation that any LTIP award which has been outstanding less than the six month anniversary of the LTIP award’s date of grant on the date of participant's termination of employment shall not be afforded such treatment. Under the current LTIP, the benefits described above are expressly applicable to Options and Restricted Stock. The Amended LTIP clarifies that the benefits described above would also be applicable to SARs, RSUs and Other Stock-Based Awards.
Generally, a “change in control” will occur when: a person or group of persons acquires 35 percent or more of our common stock; there is a change in the majority of our Board (other than where a director's appointment is approved by the other directors); a corporate event such as a merger or reorganization occurs where more than 40 percent of our voting common stock is, after the transaction, held by individuals who were not our shareholders before the transaction; or a liquidation or sale of all or substantially all of our assets occurs. No change in control occurs in connection with transactions where our shareholders essentially have the same ownership as they did before the transaction. For the exact definition of change in control, please refer to the Amended LTIP.
Internal Revenue Code Section 409A. The Amended LTIP is intended to meet the requirements of Section 409A of the Internal Revenue Code, and all payments that are subject to this section will be paid in a manner that will meet such requirements.
Change in Capital Structure. In the event of a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving our common stock, the Committee will, if determined to be necessary, adjust the shares of common stock as to which LTIP awards may be granted under the Amended LTIP, and the shares of common stock then included in each outstanding LTIP award.
Amendments. Our Board may at any time alter, amend, suspend or terminate the Amended LTIP. However, shareholder approval is required for any action that increases benefits or number of shares of common stock which may be issued under the Amended LTIP, or that extends the period for granting Options, or that modifies the eligibility requirements, or otherwise requires shareholder approval. No modification that adversely affects outstanding LTIP awards will be effective without the consent of the holders of such LTIP awards.
New Plan Benefits Table
No benefits or amounts have been awarded or received under the Amended LTIP. Because the amounts to be awarded under the Amended LTIP, and the persons to whom the LTIP awards may be granted, cannot easily be predicted, LTIP awards cannot be determined at this time. See our “Summary Compensation Table” and “Grants of Plan-Based Awards” table for information about LTIP awards under the current LTIP during 2015.
Federal Income Tax Consequences
Based on current provisions of the Internal Revenue Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of LTIP awards granted under the Amended LTIP are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof. State tax consequences may in some cases differ from those described below.

Restricted Stock. The recognition of income from a LTIP award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the shares. The participant may, however, make an election to include the value of the shares in gross income in the year that the restricted stock is granted. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation associated with the restricted stock in income.
RSUs. Generally, no taxes are due when a LTIP award of RSUs is made, but the LTIP award becomes taxable when it vests. In addition, we are entitled to a deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes income. A participant may not make an Internal Revenue Code Section 83(b) election for the RSUs. Rules relating to the timing of payment of deferred compensation under Internal Revenue Code Section 409A are applicable to RSUs, and any violation of Internal Revenue Code Section 409A could trigger interest and penalties applicable to the participant.
Incentive Stock Options (“ISOs”). ISOs are defined by Section 422 of the Internal Revenue Code. A participant who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the shares received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.
Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the participant disposes of the shares within two years of the date of grant or within one year of the date of the transfer of the shares to the participant (a “Disqualifying Disposition”), then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held.
The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to the exercise of an ISO, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the shares, generally only the difference between the fair market value of the shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.
If a participant pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired shares to us as payment of the exercise price. The shares received by the participant, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares received by the participant in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are transferred to the participant upon exercise of the ISO. If the exercise of any ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of the shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Nonqualified Stock Options (“NQSOs”). A participant receiving a NQSO does not recognize taxable income on the date of grant of the NQSO. In general, the participant must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a participant will be deductible by us in the year that the participant recognizes the income if we comply with the applicable withholding requirements.
Shares acquired upon the exercise of a NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the participant will recognize long-term capital gain or loss if the participant has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the shares for one year or less.
If a participant pays the exercise price, in whole or in part, with previously acquired shares, the participant will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivering the previously acquired shares to us. Shares received by a participant, equal in number to the previously acquired shares of common stock exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by a participant in excess of the number of such previously acquired shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares will commence as of the date of exercise or such other relevant date.
SARs. To the extent that the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to a participant when a SAR is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares are normally includable in the participant's gross income for regular income tax purposes. The Company will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the shares payable on the date of exercise.
Bonus Shares, Performance Shares, Director Shares and Director Share Units and Other Stock-Based Awards. Any payments, or the fair market value of any shares of stock or other property a participant receives in connection with a Bonus Share, Performance Share, Director Share, Director Share Unit or an Other Stock-Based Award are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment or in the year of related performance if paid by March 15 of the following year.
Dividend Equivalents. All payment of dividend equivalents, whether paid in cash or Shares, will be includable in income in the year received or made available to the participant without substantial limitations or restrictions. The Company will be entitled to deduct the same amount as a business expense in the same year.
Deductibility of Awards. Code Section 162(m) places a $1,000,000 annual limit on the compensation deductible by us or a majority-owned subsidiary paid to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that awards of stock options, SARs and certain other “performance-based compensation” awards under the Amended LTIP to the executives subject to Code Section 162(m) will qualify for the performance-based compensation exception to the deductibility limit. However, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.
Equity Compensation Plan Information.
The following table provides information, as of December 31, 2015, regarding the number of common shares to be issued upon exercise of outstanding options, warrants and rights, their weighted average exercise price, and the number of shares of common stock remaining available for future issuance. The table excludes shares issued or issuable under Great Plains Energy’s defined contribution savings plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders
Great Plains Energy Long-Term Incentive Plan	724,425	(1)	$—	(2)	4,688,293
Equity compensation plans not approved by security holders	—		—		—
Total	724,425	(1)	$—	(2)	4,688,293

(1)	Includes 609,010 performance shares at target performance levels and director deferred share units for 115,415 shares of Great Plains Energy common stock outstanding at December 31, 2015.
(2)	The performance shares and director deferred share units have no exercise price and therefore are not reflected in the weighted average exercise price.

AUDIT COMMITTEE REPORT
The Audit Committee is currently comprised of seven independent directors. In connection with its function to oversee and monitor the financial reporting process of Great Plains Energy, the Audit Committee’s activities in 2015 included the following:

•	reviewed and discussed the audited financial statements and the report on internal control over financial reporting with management and Deloitte & Touche;

•
discussed with Deloitte & Touche the matters required to be discussed by SEC regulations and by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committee; and

•
received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche its independence from management and the Company and its subsidiaries.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Audit Committee

Thomas D. Hyde, Chair David L. Bodde Randall C. Ferguson, Jr. Gary D. Forsee Scott D. Grimes Ann D. Murtlow John J. Sherman

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Item 4 on the Proxy Card
Deloitte & Touche has acted as our independent registered public accounting firm since 2002, and has been appointed by the Audit Committee to audit our financial statements for 2016, subject to ratification by the shareholders of the Company. Representatives from Deloitte & Touche are expected to be present at the Annual Meeting, with the opportunity to make statements if they wish to do so, and are expected to be available to respond to appropriate questions.
The affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the meeting is required for ratification of this appointment. If the appointment of Deloitte & Touche is not ratified, the Audit Committee will reconsider the selection of the independent public accounting firm.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted policies and procedures for the pre-approval of all audit services, audit-related services, tax services and other services to be provided by the independent registered public accounting firm for the Company and its subsidiaries. Under these policies and procedures, the Audit Committee may pre-approve certain types of services, up to the aggregate fee levels it sets. Any proposed service within a pre-approved type of service that would cause the applicable fee level to be exceeded cannot be provided unless the Audit Committee either amends the applicable fee level or specifically approves the proposed service. The Audit Committee, as well, may specifically approve audit, audit-related, tax or other services on a case-by-case basis. Pre-approval is generally provided for up to one year, unless the Audit Committee specifically provides for a different period. The Company provides quarterly updates to the Audit Committee regarding actual fees spent with respect to pre-approved services. The Chair of the Audit Committee may pre-approve audit, audit-related, tax and other services provided by the independent registered public accounting firm as required between meetings and report such pre-approval at the next Audit Committee meeting.
Fees paid to Deloitte & Touche
The following table sets forth the aggregate fees billed by Deloitte & Touche for audit services rendered in connection with the consolidated financial statements and reports for 2015 and 2014, and for other services rendered during 2015 and 2014 on behalf of the Company and its subsidiaries (all of which were pre-approved by the Audit Committee), as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2015	2014
Audit Fees	$1,968,375	$1,963,240
Audit-Related Fees	40,000	40,340
Tax Fees	29,891	23,600
All Other Fees	13,907	-
Total Fees:	$2,052,173	$2,027,180

Audit Fees: Consist of fees billed for professional services rendered for the audits of the annual consolidated financial statements of the Company and its subsidiaries and reviews of the interim condensed consolidated financial statements included in quarterly reports. Audit fees also include: services provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements; audit reports on the effectiveness of internal control over financial reporting and other attest services, except those not required by statute or regulation; services related to filings with the SEC, including comfort letters, consents and assistance with and review of documents filed with the SEC; and accounting research in support of the audit.
Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of consolidated financial statements of the Company and its subsidiaries and are not reported under “Audit Fees.” These services include consultation concerning financial accounting and reporting standards.
Tax Fees: Consist of fees billed for tax compliance and related support of tax returns and other tax services, including assistance with tax audits, and tax research and planning.
All Other Fees: Consist of fees for all other services other than those described above.
The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for 2016.
OTHER BUSINESS
Great Plains Energy is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent according to their judgment.

By Order of the Board of Directors

Ellen E. Fairchild Vice President, Chief Compliance Officer and Corporate Secretary

APPENDIX I

GREAT PLAINS ENERGY INCORPORATED
AMENDED LONG-TERM INCENTIVE PLAN
SECTION ONE.    PURPOSE OF PLAN
The purposes of the Plan are to encourage officers, employees and non-employee directors of the Company to acquire proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to enhance the value of the Company for the benefit of its customers and shareholders, and to aid in the attraction and retention of exceptionally qualified individuals upon whom the Company's success largely depends.
SECTION TWO.    DEFINITIONS
The following definitions are applicable herein:
“Act” means the Securities Act of 1933, as it may be amended from time to time.
“Award” means the award to a Participant of Bonus Shares, Director Shares, Dividend Equivalents, Restricted Stock, Restricted Stock Units, Stock Options, Stock Appreciation Rights, Performance Shares, Other Stock-Based Awards or Director Deferred Share Units.
“Award Agreement” means a written or electronic agreement or instrument between the Company and a Participant which evidences an Award and sets forth such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee establishes for the Award.
“Award Period” means that period established by the Committee during which any performance or continuous service goals specified with respect to earning any Award are to be measured.
“Board” means the Board of Directors of the Company.
“Bonus Shares” means Shares that are awarded to a Participant without cost and without restriction in recognition of past or expected future performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary as permitted by applicable law.
“Cause” means unless otherwise defined in a Participant's employment agreement or change in control severance agreement with the Company, in which case such definition will apply, (i) the material misappropriation of any of the Company's funds or property; (ii) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof; (iii) commission of an act of willful damage, willful misrepresentation, willful dishonesty, or other willful conduct that can reasonably be expected to have a material adverse effect on the business, reputation, or financial situation of the Company; or (iv) gross negligence or willful misconduct in performance of a Participant's duties; provided, however, “cause” shall not exist under clause (iv), above, with respect to an act or failure to act unless (A) the Participant has been provided written notice describing in sufficient detail the acts or failure to act giving rise to the Company's assertion of such gross negligence or misconduct, (B) been provided a reasonable period to remedy any such occurrence and (C) failed to sufficiently remedy the occurrence.
“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any successor provisions to such section and any regulations promulgated thereunder.

“Committee” means (i) the Compensation and Development Committee or the independent members of the Board, composed in each case of not less than two directors, each of whom is both a “non-employee director” (within the meaning of Rule 16b-3(b)(3) under the Exchange Act) and an “outside director” (within the meaning of Code Section 162(m)) or (ii) any other committee of the Board to whom the Board has delegated its authority under this Plan.
“Common Stock” means the common stock, without par value, of the Company, or such other class of shares or other securities as may be subject to the Plan as a result of an adjustment made pursuant to the provisions of Section Sixteen H.
“Company” means Great Plains Energy Incorporated and its successors, including any Company as provided in Section Sixteen I.
“Covered Employee” means a Participant who, as of the last day of the Company's taxable year in which the value of an Award is recognizable in income for federal income tax purposes, is one of the groups of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.
“Date of Disability” means the date on which a Participant is classified as disabled as defined in the Company's Long-Term Disability Plan.
“Date of Grant” means, unless the Committee otherwise specifies a later Date of Grant in the Committee's applicable granting resolution, the date on which an Award is granted by the Committee.
“Date of Retirement” means the date of normal retirement or early retirement as defined in the Company's pension plan.
“Director” means a member of the Board, a member of the board of directors of any Subsidiary, or any honorary, advisory or emeritus director of the Company or any Subsidiary.
“Director Deferred Share Unit” means, pursuant to Section Thirteen of this Plan, a Non-Employee Director's right to receive a payment following the Non-Employee Director's termination from service as a Director, in cash or Shares, of an amount equal to the Fair Market Value of one Share.
“Director Equity Payment Fees” means any fees payable to a Non-Employee Director in the form of Common Stock for his or her service as a Director of the Company or any of its Subsidiaries.
“Director Shares” means, pursuant to Section Thirteen of the Plan, Shares issued to a Director, as payment for serving as a Director.
“Disability” means that a Participant is classified as disabled as defined in the Company's Long-Term Disability Plan.
“Dividend Equivalent” means a right granted appurtenant to an Award to receive payments equal to dividends or property paid with respect to Shares underlying such Award, at such time and on such terms and conditions as set forth in the Award Agreement.
“Eligible Employee” means any officer of, or any person employed by, the Company or any Subsidiary during any portion of an Award Period. Solely for purposes of Substitute Awards, the term Eligible Employee includes any current or former Employee of an Acquired Entity (as defined in the definition of Substitute Awards) who holds Acquired Entity Awards (as defined in the definition of Substitute Awards) immediately prior to the Acquisition Date (as defined in the definition of Substitute Awards).
“Employee” means a common-law employee of the Company or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Officer” means (i) the president of the Company, any vice president of the Company, including any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other Person who performs similar policy making functions for the Company, (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company, and (iii) any Person designated or identified by the Board as being an “executive officer” for purposes of the Act or the Exchange Act, including any Person designated or identified by the Board as being a Section 16 Person.
“Fair Market Value” means, as of any date, the value of a Share or Shares determined in good faith by the Committee in its sole discretion. Such determination shall be conclusive and binding on all persons. For this purpose, the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Share or Shares from time to time and may rely on such independent advice with respect to such fair market value determination as the Committee shall deem appropriate. To the extent that Shares are readily tradable on an established securities market, the fair market value of the Shares may be determined based upon the first sale on the day of determination, the closing market price on the trading day before or the trading day of the day of determination, the arithmetic mean of the high and low prices on the trading day before or the trading day of determination or any other reasonable method using actual transactions in such Shares as reported by such market. To the extent that Shares are not readily tradable on an established market, the fair market value of a Share or Shares as of a valuation date means a value determined by the reasonable application of a reasonable valuation method. The determination whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, is made based on the facts and circumstances as of the valuation date.
“Good Reason” means, without a Participant's written consent and unless otherwise defined in a Participant's employment agreement or change in control severance agreement with the Company (in which case such definition will apply), any of the following:

(1)
Any material and adverse reduction or material and adverse diminution in a Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held, exercised or assigned at any time during the 90-day period immediately preceding the Change in Control;

(2)	Any reduction in a Participant's annual base salary as in effect immediately preceding the Change in Control or as the same may be increased from time to time; or

(3)
A Participant being required by the Company to be based at any office or location that is more than 70 miles from the location where the Participant was employed immediately preceding the Change in Control.

Provided, however, notwithstanding the occurrence of any of the events set forth above in this definition, Good Reason shall not include for the purpose of this definition (1) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant, or (2) any reduction in the Participant's base annual salary or reduction in benefits received by the Participant where such reduction is in connection with a company-wide reduction in salaries or benefits.
“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a Director who is not employed as an Employee by the Company or any Subsidiary. Solely for purposes of Substitute Awards, the term Non-Employee Director includes any current or former non-employee director of an Acquired Entity (as defined in the definition of Substitute Awards) who holds Acquired Entity Awards (as defined in the definition of Substitute Awards) immediately prior to the Acquisition Date (as defined in the definition of Substitute Awards).
“Option” or “Stock Option” means either a non-qualified stock option or an Incentive Stock Option granted under Section Eight.
“Option Period” or “Option Periods” means the period or periods during which an Option is exercisable as described in Section Eight E.
“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
“Other Stock-Based Award” means any award of Shares or payment of cash that is valued in whole or in part by reference to, or is otherwise based on, Shares, other property, or achievement of performance metrics or measures.
“Participant” means an Eligible Employee or Non-Employee Director who has been granted an Award under the Plan.
“Plan” means the Great Plains Energy Incorporated Long-Term Incentive Plan, as amended.
“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provision for stock options and stock appreciation rights thereunder).
“Performance Award” means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section Twelve B) to a Participant pursuant to Section Twelve.
“Performance Shares” means an Award granted under Section Ten.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
“Restricted Stock” means an Award granted under Section Seven.
“Restricted Stock Unit” or “RSU” means an Award granted under Section Seven evidencing the Participant's right to receive a Share (or, at the Committee's discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.
“Section 16 Person” means a Person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.
“Share” means a share of Common Stock.
“Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement and with respect to each SAR exercised, an amount equal to the excess of (a) the Fair Market Value of a Share on the Exercise Date, over (b) the SAR's Strike Price.

“Strike Price” means the per-Share price used as the baseline measure for the value of a SAR, as specified in the Award Agreement.
“Subsidiary” means any corporation of which 50 percent or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.
“Substitute Award” means an Award granted under the Plan in substitution for stock or stock-based awards (“Acquired Entity Awards”) held by current and former employees or former non-employee directors of another corporation or entity who become Employees or Non-Employee Directors as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of property or stock of, or other ownership interest in, the Acquired Entity immediately prior to such merger, consolidation, or acquisition (“Acquisition Date”) as agreed to by the parties to such corporate transaction and as may be set forth in the definitive purchase agreement. The limitations of Section Five on the number of Shares reserved or available for grants, and the limitations under Section Eight C and Section Nine C with respect to the Option Price and Strike Price, shall not apply to Substitute Awards. Any issuance of a Substitute Award which relates to an Option or a SAR shall be completed in conformity with the rules under Code Section 409A relating to the substitutions and assumptions of stock rights by reason of a corporate transaction.
“Termination” means resignation or discharge from employment with the Company or any one of its Subsidiaries, except in the event of death, disability, or retirement.
SECTION THREE.    EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

A.	Effective Date.
The Plan originally became effective on May 5, 1992 and was subsequently amended effective on May 7, 2002, May 1, 2007, May 3, 2011 and January 1, 2014. The Plan is amended and restated effective May 3, 2016 and, except as expressly specified otherwise, applies only with respect to Awards granted after such date.

B.	Period for Grants of Awards.
Awards may be granted until May 3, 2026.

C.	Termination of the Plan.
The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.
SECTION FOUR.    ADMINISTRATION

A.	General Powers.
The Plan shall be administered by the Committee for, and on behalf of, the Board. The Committee shall have all of the powers (other than amending or terminating this Plan as provided in Section Fifteen) respecting the Plan, including, but not limited to those specific powers set forth below. All questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Any such determination shall be final and binding upon all parties affected thereby.

B.	Specific Committee Powers.
Without limitation, the Committee shall have full power and authority and sole discretion as follows:

(i)	to determine when, to whom and in what types and amounts Awards should be granted;

(ii)	to grant Awards to Eligible Employees and Non-Employee Directors in any number, and to determine the terms and conditions applicable to each Award;

(iii)
to determine, as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, that the exercisability or vesting of an Award shall be accelerated upon a Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstances determined by the Committee;

(iv)
to determine that Awards shall continue to become exercisable or vested in full or in installments after a Participant's termination of employment, to extend the period for exercise of Options or SARs following a termination of employment (but not beyond ten (10) years from the Date of Grant of the Option or SARs) or to provide that any Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award shall in whole or in part not be forfeited upon Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control or other special circumstances determined by the Committee;

(v)	to determine the benefit payable under any Dividend Equivalent, and to determine whether any vesting conditions have been satisfied;

(vi)
to determine, no later than the Date of Grant of Shares of Restricted Stock, whether the payment of cash dividends thereon shall be paid immediately or deferred until the underlying Shares become vested, and whether Restricted Stock shall be held in escrow or other custodial arrangement;

(vii)	to determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property;

(viii)
subject to Section Sixteen K (Code Section 409A), to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award (other than with respect to an Option or a SAR for which no additional deferral opportunity beyond the deferral inherent in such Option or SAR is permitted under this Plan) will be deferred, either at the election of the Participant, or, if and to the extent specified in the Award Agreement, automatically or at the election of the Committee;

(ix)
subject to Section Sixteen K (Code Section 409A), to grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of the Company, provided that any such replacement grant that would be considered a repricing shall be subject to shareholder approval;

(x)	to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(xi)	to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(xii)
with the consent of the Participant, to amend any Award Agreement at any time; provided that the consent of the Participant shall not be required for any amendment (a) that, in the Committee's determination, does not materially adversely affect the rights of the Participant, or (b) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (c) to the extent the Award Agreement specifically permits amendment without consent;

(xiii)
to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the amount or percentage of Awards which may from time to time be exercised by a Participant, and including requiring the Participant to enter into restrictive covenants;

(xiv)
without the consent of the Participant, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section Sixteen H) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(xv)
to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, the Award Agreements or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(xvi)
to cause the forfeiture of any Award or recover any Shares, cash or other property attributable to an Award for violations of any Company ethics policy or pursuant to any Company compensation clawback policy; and

(xvii)
to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

C.	Delegation.
Notwithstanding the general administrative powers discussed above, the Board may, by resolution, expressly delegate to a special committee consisting of two or more directors, who may also be officers of the Company, the authority, within specified parameters, to (i) grant Eligible Employees Awards under the Plan, and (ii) determine the number of such Awards to be received by any such participants; provided, however, that if such delegation of duties and responsibilities is to officers of the Company or to directors who are not “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Exchange Act) and “outside directors” (within the meaning of Code Section 162(m)), such officers or directors may not grant Awards to eligible participants (a) who are subject to Section 16(a) of the Exchange Act at the time of grant, or (b) who, at the time of grant, are anticipated to become during the term of the Award, “covered employees” as defined in Section 162(m)(3) of the Code. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation and Development Committee regarding the delegated duties and responsibilities and any Awards so granted.

SECTION FIVE:	GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES AWARDED; GENERAL TERMS

A.	Share Limitations.
The Committee may, from time to time, grant Awards to one or more Eligible Employees or Non-Employee Directors, provided that (i) subject to any adjustment pursuant to Section Sixteen H, the aggregate number of Shares available for Awards under this Plan may not exceed 8,000,000 Shares (the “Maximum Limitation”); (ii) Shares tendered with respect to the payment of any Option Price, Shares withheld for any taxes, Shares repurchased by the Company using Option Price proceeds, and all Shares underlying any portion of a SAR or Option that is settled in Shares (regardless of the actual number of net Shares delivered upon exercise) shall count against this Maximum Limitation, (iii) to the extent that an award lapses or the rights of the Participant to whom it was granted terminate, any Shares subject to such Award shall not be counted as having been granted under the Plan and shall not be reduced from the Maximum Limitation; (iv) any Share required to satisfy Substitute Awards shall not count against the Maximum Limitation; and (v) Shares delivered by the Company under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Company or Shares purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of the Awards, the Committee shall assess the performance of the Eligible Employees (which may include continuous service) against criteria to be established by the Committee, from time to time, based on the Company's performance (such as shareholder and customer related factors) and shall take into account a Participant's responsibility level, potential, cash compensation level, and the Fair Market Value of the Common Stock at the time of Awards, as well as such other considerations as it deems appropriate. The maximum number of Shares with respect to which an Award or Awards (other than a Substitute Award) may be granted to any Participant in any single calendar year shall not exceed 500,000 Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares in accordance with Section Sixteen H). The maximum number of Shares that may be subject to grants of Incentive Stock Options is the Maximum Limitation.

B.	Rights as Shareholder.
Except with respect to an Award of Restricted Stock, a participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date the Award is exercised, becomes vested or is settled, as the case may be, except as provided in Section Sixteen A.

C.	Dividend Equivalents.
Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

Solely with respect to Performance Shares granted under Section Ten, and unless otherwise provided in an Award Agreement (i) if the Award Agreement provides for the payment of Dividend Equivalents, such Dividend Equivalents will be equal to the dividends paid during the entire Award Period for which the Performance Shares relate and not just that period of time after the Performance Shares were granted and (ii) at the end of an Award Period and provided the Performance Shares have not been forfeited in accordance with the terms of this Plan, the Participant shall be paid in a lump sum cash payment, or, if specified by the Committee, in an equivalent number of Shares based on the value of the Performance Shares otherwise vesting as of the payment date, the aggregate amount of such hypothetical dividend equivalents.
SECTION SIX.    ELIGIBILITY
Eligible Employees and Non-Employee Directors of the Company and its Subsidiaries (including officers or salaried full-time employees who are members of the Board) shall be eligible to receive Awards. Subject to the provisions of the Plan, the Committee shall from time to time select from such eligible persons those to whom Awards shall be granted and determine the amount of such Awards. In no event shall the existence of this Plan create an obligation or duty of the Committee or the Company to grant an Award to any person under this Plan.
SECTION SEVEN.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

A.	Grant of Restricted Stock.
The Committee may grant an Award of one or more Shares of Restricted Stock to any Eligible Employee or Non-Employee Director.
A Restricted Stock Award made pursuant to this Section Seven shall be in the form of Shares, restricted as provided herein. The Restricted Stock shall be issued in the name of the Participant and shall, to the extent certificated, bear a restrictive legend or, to the extent uncertificated, contain instructions, prohibiting sale, transfer, pledge or hypothecation of the Restricted Stock until the expiration of the restriction period, or shall be placed in escrow or other custodial arrangements prohibiting such sale, transfer, pledge or hypothecation.
The Committee may also impose such other restriction and conditions on the restricted stock as it deems appropriate.
Upon issuance to the Participant of Restricted Stock, the Participant shall have the right to vote the Restricted Stock.

B.	Restricted Stock Agreement.
Each Restricted Stock award shall be evidenced by an Award Agreement between the Company and the Participant containing the terms and conditions as may be determined by the Committee, including, without limitation, provisions relating to the vesting of the Restricted Stock and any special vesting conditions or rights associated with the Award.

C.	Grant of Restricted Stock Units.
The Committee may grant an Award of one or more Restricted Stock Units to any Eligible Employee or Non-Employee Director. Such grant of Restricted Stock Units may be made in connection with or separate from a grant of Restricted Stock.

The Company shall establish an account (“RSU Account”) on its books for each Participant who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Participant RSU Account as of the Date of Grant of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.
The Committee may also impose such other restriction and conditions on the Restricted Stock Units as it deems appropriate.
A Participant shall have no voting rights with respect to any Shares underlying the Restricted Stock Units unless and until such time as the Shares underlying the RSUs are issued.
Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions are made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto, as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account either (i) in the form of additional Restricted Stock Units (in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution) or (ii) deferred cash. Any additional RSUs or deferred cash amounts shall be subject to the same restrictions and other terms as apply to the RSUs with respect to which such Dividend Equivalents are credited and in no event will the payment of such property or deferred cash be made before the underlying RSUs are payable.
The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Participant or his or her beneficiary, as applicable) either (i) if settled through the issuance of Shares, a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Participant RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the settlement date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the settlement date multiplied by the remaining fractional Restricted Stock Unit, or (ii) if settled through a payment of cash, a payment in an amount equal to the Fair Market Value of the Restricted Stock Units then credited to the Participant RSU Account and then eligible to be settled (or a specified portion in the event of any partial settlement). Subject to any deferral election made by the Participant, the “settlement date” for all Restricted Stock Units credited to the Participant's RSU Account and that otherwise have not been forfeited shall be when restrictions applicable to an Award of Restricted Stock Units have lapsed in accordance with the terms of the Award Agreement; provided, however, to the extent an RSU is subject to Code Section 409A, no settlement shall be made on account of a disability unless such disability meets the definition of “disability” as defined in Code Section 409A(a)(2)(C)(i)), and no settlement shall be made on account of a retirement or termination of employment unless such retirement or termination of employment constitutes a “separation from service” (as provided in Code Section 409A(a)(2)(A)(i)).

D.	Restricted Stock Unit Agreement.
Each Restricted Stock Unit award shall be evidenced by an Award Agreement between the Company and the Participant containing the terms and conditions as may be determined by the Committee, including, without limitations, provisions relating to the vesting of the Restricted Stock Units and any special vesting conditions or rights associated with the Award.

E.	Restriction Period.
At the time Restricted Stock or Restricted Stock Units are granted, the Committee shall establish a restriction period applicable to such Award which shall not be less than one year nor more than ten years. The restriction period and the restrictions imposed may be based on the achievement of specific performance goals, time-based restrictions following the achievement of specific performance goals, restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws. Each Restricted Stock Award or Restricted Stock Unit Award may have a different restriction period or a different type of restrictions at the discretion of the Committee. Except with respect to Restricted Stock Awards or Restricted Stock Unit Awards made to new hires or in connection with other special one-time circumstances, any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the first anniversary of the Date of Grant; provided, however, in the event of a Participant's death, Disability, retirement, or a termination of employment following a Change in Control, all or a portion of the Award may become fully vested as is provided for (i) in this Plan, (ii) in an Award Agreement or (iii) by a determination of the Committee. In the case of Restricted Stock or RSUs awarded based on performance in a performance period, the performance period will not be less than one year.

F.	Forfeiture.
Except as otherwise provided for in this Plan or the Award Agreement or determined by the Committee, upon the termination of employment of a Participant holding Restricted Stock or RSUs for any reason during the period of time in which some or all of the Shares are subject to restrictions, all Shares of Restricted Stock and all RSUs held by the Participant and still subject to restriction will be forfeited by the Participant and, in the case of Shares of Restricted Stock, reacquired by the Company; provided that in the event of a Participant's retirement, Disability, death, or in cases of special circumstances, the Committee may, in its discretion, waive in whole or in part any or all of the remaining restrictions or conditions with respect to the Participant's Shares of Restricted Stock or RSUs.

G.	Payout of Award.
Upon completion of the restriction period and satisfaction of any other restrictions required by the Award, all restrictions on the Restricted Stock and RSUs will expire and, in the case of Restricted Stock, all applicable restrictions thereon will be removed and, in the case of Restricted Stock Units, the underlying Shares will be issued to the Participant.
SECTION EIGHT.    STOCK OPTIONS

A.	Grant of Option.
The Committee may grant an Award of one or more Options to any Eligible Employee or Non-Employee Director.

B.	Stock Option Agreement.
Each Option granted under the Plan shall be evidenced by an Award Agreement between the Company and the Participant containing such terms and conditions as may be determined by the Committee, including, without limitations, provisions to qualify Incentive Stock Options as such under Section 422 of the Code; provided, however, that each Stock Option shall be subject to the following terms and conditions: (i)  the Options are exercisable either in total or in part with a partial exercise not affecting the exercisability of the balance of the Option; (ii)  every Share purchased through the exercise of an Option shall be paid for in full at the time of the exercise; (iii)  each Option shall cease to be exercisable, as to any Share, at the earliest of (a) the Participant's purchase of the Shares to which the Option relates, or (b) the lapse of the Option; and (iv)  Options shall not be transferable by the Participant other than by will or the laws of descent and distribution or, if permitted by the Company, pursuant to a domestic relations order validly issued and approved by a court of proper jurisdiction. Non-Employee Directors shall be ineligible to receive Incentive Stock Options. Except with respect to Option Awards made to new hires or in connection with other special one-time circumstances, in no event shall an Option that is subject to a time-based minimum exercise or vesting schedule (other than a time-based exercise or vesting schedule following the achievement of specific performance goals) be fully exercisable/vested earlier than the first anniversary of the Date of Grant; provided, however, in the event of a Participant's death, Disability, retirement, or a termination of employment following a Change in Control, all or a portion of the Award may become fully exercisable/vested as is provided for (i) in this Plan, (ii) in an Award Agreement or (iii) by a determination of the Committee.

C.	Option Price.
The Option Price per Share shall be set by the grant, but, except with respect to the issuance of a Substitute Award, shall not be less than 100 percent of the Fair Market Value at the Date of Grant.

D.	Form of Payment.
At the time of an exercise of an Option, the Option Price shall be payable in any manner allowed under applicable law and as permitted by the Committee, including, but not limited to:

(i)	Cash or certified bank check;

(ii)
By delivery to the Company Shares then owned by the Participant, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly authorized or endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Shares used as payment of the Option Price;

In lieu of actually surrendering to the Company the Shares then owned by the Participant, the Committee may, in its discretion permit the Participant to submit to the Company a statement affirming ownership by the Participant of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Participant as payment of the exercise price;

(iii)
For any Participant other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board;

(iv)
By a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price. With respect to any remaining balance of the aggregate Option Price, the Company will accept a cash payment from the Participant; or

(v)	Any combination of the consideration provided in the foregoing subsections (i), (ii), (iii) and (iv).

E.	Other Terms and Conditions.
Each Option shall become exercisable in such manner and within such Option Period or periods not to exceed ten years from its Date of Grant, as set forth in the Stock Option Agreement.

F.	Lapse of Option.
An Option will lapse upon the first occurrence of one of the following circumstances: (i) ten years from the Date of Grant; (ii) three months following the Participant's retirement (as retirement is defined in the Award Agreement or other policy of the Company and, in the absence of any such definition, retirement shall be the Participant's Date of Retirement); (iii) at the time of a Participant's Termination (other than in connection with a Change in Control as provided in Section Fourteen); (iv) at the expiration of the Option Period set by the grant; or (iv) twelve months from the Date of Disability. If, however, the Participant dies within the Option Period and prior to the lapse of the Option, the Option shall lapse unless it is exercised within the Option Period or twelve months from the date of the Participant's death, whichever is earlier, by the Participant's legal representative or representatives or by the person or persons entitled to do so under the Participant's will or, if the Participant shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

G.	Early Disposition of Common Stock.
If a Participant shall engage in a disqualifying disposition (as such term or successor term is then used under the Code) with respect to any Shares purchased pursuant to an Incentive Stock Option (presently within one year from the date the Shares were acquired or within two years from the Date of Grant of the Option), then, to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Participant shall, within ten days of such disposition, notify the Company of the dates of acquisition and disposition of such Shares, the number of Shares so disposed and the consideration, if any, received therefore.

H.	Individual Dollar Limitations.
The aggregate Fair Market Value (determined at the time of Award) of the Shares, with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (whether under this Plan or another plan or arrangement of the Company) shall not exceed $100,000 (or such other limit as may be in effect under the Code on the date of Award). In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a non-qualified stock option.

I.	No Obligation to Exercise Option.
The granting of an Option shall impose no obligation on the Participant to exercise such Option.

J.	No Repricing of Options Unless Repricing Subject to Shareholder Approval.
In no event may the Committee, without shareholder approval (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with an Option Price lower than the original Option Price of the cancelled Option, (iii) cancel an Option in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of “repricing” an Option, as defined under the rules of the established stock exchange or quotation system on which the Shares are then listed or traded if such stock exchange's or quotation system's rules define what constitutes a repricing shareholder.
SECTION NINE.    STOCK APPRECIATION RIGHTS

A.	Grant of Stock Appreciation Rights.
The Committee, at any time and from time to time, may grant SARs to any Eligible Employee or Non-Employee Director either alone or in addition to other Awards granted under the Plan. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. In no event may the compensation payable under a SAR be greater than the excess of the Fair Market Value of the Share on the date the SAR is exercised over the Fair Market Value of the Share on the date of grant of the SAR. The SAR shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

B.	SAR Agreements.
Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Unless otherwise provided in the Award Agreement no SAR grant shall have a term of more than ten (10) years from the date of grant of the SAR. Except with respect to SAR Awards made to new hires or in connection with other special one-time circumstances, in no event shall a SAR that is subject to a time-based minimum exercise or vesting schedule (other than a time-based exercise or vesting schedule following the achievement of specific performance goals) be fully exercisable/vested earlier than the first anniversary of the Date of Grant; provided, however, in the event of a Participant's death, Disability, retirement, or a termination of employment following a Change in Control, all or a portion of the Award may become fully exercisable/vested as is provided for (i) in this Plan, (ii) in an Award Agreement or (iii) by a determination of the Committee.

C.	Strike Price.
The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided that, except with respect to a Substitute Award, the Strike Price shall not be less than 100 percent of the Fair Market Value of a Share on the Date of Grant of the SAR.

D.	Exercise and Payment.
Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. Payments made in connection with the exercise of a SAR shall be made on or as soon as administratively practicable following the exercise date. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

E.	No Repricing of SARs Unless Repricing Subject to Shareholder Approval.
In no event may the Committee, without shareholder approval (i) amend a SAR to reduce its Strike Price, (ii) cancel a SAR and regrant a SAR with an Strike Price lower than the original Strike Price of the cancelled SAR, (iii) cancel a SAR in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of “repricing” a SAR, as defined under the rules of the established stock exchange or quotation system on which the Shares are then listed or traded if such stock exchange's or quotation system's rules define what constitutes a repricing.
SECTION TEN.    PERFORMANCE SHARES

A.	Grant of Performance Shares.
The Committee may grant an Award of one or more Performance Shares to any Eligible Employee or Non-Employee Director.
A Performance Share is the right to receive a payment from the Company with respect to such Performance Share subject to satisfaction of such terms and conditions as the Committee may determine. Performance Shares shall be credited to a Performance Share account to be maintained for each Participant. Each Performance Share shall be deemed to be equivalent of one Share. Unless specifically provided in an Award Agreement, the Award of Performance Shares under the Plan shall not entitle the participant to any interest in or to any dividend, voting, or other rights of a shareholder of the Company.
A grant of Performance Shares may be made by the Committee during the term of the Plan, even if the applicable Award Period extends beyond the term of the Plan.
The Participant shall be entitled to receive payment for each Performance Share of an amount based on the achievement of performance measures for such Award Period as determined by the Committee. During or before the Award Period, the Committee shall have the right to establish requirements or other criteria for measuring such performance.

B.	Performance Share Agreement.
Each Performance Share shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.

C.	Form and Timing of Payment.
Unless a Performance Share Award Agreement is specifically amended to comply with the conditions under Code Section 409A to avoid the additive income taxes imposed thereunder, any payment relating to Performance Shares shall be made as soon as practicable following the end of the Award Period but in no event will any payment relating to Performance Shares be made later than the last day of the applicable 2 ½ month period set forth in Treasury Regulations § 1.409A-1(a)(4).
The payment to which a Participant shall be entitled at the end of an Award Period shall be a dollar amount equal to the number of Performance Shares earned, multiplied by the Fair Market Value of a Share on the payment date. Payment shall normally be made in Shares. The Committee, however, in its sole discretion, may authorize payment in such combinations of cash and Shares or all in cash as it deems appropriate.

D.	Forfeiture.
Except as provided in Section Fourteen (Change in Control) or in special circumstances as otherwise determined by the Committee including, without limitation, a Participant's retirement, Disability or death, (i) upon the termination of employment of a Participant holding Performance Shares for any reason before some or all of the Performance Shares have been paid, all Performance Shares (other than any vested Performance Shares for which a valid deferral election has been made and which are scheduled to be paid in the future) which have not been paid will be forfeited by the Participant. In special circumstances as otherwise determined by the Committee including, without limitation, the Participant's retirement, Disability or death, the Committee may, in its sole discretion, (i) accelerate payment with respect to some or all of the Performance Shares, (ii) provide that the payout of any Performance Shares will be prorated for service during the Award Period and paid at the end of the Award Period, or (iii) provide that a Participant is entitled to a full payout (or less than full payout) at the end of the Award Period of all Performance Shares based on the level of achievement of the established performance goals.
SECTION ELEVEN.     BONUS SHARES AND OTHER STOCK-BASED AWARDS

A.	Grant of Bonus Shares and Other Stock-Based Awards.
Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Employee or Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. Subject to the terms of the Plan, the Committee may also grant to an Eligible Employee or Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee any Other Stock-Based Award.

B.	Award Agreement.
A Bonus Share Award may be evidenced by an Award Agreement or other form of communication as the Committee may approve. An Other Stock-Based Award shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.
SECTION TWELVE.    PERFORMANCE AWARDS; SECTION 162(M) PROVISIONS.

A.	Terms of Performance Awards.
The Committee may grant one or more Performance Awards to any Eligible Employee or Non-Employee Director.
Except as provided in Section Fourteen (Change in Control), Performance Awards will be issued or granted, or become vested or payable, only after the end of the relevant Award Period. The established performance goals for each Award Period and the amount payable upon satisfaction of those performance goals shall be conclusively determined by the Committee. When the Committee determines whether a performance goal has been satisfied for any Award Period, the Committee may make such determination using calculations which include or exclude an event or transaction that is either of an unusual nature or of a type that indicates infrequency of occurrence (under generally accepted accounting principles (United States) (“GAAP”) and as described in Financial Accounting Standards Board Accounting Standards Subtopic 225-20 (or any successor provision) or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year). The Committee also may establish performance goals that are determined using GAAP or other non-GAAP financial measures and may include or exclude mark-to-market gains and losses on energy contracts, any unusual or non-recurring items, including the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account changes in applicable tax laws or accounting principles or such other items and factors as the Committee may determine reasonable and appropriate under the circumstances

(including any factors that could result in the Company's paying non-deductible compensation to an Employee or Non-Employee Director).

B.	Performance Goals.
If an Award is subject to this Section Twelve, then the lapsing of restrictions thereon, or the vesting thereof, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee which shall be based on the attainment of one or any combination of the following metrics (the “Performance Measures”) (which may be calculated on a GAAP or non-GAAP basis), which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units, and which may be measured in the aggregate or on a per Share basis:

1.	Earnings measures, including net earnings on either a LIFO, FIFO or other basis;

2.
Operating measures, including operating income, operating earnings, operating margin, funds from operations and operating measures determined on an absolute basis or relative to another Performance Measure such as total adjusted debt;

3.	Income or loss measures, including net income or net loss;

4.	Cash flow measures, including cash flow or free cash flow and measures based on all operations or a designated segment of operations;

5.	Revenue measures;

6.	Measures based on expense levels, including measures determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units;

7.	Operating and maintenance cost management and employee productivity measures, including measures based on an Equivalent Availability Factor (EAF) for coal and nuclear divisions;

8.
Return measures, including shareholder return, return on assets, investments, equity, or sales, and whether determined on an absolute basis or relative to another performance measure or industry peer group (e.g., Edison Electric Institute (EEI) index);

9.	Growth or rate of growth in any of the Performance Measures set forth herein;

10.
Share price (including attainment of a specified per-share price during the Award Period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);

11.
Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, and cost targets;

12.	Accomplishment of, or goals related to, mergers, acquisitions, divestitures, dispositions, public offerings or similar extraordinary business transactions;

13.	Achievement of business or operational goals such as market share and/or business development and/or customer objectives;

14.	Achievement of goals based on or related to average funds from operations or ratios of funds from operations to total adjusted debt;

15.	Achievement of credit ratings or certain credit quality levels; and/or

16.
Achievement of goals based on or related to safety audits, customer satisfaction results, indices or surveys, non-fuel O&M, System Average Interruption Duration Index “SAIDI”, System Average Interruption Frequency Index “SAIFI” or Days Away, Restricted or Transferred “DART”;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable Performance Measures are established, provide that the formula for such Performance Measures may include or exclude items to measure specific objectives, including but not limited to losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, mark-to-market gains and losses from energy contracts, and any unusual, nonrecurring gain or loss. In addition to the foregoing Performance Measures, the Performance Measures shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by the Company's shareholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

C.	Adjustments.
Except as provided in Section Sixteen H (Changes in Capital Structure) and Section Fourteen (Change in Control) or as provided for in the immediately following sentence, with respect to any Award that is subject to this Section Twelve, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant. The Committee may, at the time it initially establishes one or more Performance Measures, provide that the amount payable upon achievement of such Performance Measures may be increased in the discretion of the Committee or that the achievement of the applicable Performance Measures may be waived. If the Committee does not specifically provide for such flexibility at the time it establishes a Performance Measures, the Committee will not be permitted to adjust upwards the amount payable pursuant to the Award nor waive the achievement of the applicable Performance Measures except in the case of the death or Disability of the Participant or a Change in Control.

D.	Other Code Section 162(m) Restrictions.
Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee shall have the power to impose such other restrictions on the Awards subject to this Section Twelve as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m)(4)(B).

SECTION THIRTEEN.	DIRECTOR SHARES AND DIRECTOR DEFERRED SHARE UNITS

A.	Election to Receive Award of Director Shares or Director Deferred Share Units.
Each Non-Employee Director may elect to have his/her Director Equity Payment Fees (i) paid on a current basis in the form of Director Shares, or, pursuant to this Section Thirteen, on a deferred basis. Any election to have Director Equity Payment Fees converted into Director Deferred Share Units and paid on a deferred basis shall be made in accordance with Section Thirteen B below. In the absence of any election made by a Non-Employee Director, all Director Equity Payment Fees will be paid on a current basis through the issuance of Director Shares.

B.	Timing of Election to Convert Director Equity Payment Fees.
Each Non-Employee Director that desires to convert all or a portion of his or her Director Equity Payment Fees into Director Deferred Share Units shall make such conversion election on the Director's “Deferred Equity Payment Election Form” (the “Election Form”) and file such Election Form with the Plan Administrator before the first day of the calendar year in which services related to the Director Equity Payment Fees to be converted and deferred are to be performed. Such Election Form shall remain in effect for subsequent calendar years until a written notice to revise the Election Form is delivered to the Plan Administrator before the first day of the calendar year in which the services related to the Director Equity Payment Fees subject to the revision are performed. As of each December 31, the election becomes irrevocable with respect to Director Equity Payment Fees payable with respect to services performed in the immediately following calendar year.
Subject to the rules in Treasury Regulation § 1.409A-2(a)(7) relating to whether a service provider has previously been eligible to participate in the same type of nonqualified deferred compensation arrangement as described in this Section Thirteen, notwithstanding the preceding paragraph, an election made by an individual in the calendar year in which he or she first becomes a Non-Employee Director may be made pursuant to an Election Form delivered to the Company within thirty (30) days after the date on which he or she becomes a Non-Employee Director and shall be effective with respect to Director Equity Payment Fees earned from and after the date such Election Form is delivered to the Company.

C.	Director Equity Payment Fees Conversion Into Director Deferred Share Units.
Any Director Equity Payment Fees that are to be converted into Director Deferred Share Units shall be so converted on each day the Director Equity Payment Fees would otherwise have been payable to the Director. The number of Director Deferred Share Units to be granted to a Non-Employee Director shall be equal to the number of Shares that otherwise would have been payable on such day to the Director.

D.	Director Deferred Share Units Account.
The Company will create and maintain on its books a Director Deferred Share Unit Account for each Non-Employee Director who has made an election to convert Director Equity Payment Fees into Director Deferred Share Units. The Company will credit to such account the number of Director Deferred Share Units earned pursuant to the Non-Employee's Director's conversion election.

E.	Dividends.
As of the date any dividend is paid to holders of Shares, each Director Deferred Share Unit Account, regardless of whether the Non-Employee Director is then a Director, will be credited with additional Director Deferred Share Units equal to the number of Shares that could have been purchased with the amount which would have been paid as dividends on a number of Shares (including fractions of a share to three decimals) equal to the number of Director Deferred Share Units credited to such Director Deferred Share Unit Account as of the record date applicable to such dividend. The number of additional Director Deferred Share Units to be credited will be calculated to three decimals by dividing the amount which would have been paid as dividends by the Fair Market Value of one Share as of the applicable dividend payment date. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

F.	Distribution of Director Deferred Share Units Credited on or After January 1, 2014.

1.
Distribution Timing. Distribution of a Director's Director Deferred Share Units credited to the Director's Director Deferred Share Unit Account will be made or commence on the January 31st next following the date of the Non-Employee Director's termination from service as a Director for any reason.

2.
Termination (Other Than Death). Distribution of amounts payable to a Non-Employee Director upon termination from service as a Director (other than by reason of death), shall be made in a single lump sum or in substantially equal annual installments over a fixed period of 5 or 10 years, as elected by the Non-Employee Director. The entitlement to a series of installment payments will be deemed as the entitlement to a series of separate payments. In the event of installment distributions, each subsequent installment shall be made on the January 31 of the applicable anniversary date of the first installment. If a Non-Employee Director does not make a valid distribution election or fails to elect the form of distribution, then the manner of payment shall be a single lump sum.

3.
Death. Distribution of amounts payable to a Non-Employee Director upon death will be made to his or her beneficiaries in a single lump sum or in substantially equal annual installments over a fixed period of 5 or 10 years, as elected by the Non-Employee Director. The entitlement to a series of installment payments will be deemed as the entitlement to a series of separate payments. In the event of installment distributions, subsequent installments shall be made on the annual anniversary date of the date of the first installment. If the Non-Employee Director has commenced receiving distributions in installments and dies before completing the receipt of all distributions, the remaining amount in his or her Director Deferred Share Unit Account will be distributed to his or her beneficiary as if the director had not died. If the Non-Employee Director has commenced receiving distributions in installments and dies before completing the receipt of all distributions, and the Non-Employee Director has elected a single lump sum distribution upon death, the remaining amount in his or her Director Deferred Share Unit Account will be distributed in a single lump sum. If a Non-Employee Director does not make a valid distribution election or fails to elect the form of distribution upon death, then the manner of payment shall be the same as upon termination from service as a Director other than by reason of death.

4.
Change In Control. All Director's Director Deferred Share Units credited to the Director's Director Deferred Share Unit Account will be distributed in a single lump sum upon the date of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulation § 1.409A-3(i)(5)).

5.
Distribution in Kind. At the time of distribution, a Director's Director Deferred Share Units shall be converted into an equal amount of Shares and all whole Shares shall be distributed, in kind, to the Non-Employee Director, or to his beneficiaries in the event of his death. Any fractional Deferred Share Unit shall be paid in cash, calculated by multiplying the fraction of the Deferred Share Unit by the Fair Market Value of the Shares as of the business day immediately preceding the date of distribution.

6.
Distribution Elections. The Election Form under Section Thirteen B above by which a Non-Employee Director elects to convert his or her Director Equity Payment Fees into Director Deferred Share Units shall specify whether the Director Deferred Share Units to which the Election Form applies shall be distributed in a single lump sum or in installments upon termination from service as a Director. Any election regarding the form of distribution will remain in effect for subsequent calendar years until a written notice to revise the Election Form is delivered to the Plan Administrator. Any subsequently filed Election Form will be prospective only and must be submitted to the Plan Administrator before the first day of the calendar year in which the services related to the Director Equity Payment Fees subject to the revised Election Form are performed. As of each December 31, the election becomes irrevocable with respect to Director Equity Payment Fees payable with respect to services performed in the immediately following calendar year. If no election is made with respect to a lump sum or installment distribution upon a Director's termination from service, the Director will be presumed to have elected a lump sum distribution.

G.	Distribution of Director Deferred Share Units Credited Before January 1, 2014.
On the January 31st next following the date the Non-Employee Director's service on the Board terminates for any reason, all of a Director's Director Deferred Share Units credited to the Non-Employee's Director Deferred Share Unit Account shall be converted into an equal amount of Shares and all whole Shares shall be distributed, in kind, to the Non-Employee Director, or to his beneficiaries in the event of his death, in a single lump sum. Any fractional Deferred Share Unit shall be paid in cash, calculated by multiplying the fraction of the Deferred Share Unit by the Fair Market Value of a Share as of the date of distribution.

H.	Subsequent Deferral Elections.
A Non-Employee Director shall be entitled to change the time and form of distribution under Sections Thirteen F. and G., except in the event of a change in control under Section Thirteen F.4., if:

1.	Such election does not take effect until at least 12 months after the date on which the election is made; and

2.
Any election related to a payment, other than in the case of death, defers payment for a period of at least five years from the date such payment would otherwise have been made but for such subsequent deferral election.

A Non-Employee Director may only choose a form of distribution permitted under Section Thirteen. For the avoidance of doubt, (i) no subsequent deferral election made within the 12 month period ending on the date of a Non-Employee Director's termination of service shall be effective and (ii) upon a Non-Employee Director's termination of service, no additional subsequent deferral elections may be made.

I.	Separately Identifiable Amounts.
Director Deferred Share Units deferred in separate calendar years after December 31, 2013, and Director Deferred Share Units deferred in calendar years before January 1, 2014, will be treated as separately identifiable amounts. A Non-Employee Director may change the time and form of payment with respect to each separately identifiable amount.

J.	Director Deferred Share Unit Status.
Except for purposes of the Company's Director Stock Ownership guidelines, Director Deferred Share Units are not, and do not constitute, Shares, and no right as holder of Shares devolves upon a Non-Employee Director by reason of having Director Share Units credited to his or her account.
SECTION FOURTEEN.    CHANGE IN CONTROL
Except where the Committee expressly provides otherwise that no accelerated vesting or exercisability shall occur in connection with a termination following a Change in Control, in the event that, within the period commencing on a Change in Control (as defined below) of the Company and ending on the second anniversary of the Change in Control, a Participant's employment with the Company or one of its affiliates is terminated other than for Cause, or the Participant voluntarily resigns for Good Reason, then (i) all Stock Options and SARs then outstanding shall become fully exercisable; (ii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards then outstanding shall be deemed satisfied as of the date of the Participant's termination of employment; and (iii) all Performance Share Awards shall be deemed to have been fully earned at target as of the date of the Participant's termination of employment, subject to the limitation that any Award which has been outstanding less than the six month anniversary of the Award's Date of Grant on the date of the Participant's termination of employment shall not be afforded such treatment.
For purposes of this Plan, a “Change in Control” means the occurrence of one of the following events, whether in a single transaction or a series of related transactions:

1.
any Person (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 35 percent or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities; or

2.
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

3.	the consummation of a merger, consolidation, reorganization or similar corporate transaction of the Company, whether or not the Company is the surviving corporation in such transaction,

other than (A) a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 60 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or reorganization, or (B) a merger, consolidation or reorganization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20 percent or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities; or

4.
the occurrence of, or the shareholders of the Company approve a Plan of, a complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition of all or substantially all of the Company's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
SECTION FIFTEEN.    AMENDMENT OF PLAN
The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without shareholder approval which increases the number of Shares which may be issued pursuant to the Plan (except as provided in Section Sixteen H (Changes in Capital Structure)), extends the period for granting Incentive Stock Options under the Plan, modifies the requirements as to eligibility for participation in the Plan, or requires shareholder approval under any law or regulation in effect at the time such amendment is proposed for adoption; (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which materially and adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder; and (iii) no such action may be taken if the proposed amendment must be in the discretion of the Committee to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act.
SECTION SIXTEEN.    MISCELLANEOUS PROVISIONS

A.	Dividends.
The recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, dividends or their equivalents, with respect to the number of Shares covered by the Award and subject to the terms and conditions of the Plan and any applicable Award Agreement.

B.	Nontransferability.
No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect whatsoever. Notwithstanding the above, Stock Options (other than Incentive Stock Options) may be transferred as provided in any Stock Option Agreement.
Payment shall be made to the Participant entitled to receive the same or to the Participant's authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or of a person entitled to such sum pursuant to the terms of this Plan) shall constitute payment to that Participant (or such person).

C.	No Employment Right.
Neither this Plan, any Award Agreement nor any action taken hereunder shall be construed as giving any right to be retained as an officer or Employee of the Company or any of its Subsidiaries.

D.	Tax Withholding.
The Company shall be authorized to withhold under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of taxes.
The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or an SAR, or upon the lapse of restrictions on an Award, or upon payment of Performance Shares or any other benefit or right under this Plan (the Exercise Date, date such restrictions lapse or the date of such payment of Performance Shares or any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Participant may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:
(i)    payment of an amount in cash equal to the amount to be withheld;

(ii)
requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, or upon the lapse of restrictions on an Award or upon payment of Performance Shares or any other benefit or right paid in Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii)    withholding from any compensation otherwise due to the Participant.
The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or a SAR payable in Shares, or upon the lapse of restrictions on an Award, or upon payment of Performance Shares or any other benefit or right paid in Shares to be satisfied by withholding Shares pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Participant under this subsection is irrevocable. Any fractional Share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Participant must deliver cash to satisfy all tax withholding requirements. Notwithstanding the foregoing, the Committee has the continuing authority to require a Participant to pay withholding taxes in cash regardless of the Participant's prior election to satisfy such withholding taxes in Shares.
Any Grantee who makes a disqualifying disposition (as referenced in Section Eight G, or an election under Section 83(b) of the Code with respect to a Restricted Stock Award shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements, if any, in the same manner as set forth above.

E.	Government and Other Regulations.
The obligation of the Company to make payment of Awards in Common Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. Except as required by law, the Company shall be under no obligation to register under the Act, any of the Shares issued, delivered or paid in settlement under the Plan. If Common Stock granted under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

F.	Indemnification.
Each person who is or at any time serves as a member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost liability, or expenses that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Restated Articles of Consolidation or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

G.	Reliance on Reports.
Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

H.	Changes in Capital Structure.
If, without the receipt of consideration therefore by the Company, the Company shall at any time (i) increase or decrease the number of its outstanding Shares or (ii) change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Shares, such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i)

the Shares as to which Awards may be granted under the Plan, and (ii) the Shares then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.
If any adjustment or substitution provided for in this Section Sixteen H shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.
In the case of any such substitution or adjustment affecting an Option or an SAR, such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code Section 409A.

I.	Company Successors.
In the event the Company becomes party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation, then such Company shall assume the rights and obligations of the Company under this Plan.

J.	Governing Law.
All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Missouri, without regard to the principles of conflict of laws.

K.	Code Section 409A.

(i)
This Plan and each Award is intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed, and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.

(ii)
If an Award provides for payments or benefits that (i) constitute a “deferral of compensation” within the meaning of Code Section 409A, and (ii) are triggered upon a termination of employment, then to the extent required to comply with Section 409A, the phrases “termination of employment,” “separation from service,” or words and phrases of similar import, shall be interpreted to mean a “separation from service” within the meaning of Code Section 409A.

(iii)
If a Participant was a “specified employee,” then to the extent required in order to comply with Code Section 409A, all payments or benefits paid or provided under any Award that constitute a “deferral of compensation” within the meaning of Code Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A and that would otherwise be paid or provided during the first six (6) months following such separation from service shall be accumulated through and paid or provided on the first business day that is more than six (6) months after the date of the separation from service

(or, if the Participant dies during such six (6) month period, within ninety (90) days after the Participant's death).

(iv)	To the extent that any Award is subject to Code Section 409A, any substitution of such Award may only be made if such substitution is made in a manner permitted and compliant with Code Section 409A.

(v)
In no event will the Company or any Subsidiary have any liability to any Participant with respect to any penalty or additional income tax imposed under Code Section 409A even if there is a failure on the part of the Company or Committee to avoid or minimize such Section's penalty or additional income tax.

L.	Relationship to Other Benefits.
No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company or any Subsidiary, except as may be required by Federal law and regulation or to meet other applicable legal requirements.

M.	Expenses.
The expenses of the Plan shall be borne by the Company and its Subsidiaries if appropriate.

N.	Titles and Headings.
The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

O.	Clawback.
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

GREAT PLAINS ENERGY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01368-P72138

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREAT PLAINS ENERGY INCORPORATED

Vote on Directors

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Terry Bassham	06) Thomas D. Hyde
02) David L. Bodde	07) James A. Mitchell
03) Randall C. Ferguson, Jr.	08) Ann D. Murtlow
04) Gary D. Forsee	09) John J. Sherman
05) Scott D. Grimes	

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
2.	To approve, on a non-binding advisory basis, the 2015 compensation of the Company's named executive officers.	☐	☐	☐
3.	To approve the Company's amended Long-Term Incentive Plan.	☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted by the person named in this proxy in their discretion.

Please sign your name exactly as it appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THANK YOU FOR VOTING!

Great Plains Energy Incorporated

Annual Meeting of Shareholders
May 3, 2016
10:00 a.m. Central Daylight Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

E01369-P72138

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, May 3, 2016

The undersigned hereby appoints Terry Bassham and Ellen E. Fairchild, and each or either of them, proxies for the undersigned with power of substitution, to represent and vote all the shares of common stock of Great Plains Energy Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 3, 2016, and any adjournment or postponement of such meeting, upon the matters set forth on the reverse side of this card, and in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy, if properly executed and returned, will be voted as directed on the reverse side. **If this card is properly executed and returned without direction, such shares will be voted in accordance with the recommendations of Great Plains Energy's Board of Directors.** If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. In the event that one or more of the director nominees should become unavailable to serve at the time of the Annual Meeting, shares represented by proxy may be voted for the election of a nominee to be designated by the Board.

Confidential Voting Instructions to Great-West Trust Company, LLC, and its successors, as Trustee under the Great Plains Energy Incorporated 401(k) Savings Plan.

I hereby direct the Trustee that the voting right pertaining to shares of Great Plains Energy Incorporated held by the Trustee and attributable to my account in the Plan shall be exercised at the Annual Meeting of Shareholders on May 3, 2016, or at any adjournment or postponement of such meeting, in accordance with the instructions on the reverse side of this card, to vote upon Items 1-4 and on any other business that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each of the nominees listed in Item 1 and FOR Items 2, 3 and 4.

Continued and to be signed on reverse side